As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mangoceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	8099	87-3841292
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15110 N. Dallas Parkway, Suite 600

Dallas, Texas 75248

(214) 242-9619

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jacob D. Cohen

Chief Executive Officer

Mangoceuticals, Inc.

15110 N. Dallas Parkway, Suite 600

Dallas, Texas 75248

(214) 242-9619

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Steven Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 30, 2025

Mangoceuticals, Inc.

4,461,718 Shares of Common Stock

We are registering (a) already issued shares of common stock to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus and (b) shares of common stock to be issued to permit the resale of these shares of common stock, after they are issued, by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. Any proceeds received by the Company from the exercise of common stock purchase warrants will be used for general working capital.

The selling stockholders named in this prospectus may offer and sell, from time to time, in one or more offerings, up to an aggregate of 4,461,718 shares of common stock, par value $0.0001 per share (the “Common Stock”) consisting of: (i) 1,960,709 shares of Common Stock issuable upon exercise of warrants (with 1,650,000 at an exercise price of $1.50 per share; 275,482 at an exercise price of $1.815 per share, and; 35,227 at an exercise price of $3.00 per share (the “Warrants”)), (ii) 476,667 shares of Common Stock issuable upon conversion of 650 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) with each share having a stated value of $1,100 and having a conversion price of $1.50 per share; (iii) 393,333 shares of Common Stock issuable upon conversion of the $500,000 Amended and Restated Convertible Promissory Note dated May 27, 2025 with an effective date as of April 15, 2025 with a fixed conversion price of $1.50 per share (the “Note”); and (iv) 1,631,009 already issued shares of Common Stock comprised of (a) 550,000 shares of Common Stock issued upon conversion of 750 shares of Series B Preferred Stock; (b) 376,009 shares of Common Stock issued to certain institutional accredited investors (with 70,000 shares purchased at a price per share of $1.50; 70,454 shares purchased at a price per share of $1.65; 155,555 shares purchased at a price per share of $2.25; and 80,000 shares purchased at a price per share of $2.50); (c) 100,000 shares of Common Stock issued upon conversion of a $150,000 convertible promissory note dated December 13, 2024 and converted into shares of Common Stock on January 15, 2025 at a price per share of $1.50; and (d) 605,000 shares of Common Stock beneficially owned by Jacob Cohen, our Chairman and Chief Executive Officer.

We will receive proceeds from any exercise of the Warrants, however, there is no guarantee that any Warrants will be exercised. The shares of Common Stock may be sold publicly or through private transactions by the selling stockholders at prevailing market prices or at negotiated prices at the times of sale. The shares of Common Stock may be offered by the selling stockholders to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We provide more information about how the selling stockholders may sell or otherwise dispose of the shares of Common Stock in the section entitled “Plan of Distribution” beginning on page 148 of this prospectus.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the selling stockholders. The timing and amount of any sale is within the respective selling stockholders’ sole discretion, subject to certain restrictions. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

To the extent required by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MGRX”. On May 27, 2025, the last sale price per share of the Common Stock as reported on Nasdaq was $1.89.

We are an “emerging growth company” as defined in the federal securities laws and, as a result, have elected to comply with certain reduced public company disclosure and reporting requirements.

Investing in our common stock involves risks that are described in the “Risk Factors” section in any other annual, periodic or current report.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May [  ], 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of common stock offered under this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the common stock offered by them described in this prospectus.

We and the selling stockholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of its date. Our business, financial condition, results of operations, and prospects may have changed since its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of common stock. Neither the delivery of this prospectus, nor any sale made hereunder, will under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date of such information.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in connection with this offering in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States and in their jurisdiction.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Mangoceuticals” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Mangoceuticals, Inc., together with its consolidated subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate,” and “potential,” or the negative of these terms or other similar expressions.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, beliefs or current expectations. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans, and objectives. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified described in the section “Risk Factors” in any other annual, periodic, or current report. The statements we make regarding the following matters are forward-looking by their nature:

●	our ability to obtain additional funding, the terms of such funding, and dilution caused thereby;

●	the effect of pandemics on our operations, sales, and the market for our products;

●	our ability to build and maintain our brand;

●	cybersecurity, information systems and fraud risks and problems with our websites;

●	our ability to expand and grow our operations, and successfully market our products;

●	changes in, and our compliance with, rules and regulations affecting our operations, sales, and/or our products;

●	shipping, production or manufacturing delays;

●	our ability to increase sales;

●	regulations we are required to comply with in connection with our operations, manufacturing, labeling and shipping;

●	competition from existing competitors or new competitors or products that may emerge;

●	our dependency on third-parties to prescribe and compound our erectile dysfunction (ED) product;

●	our ability to establish or maintain relations and/or relationships with third-parties;

●	potential safety risks associated with our Mango ED and Mango GROW products, including the use of ingredients, combination of such ingredients and the dosages thereof;

●	the effects of high inflation, increasing interest rates and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict and ongoing conflict in and around Israel) and other large-scale crises;

●	our ability to protect intellectual property rights;

●	our ability to adequately support future growth;

●	our ability to attract and retain key personnel to manage our business effectively; and

●	other risk factors included under “Risk Factors” below.

Further information on risks, uncertainties, and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including in the section entitled “Risk Factors” in any other annual, periodic or current report. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this prospectus are based on management’s beliefs and assumptions and on information currently available to us, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that may be important to you. We urge you to read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto incorporated by reference herein, before making an investment decision. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Company Overview

We connect consumers to licensed healthcare professionals through our website at www.MangoRX.com, for the provision of care via telehealth on our customer portal. We also focus on developing, marketing, and selling a variety of men’s wellness products and services via a telemedicine platform. To date, the Company has identified men’s wellness telemedicine services and products as a growing sector in the most recent years and especially related to the areas of erectile dysfunction (“ED”), hair loss, testosterone replacement or enhancement therapies, and weight management treatments. In this regard, we have developed and are commercially marketing a brand of ED products under the brand name “Mango,” a brand of hair loss products under the brand name “Grow,” a brand of hormone balance and therapy products under the name “Mojo,” and a brand of weight loss products under the brand name “Slim” (Mango, Grow, Mojo, and Slim are collectively referred to as the “Compounded Products”).

The Company is also marketing and selling an U.S. Food and Drug Administration (“FDA”) approved form of oral testosterone undecanoate to treat low testosterone in men and as a form of Testosterone Replacement Therapy (TRT), developed and produced by Marius Pharmaceuticals, Inc. under the brand name “Prime” powered by Kyzatrex® (“Prime”) (Prime and our Compounded Products collectively referred to as the “Pharmaceutical Products”). We also provide access for customers to a licensed pharmacy for online fulfillment and distribution of certain medications that may be prescribed as part of telehealth consultations.

The Company, through the patent portfolio acquired as part of the Intramont IP Purchase Agreement (as further described below), is in the process of conducting Phase II clinical trials and efficacy studies to determine the effectiveness of its patented respiratory illness prevention technology against the likes of the influenza A virus (H1N1) and avian influenza (H5N1). The studies are anticipated to be completed in the 2nd quarter of 2025 which will then determine the Company’s next steps in its commercialization and monetization efforts.

The Company, through its Master Distribution Agreement with Propre Energie, Inc. (“Propre”)(as further described below) intends to license certain intellectual property and patent rights from Propre relating to clinically proven, plant-based formulations targeting hyperpigmentation, dark spots, uneven skin tone, and skin brightening through advanced solutions marketed under the brand Dermytol® (“Dermytol”). The Company is in the process of preparing its marketing and distribution strategy for Dermytol and intends to commence operations under this agreement in the 3rd quarter of 2025.

All Compounded Products are produced at and fulfilled by Epiq Scripts, LLC (“Epiq Scripts”), a related party compounding pharmacy, and are available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. The Company also uses Epiq Scripts to fulfill all patient orders of Prime (as further discussed below). Epiq Scripts is currently 52% owned by Mr. Jacob D. Cohen, our Chairman and Chief Executive Officer.

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Our Products

Mango ED

This product currently includes the following three ingredients: Either Sildenafil (the active ingredient in Viagra) or Tadalafil (the active ingredient in Cialis), and Oxytocin, all of which are used in FDA approved drugs, as well as L-Arginine, an amino acid that is available as a dietary supplement.

We currently offer two dosage levels of our Mango ED product and anticipate doctors prescribing a dosage based on the needs and medical history of the patient. Our Mango ED product currently includes the following amounts of the three ingredients: (1) either Sildenafil (50 milligrams (mg)) or Tadalafil (10 (mg)), Oxytocin (100 International units (IU)) and L-Arginine (50mg); and (2) either Sildenafil (100 milligrams (mg)) or Tadalafil (20mg), Oxytocin (100IU) and L-Arginine (50mg).

Our Mango ED product has not been, and will not be, approved by the FDA and instead we produce and sell our products, including our Mango ED product, under an exemption provided by Section 503A of the Federal Food, Drug and Cosmetic Act (“FFDCA Act”), as discussed below. Additionally, because our Mango ED product is being specially compounded for the customer by a pharmacist with a physician’s prescription and because the ingredients for our Mango ED product are publicly disclosed, this product formula can be replicated by other companies. We are not aware of any clinical studies involving (i) administration of Tadalafil or Sildenafil sublingually at the doses we provide patients, or (ii) compounding of Tadalafil or Sildenafil, Oxytocin, and L-arginine to treat ED, similar to our Mango ED products. We are, however, aware of other companies that are currently selling oral disintegrating tablets for ED, including those using a combination of Tadalafil (the active ingredient in Cialis) and Sildenafil (the active ingredient in Viagra). We believe that the potential safety risks associated with our Mango ED products are comparable to the safety risks associated with oral formulations of Tadalafil and Sildenafil approved by the FDA for the treatment of ED. We do not expect significant safety risks associated with L-arginine, as the FDA has recognized in its regulations that L-arginine may be safely added as a nutrient to foods. Clinical studies of intranasal Oxytocin have also found that Oxytocin is generally safe and well-tolerated.

Mango Hair Growth Product - ‘GROW’ by MangoRx

Mango GROW currently includes the following four ingredients - (1) Minoxidil (the active ingredient in Rogaine®) and (2) Finasteride (the active ingredient in Propecia), each of which is used in FDA approved drugs, as well as (3) Vitamin D3 and (4) Biotin, which are available as dietary supplements. However, the fact that Minoxidil and Finasteride are used in FDA approved drugs, and that Vitamin D3 and Biotin, are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hair growth. Mango GROW is encapsulated in convenient chewable, mint-flavored rapid dissolve tablets (“RDT”).

We currently offer one dosage level of our Mango GROW product and anticipate doctors prescribing Mango GROW based on the needs and medical history of the patient. Our Mango GROW product currently includes the following amounts of the four ingredients: (1) Minoxidil (2.5mg), (2) Finasteride (1mg), (3) Vitamin D3 (2000IU) and (4) Biotin (1mg). Our Mango GROW product has not been, and will not be, approved by the FDA and instead we produce and sell our Mango GROW product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

We are not aware of any clinical studies involving the administration of Minoxidil and Finasteride sublingually at the dose we provide patients, or the compounding of Minoxidil, Finasteride, Vitamin D3 and Biotin to treat hair growth. We are, however, aware of other companies that are currently selling oral tablets for hair growth, including those using a combination of Minoxidil and Finasteride. Additionally, because our Mango GROW product is being specially compounded for the customer by a pharmacist with a physician’s prescription and because the ingredients for our Mango GROW product are publicly disclosed, this product formula can be replicated by other companies.

SLIM by MangoRx

SLIM currently includes the following two ingredients - (1) Vitamin B6, which is available as dietary supplement, and (2) Semaglutide, the active ingredient used in an FDA approved drug. However, the fact that Semaglutide is used in an FDA approved drug, and that Vitamin B6 is available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to assist with weight loss or weight management. SLIM is encapsulated in convenient chewable, mint-flavored RDT.

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We currently offer four dosage levels of our SLIM product and anticipate doctors prescribing SLIM based on their needs and medical history of the patient. Our SLIM product currently includes the (1) Vitamin B6 (10mg), and (2) Semaglutide, in either 0.5mg, 1.0mg, 1.5mg or 2.0mg variations, which amount is based on the prescribing practitioner. Our SLIM product has not been, and will not be, approved by the FDA and instead we produce and sell our SLIM product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the FFDCA Act.

We are not aware of any clinical studies involving the administration of Semaglutide as a RDT at the dose we provide patients, or the compounding of Semaglutide and Vitamin B6, to treat weight loss or weight management, as is contemplated by our SLIM product.

MOJO by MangoRx

This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. MOJO currently includes the following three ingredients - (1) Dehydroepiandrosterone (“DHEA”), which is available as dietary supplement, (2) Pregnenolone, which is available as a dietary supplement, and (3) Enclomiphene Citrate, one of the active ingredients in Clomid and is used in an FDA approved drug. However, the fact that Enclomiphene Citrate is used in an FDA approved drug, and that DHEA and Pregnenolone are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hormone imbalances. MOJO is encapsulated in convenient chewable, mango-flavored RDT.

We currently offer one dosage level of our MOJO product and anticipate doctors prescribing MOJO based on their needs and medical history of the patient. Our MOJO product currently includes the following amounts of the three ingredients: (1) DHEA (10mg), (2) Pregnenolone (5mg) and (3) Enclomiphene Citrate (25mg).

We are not aware of any clinical studies involving the administration of Enclomiphene as a RDT at the dose we provide patients, or the compounding of DHEA, Enclomiphene, and/or Pregnenolone, to treat hormone imbalances, as is contemplated by our MOJO product.

Additional Information Regarding our Compounded Products

Because our Compounded Products have not been, and will not be, approved by the FDA, our products have not had the benefit of the FDA’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death. If this were to occur, we could be subject to litigation and governmental action, which could result in costly litigation, significant fines, judgments or penalties.

We currently anticipate using funding we may raise in the near term to finance marketing and general operational expenses associated with the sale of our Pharmaceutical Products. We launched our website in mid-November 2022.

Our Compounded Products have been formulated as rapid dissolving tablets (RDT) using a sublingual (applied under the tongue) delivery system to bypass the stomach and liver. It is a generally established principle that sublingual drug absorption through the oral mucosa is generally faster than drug absorption through the gastrointestinal tract. This is because sublingual drugs that are absorbed through the oral mucosa directly enter the systemic circulation, bypassing the gastrointestinal tract and first-pass metabolism in the liver (see H. Zhang et al., Oral mucosal drug delivery: clinical pharmacokinetics and therapeutic applications, 41 Clin Pharmacokinet 661, 662 (2002). Though the active ingredients that comprise our Mango ED product are meant to treat ED - an issue that according to a 2018 study published in The Journal of Sexual Medicine has been estimated to affect over one-third of today’s men’s population (with prevalence increasing with age) - we are also aiming to brand ourselves as a lifestyle company marketed to men seeking enhanced sexual vitality, performance, and overall mood and confidence.

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PRIME’ by MangoRx, Powered by Kyzatrex® - ‘PRIME’, by MangoRx, powered by Kyzatrex®, a FDA-approved oral Testosterone Replacement Therapy (TRT) product, available by prescription, that is used to treat adult men who have low or no testosterone levels due to certain medical conditions. ‘PRIME’, by MangoRx, powered by Kyzatrex® is one of only three FDA approved TRT treatments that is delivered orally-as opposed to the traditional, invasive, and inconvenient injection-based drug delivery protocol. ‘PRIME’, by MangoRx, powered by Kyzatrex® delivers testosterone in a softgel capsule that is absorbed primarily via the lymphatic system, avoiding liver toxicity. The benefits of ‘PRIME,’ powered by Kyzatrex®, over traditional injectable TRTs include enhanced vitality, improved mood, sharper cognition, optimized physical performance, and balanced hormonal levels at 96% efficacy by day 90, as demonstrated in Phase 3 clinical research by Marius Pharmaceuticals. With ‘PRIME,’ MangoRx is working to expand broad-based consumer access to this therapy.

Our Contracted Telehealth Providers

In many states, including Texas where our principal business office is located, the corporate practice of medicine doctrine prohibits corporations from practicing medicine and from employing physicians to provide professional medical services. Many states that recognize this doctrine also prohibit physicians from agreeing to share the fees they receive for professional services with unlicensed entities or individuals, a practice that is commonly known as “fee splitting.” The requirements for compliance with any applicable corporate practice of medicine and fee splitting restrictions vary among the states. In Texas, for example, there is no statute that expressly prohibits fee splitting, but the corporate practice of medicine doctrine has been interpreted to prohibit physicians from ceding control over their fee structures to corporate entities or giving a substantial portion of the fees received to corporate entities.

In order to comply with corporate practice of medicine and fee splitting restrictions, we do not employ or directly contract with individual physicians or physician groups, nor do we control their medical decision-making or charges. Rather, the Company has entered into a variety of physician services agreements (the “Physicians Agreements”) with BrighterMD, LLC doing business as Doctegrity (“Doctegrity”), LocumTele, and Locum Tenens USA (collectively, the “Telemedicine Providers”), all of which counterparties have agreed to make available to us, healthcare professionals, to allow them to provide clinical services directly to our future customers via telehealth. We have integrated these healthcare professionals to allow for telehealth consultations and related services on our Mangoceuticals platform which has been developed and is complete. This platform is the backbone of our business as it connects consumers with both the medical provider and the pharmacy for fulfillment. It is also the system that we will use to create marketing funnels for outgoing marketing, customer management and support, and analytics for future sales.

Through our Physician Agreements, the healthcare professionals are responsible for the practice of medicine and control of the clinical decision-making.

After a patient visits our website and submits a request for a consultation with a health care professional, our Telemedicine Providers communicate the patient’s information to one of their affiliated physicians. The Telemedicine Providers and their physicians are responsible for conducting the telehealth consultation and any ongoing communication with the patient in accordance with applicable laws. The physicians make a determination, in their sole discretion, as to whether or not to prescribe our Pharmaceutical Products to potential customers. If the physicians prescribe our Pharmaceutical Products, then the customers pay us for our products. In turn, Epiq Scripts, LLC, pursuant to the Master Services Agreement discussed below, is provided information on the customer and compounding of our product, compound the product, and ship the product to customers using packaging and shipping materials which we supply.

We pay the Telemedicine Providers for each physician visit conducted in response to request made by a patient on our website, regardless of whether the physician prescribes our product to the patient. The fee we pay the Telemedicine Providers is fixed, set in advance and is negotiated at arms’ length after comparing the prices offered by similar services. We are not a party to any contracts between the Telemedicine Providers and any health professionals or physician groups and do not control how the Telemedicine Providers reimburse these providers.

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Although our arrangement with the Telemedicine Providers, as summarized above, is structured to comply with applicable laws, including those restricting the corporate practice of medicine and fee splitting, there may be a risk that a state agency, now or in the future as these laws (and interpretations of them) evolve, would conclude that the arrangement and fee structure between the Telemedicine Providers and their contracted physicians and/or our agreements with the Telemedicine Providers violate the corporate practice of medicine doctrine and fee splitting restrictions in Texas or in another state where a patient who uses our Mangoceuticals platform is located.

The Telemedicine Providers’ physicians are tasked with determining whether patients seeking our Pharmaceutical Products are eligible to be prescribed our Pharmaceutical Products, with the sole purpose of the telemedicine engagement being for the determination, in the physician’s sole judgment, of whether the patient is qualified to obtain a prescription for the Pharmaceutical Products. The Telemedicine Providers’ physicians are required to electronically send prescriptions to Epiq Scripts (the Company’s designated and accredited pharmacy partner), which financial relationship is required to be disclosed in writing to the patient via the Terms and Conditions listed on the Company’s website, including informed consent, and also informing the patient that the prescription is sent to the Company’s designated pharmacy partner. The Telemedicine Providers’ physicians are only able to prescribe our Pharmaceutical Products to patients seeking help for the treatment which the specific product provides (for example, Mango ED for treatment for ED and GROW for treatment hair loss) through our customer portal.

Our Related Party Pharmacy

As discussed in greater detail below under “-Material Agreements-Master Services Agreement with Epiq Scripts” we have entered into an exclusive Master Services Agreement and statement of work with Epiq Scripts, LLC, for its specialty compounding and packaging capabilities, fulfillment, and distribution of certain prescription products available through our platform. These prescription products include our Pharmaceutical Products. Epiq Scripts is a related party because it was 51%-owned by American International Holdings Corp (“American International”) at the time of our entry into the Master Services Agreement and is currently 52% owned by Mr. Jacob D. Cohen, our Chairman and Chief Executive Officer. Mr. Cohen, our Chairman and Chief Executive Officer, also served as the Chief Executive Officer and a director of, and had voting control over, American International at the time of the entry into the Master Services Agreement. Our company was previously wholly-owned by American International until April 16, 2022, when control of our company was sold to Cohen Enterprises, Inc., which entity is owned by Jacob D. Cohen, the Chairman and Chief Executive Officer of the Company (“Cohen Enterprises”). Epiq Scripts was formed in January 2022 and only began compounding drugs for patients in November 2022. On February 15, 2023, the 51% of Epiq Scripts then owned by American International was transferred to Mr. Cohen as part of an exchange transaction, whereby Mr. Cohen agreed to cancel his preferred stock of American International, which provided him voting control over American International, in exchange for among other assets, American International’s ownership of Epiq Scripts. Epiq Scripts is currently 52% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Additionally, Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

Epiq Scripts is currently fully licensed with the Texas State Board of Pharmacy (“TSBP”) and further has State Board of Pharmacy (or its equivalent) licenses from the District of Columbia and all other states except for Alabama (Epiq Scripts intends to obtain a state license from Alabama by the end of the second quarter of 2025). Epiq Scripts has obtained its National Provider Identifier (“NPI”) number and is now a member of the National Council for Prescription Drug Programs (“NCPDP”), a standards development organization. Additionally, Epiq Scripts has applied for the highest level of accreditation with the Utilization Review Accreditation Commission (“URAC”), a Washington DC-based healthcare accrediting organization that establishes quality standards for the entire healthcare industry. Although Epiq Scripts is physically located in Texas, it can ship products to customers in all states (except Alabama).

Master Services Agreement with Epiq Scripts

On September 1, 2022, and effective on August 30, 2022, we entered into a Master Services Agreement (the “MSA”) with Epiq Scripts, LLC (“Epiq Scripts”), which at the time was 51%-owned by American International Holdings Corp (“American International”). Mr. Cohen, our Chairman and Chief Executive Officer, served as the Chief Executive Officer and a director of, and had voting control over, American International at the time of the entry into the Master Services Agreement. As discussed under “Company Information and Formation,” our company was wholly-owned by American International until April 16, 2022, when control of our company was sold to Cohen Enterprises, Inc. (“Cohen Enterprises”), which is owned by Mr. Cohen. Epiq Scripts was formed in January 2022, and only began compounding drugs for patients in November 2022. On February 15, 2023, the 51% of Epiq Scripts then owned by American International was transferred to Mr. Cohen as part of an exchange transaction, whereby Mr. Cohen agreed to cancel his preferred stock of American International, which provided him voting control over American International, in exchange for among other assets, American International’s ownership of Epiq Scripts. As a result, Epiq Scripts is currently 51% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Additionally, Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

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Pursuant to the Master Services Agreement and a related statement of work (“SOW”), Epiq Scripts agreed to provide pharmacy and related services to us, we agreed to exclusively use Epiq Scripts as the provider of the Services (defined below) during the term of the agreement, so long as Epiq Scripts complies with the terms of the Master Services Agreement. The agreement also includes a 30-day right of first refusal for Epiq Scripts to provide pharmacy services for any new product that Mango may introduce during the term of the agreement.

Pursuant to the SOW, Epiq Scripts agreed to provide for the online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution (collectively, the “Services”) of products sold exclusively via our website that may be prescribed as part of a telehealth consultation on our platform. Epiq Scripts also agreed to provide mail service pharmacy services to us on an exclusive basis during the term of the SOW.

We agreed to provide Epiq Scripts with all custom packaging materials, including but not limited to, individual sachet and/or blister packaging materials, outer box packaging, and any custom inserts and/or marketing information to accompany the prescription shipment, if any and to provide Epiq Scripts with quarterly sales forecasts to ensure Epiq Scripts has enough packaging materials on hand to cover a 90-day period. We agreed to pay for all direct shipping, delivery and related courier costs and to provide Epiq Scripts with direct access to any online accounts to access and generate shipping labels for the fulfillment and delivery of our products.

The SOW has a term through December 31, 2025, automatically renewable thereafter for successive one-year terms unless either party terminates the agreement at least 90 days before renewal thereof and the SOW is subject to the same termination rights of the parties as set forth in the Master Services Agreement (discussed below).

Pursuant to the SOW, we agreed to pay Epiq Scripts certain fixed rate fees for prescription fulfillment, processing and packaging (per prescription) and drug compounding (per pill), provided the per pill rate is reduced upon us exceeding 3,500 product packages per month.

Under the Master Services Agreement, we are solely responsible for billing and collecting funds from our customers and Epiq Scripts is paid out of funds that we actually collect.

We paid Epiq Scripts a total of $60,000 upon our entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited towards the future provision of pharmacy and related services as outlined and detailed in the Master Services Agreement and SOW, of which $11,745 remained outstanding as of December 31, 2022 and $84,382 remained outstanding as of September 30, 2023. All costs related to the pharmacy services provided by Epiq Scripts are listed as related party costs of revenues on our statement of operations.

The Master Services Agreement has a term of five years, automatically renewable to additional one-year terms thereafter unless either party provides the other notice of termination at least 90 days prior to the date of automatic renewal. The Master Services Agreement can be terminated (i) upon breach of the agreement by the other party, subject to a 90-day cure right, (ii) if a party enters into bankruptcy or fails to pay its debts as they become due, or (iii) if Epiq Scripts becomes unable to perform the services covered by the Master Services Agreement and any statements of work associated therewith.

First Amendment to MSA

On September 15, 2023, we entered into a First Addendum to Master Services Agreement with Epiq Scripts (the “First Amendment”).

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Pursuant to the First Amendment, the parties agreed to amend the MSA to include certain right of first negotiation rights and right of first refusal rights (each as discussed below). Additionally, the First Amendment provides for certain rights to Epiq Scripts in the event that the Company seeks to obtain pharmaceutical services in connection with certain Company products (collectively, “Pharmaceutical Services”) in jurisdictions other than the United States, including, without limitation, Mexico and the United Kingdom, where Epiq Scripts does not currently maintain licenses or permits (“Future Jurisdictions”, which shall also include, to the extent applicable, any state in the United States in which Epiq Scripts does not then hold required permits or licenses for the provision of the Pharmaceutical Services) and/or to terminate Epiq Scripts’ rights to provide exclusive Pharmaceutical Services in any current state of the United States or Future Jurisdiction where Epiq Scripts may then be providing Pharmaceutical Services to the Company (each a “Current Jurisdiction”).

Specifically, the parties agreed in the First Amendment that should the Company decide to transfer any services provided by Epiq Scripts in a Current Jurisdiction to another pharmaceutical service provider (“Transferred Services”), the Company will be required to pay Epiq Scripts a fee of 1% of the total gross sales of all Prescription Products (defined below) by the Company resulting from the Transferred Services in the Current Jurisdiction, for a period of the lesser of (a) five (5) years from the date the Company transferred the Transferred Services; and (b) through the end of the term of the MSA (including where applicable, any renewal term)(the “Non-Use Fee”). The Non-Use Fee is payable monthly in arrears, for calendar quarters, by the 15th day following the end of each calendar quarter. “Prescription Products” means Products (as defined in the MSA) sold by the Company which must be prescribed by a medical doctor.

Notwithstanding the above, the Non-Use Fee shall not apply, and the Company shall not be obligated to pay any Non-Use Fee (a) in the event that the Transferred Services are provided directly by the Company or a majority-owned subsidiary of the Company; (b) in the event the Company decides to enter into an agreement with another pharmaceutical service provider to provide Pharmaceutical Services in a Future Jurisdiction; or (c) in connection with any services provided by any parties in any Future Jurisdictions.

The First Amendment also provides that until the fifth anniversary of the First Amendment, the Company shall notify Epiq Scripts in writing of any plans to (a) expand its need for pharmacy services outside of those contemplated by the MSA; (b) expand its need for pharmacy services into a new jurisdiction which Epiq Scripts does not then operate in (including, but not limited to new countries); or (c) begin providing pharmacy services internally (either through organic growth or acquisition). Thereafter Epiq Scripts has the right to provide the Company written notice of its intention to provide such services (as described in (a) or (b) above, whereafter the Company is required to discuss and negotiate such services in good faith with Epiq Scripts for a period of not less than 15 days). Otherwise, in the event of the occurrence of an event discussed in (c) above, the Company is required to discuss the possibility of Epiq Scripts either co-operating the pharmacy or providing management services to the Company in good faith for 15 days. In the event after such 15 day period, the Company and Epiq Scripts cannot come to a mutually agreeable agreement, the Company is under no further obligation regarding the matter set forth in the notice provided to Epiq Scripts.

Finally, the First Amendment includes a requirement whereby if Epiq Scripts receives notice of any proposed fundamental transaction involving Epiq Scripts or its assets, including any agreement, arrangement, offer or proposal (including a letter of intent, term sheet, form of definitive agreement or definitive agreement) for an asset sale or acquisition, merger, acquisition or sale of securities, or redemption or repurchase of securities, Epiq Scripts must provide the Company notice of such offer within three days, after which receipt the Company will have the right of first refusal for 30 days to become the purchaser in connection with the notified transaction, on the terms, and subject to the conditions, set forth in such notified offer and pursuant to the conditions of the First Amendment.

Consulting Agreement With Epiq Scripts

On September 15, 2023, we entered into a Consulting Agreement (the “Consulting Agreement”) with Epiq Scripts. Pursuant to the Consulting Agreement, Epiq Scripts agreed to provide pharmacy consulting services in connection with the Company’s global expansion efforts, and as reasonably requested by the Company, during the term of the agreement, which is for five years, unless otherwise earlier terminated (a) due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof; (b) the mutual agreement of the parties; or (c) the date that Epiq Scripts provides the Company written notice of termination, which may be at any time and for any reason.

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In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Epiq Scripts (1) a one-time payment of $65,000, payable within ten days of the entry into the agreement; and (2) a set fee, payable for each prescription drug pill sold by the Company for cash, to the extent such pill must be prescribed by a medical doctor, or sold through retail pharmacies over the counter, in jurisdictions where a doctor’s prescription is not required for the sale of such drugs, and sold in a Territory (defined below), which consideration per pill decreases each year that the agreement is in effect, and is only payable for the first five years of the agreement.

The Consulting Agreement further provides that no payments are due for the sale of any prescription pills until the First Sale.

Under the Consulting Agreement, (a) “Territory” means worldwide, except for the United States, including its territories and possessions and the District of Columbia; and (b) “First Sale” means the date that the first commercial sale of prescription pills occurs in the Territory.

Future payments are also required to be offset equitably for any prescription pill sold which is later refunded, charged back, returned, or reimbursed to a purchaser.

The agreement includes customary representations of the parties, confidentiality and non-solicitation provisions, rights of Epiq Scripts to audit the sales of prescription pills, subject to certain limitations and requirements, and the requirement that the Company reimburse certain expenses of Epiq Scripts, subject to certain limitations and pre-approvals.

Epiq Scripts Assignments

On January 30, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into two Assignment, Assumption and Novation Agreements (the “Epiq Scripts Assignments”) with Epiq Scripts. Pursuant to the Epiq Scripts Assignments, the Company assigned all of its rights under (1) the MSA, as amended; and (2) the Consulting Agreement, to the Company’s current wholly-owned subsidiary, Mango & Peaches Corp. (“Mango & Peaches”). Mango & Peaches agreed to take responsibility for all obligations thereunder, effective as of the assignment date, and Epiq Scripts agreed to novate the responsibility of the Company thereunder, effective as of the assignment date. Additionally, we agreed to indemnify Mango & Peaches for any liability under such agreements prior to the assignment date and Mango & Peaches agreed to indemnify us against any liability under such agreements after the assignment date.

Our Customer Portal

Our customer platform connects consumers to licensed healthcare professionals through our website at www.MangoRX.com for the provision of care via telehealth and also provides access for customers to a licensed pharmacy for online fulfillment and distribution of certain medications that may be prescribed as part of a telehealth consultation. Additional features to this backend technology solution allow for the creation and management of customer accounts whereby customers have the ability to login, view and make changes to their respective accounts, including reviewing order history, tracking order shipments, requesting and ordering product refills and making other profile changes such as shipping address and payment changes. Our portal is not unique to the industry and is not anticipated to be difficult or costly to replicate or replace.

The backend technology solution also houses and manages all customer data allowing the Company with additional key functionality, including but not limited to, providing customer service and support and data analytics for various marketing initiatives and reporting functions.

We do not anticipate selling any third-party products via our portal.

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Our Growth Strategy

Utilize a variety of marketing channels using data analytics to attract customers

We market and advertise our Mango products on a variety of advertising mediums including social media, online search websites, television, radio, out-of-home, and other media channels, to the extent we are legally able to, and in compliance with applicable FDA rules and requirements; however, due to such rules and requirements, we are extremely limited in the content of the claims and promotional statements that we are able to make regarding our products under applicable FDA regulations. We believe advertising in a diversified set of media channels is important to prevent overreliance on any single channel and to maximize the exposure of our brand to our desired customers. We also seek to reach our customers through our own social media accounts, press coverage and public relations, internally developed educational and lifestyle content, and through engagement of social media influencers, hired and paid celebrities and talent, and physical brand advertising campaigns and in each case subject to applicable rules and regulations, which are expected to significantly limit the content of such marketing materials. We believe that this overall strategy will drive customer traffic to our platform, including direct type-in traffic and organic online search traffic.

We also utilize a marketing strategy focused on analytics and data. We have designed our internal systems to measure consumer behavior, including which types of consumers generate more revenue in their first purchase, generate more revenue over time, generate more gross profit from their purchases, and which types of consumers are most valuable over their lifetime. We also seek to measure the effectiveness of our marketing budgets and the rate of return we generate from our marketing campaigns. We also use outside marketing and advertising firms to assist management in identifying marketing and advertising campaigns, media purchases and mediums, and seeking to drive a sufficient rate of return from our marketing and advertising budgets.

Invest in our telemedicine platform to enable sales throughout the United States

We utilize both a synchronous and asynchronous approach through our telemedicine platform, connecting customers through our platform and contracted physicians and pharmacy. An asynchronous visit allows a physician to verify the patient’s identity, demographics and collect the medical history online without needing to physically see or speak to the patient while a synchronous visit requires the doctor to either speak directly to the patient and/or see the patient either via video conference or in person.

Provide subscription plans for recurring revenue and introduction of new products

We provide our customers with an option to purchase our Pharmaceutical Products on a subscription basis, where and when applicable. Subscription plans provide an easy and convenient way for customers to get ongoing treatment while simultaneously providing the Company with predictability through a recurring revenue stream.

For subscription plans, customers are able to select a desired timeframe in which to receive products, which range from once every month to once every six months. The customer will then be billed on a recurring basis based on the selected timeframe and specified quantity of product, which is shipped after each billing from our contracted pharmacy (Epiq Scripts). Customers are able to cancel subscriptions in between billing periods to stop receiving additional products and reactivate subscriptions. Our integrated technology platform serves customers from customer discovery, through the purchase of products on our website, to connecting customers with medical providers for telehealth consultations (through our contracted physician network), to the fulfillment and delivery of orders (through our contracted pharmacy), and finally through ongoing management by medical providers (also through our contracted physician network). We believe our platform provides us cost advantages and efficiencies to offer customers affordable prices and to generate increased revenues over time.

In addition to our Pharmaceutical Products, we intend to launch new products over time and offer additional subscription-based offerings which we hope will result in growth in revenue through recurring revenue streams.

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Market Overview

The Market for ED Products

According to a January 2022 report published by Verified Market Research, the Global Erectile Dysfunction Drugs Market size was valued at $3.63 billion in 2020, mainly due to the increase in patient awareness and the early adoption of sedentary lifestyle. Verified Market Research also projects that the total Global Dysfunction Drugs Market size will contract to $2.95 billion in 2028. The expected reason for this contraction is poor patient compliance with erectile dysfunction drugs and the future availability of cost-effective imitation medicines, as well as side effects of ED drugs. We do not anticipate our Mango ED drug suffering from these limitations, as we believe our product is easy to use and that we have priced our product competitively. Separately, Grand View Research, in a July 2022 report, projects that the U.S. market (where we initially plan to market our ED product) for erectile dysfunction drugs which is estimated at approximately $1.1 billion as of 2021, will increase at a 7.4% compound annual growth rate though 2030.

It is also estimated that that nearly 3-in-5 men questioned in the U.S. have suffered from erectile dysfunction, according to a survey reported in February 2022 by LetsGetChecked, a leading at-home health screening and insights company (based on research carried out by Opinium Research among 2,006 men in the U.S., 1,178 of whom had previously experienced erectile dysfunction, from February 7-10, 2020). According to that study, age isn’t that big a factor either, with 56% of men 18 to 34 years old being affected, compared to 63% of those over the age of 55. The study also determined that most men blame psychological factors for ED - with 41% blaming stress, 34% blaming having “too much on their mind,” and 31% believing it is performance anxiety.

The Market for Mango GROW

According to the website of the American Hair Loss Association, (a) two-thirds of American men will experience some degree of hair loss by the age of 35, (b) by age 50, around 85 percent of men have significantly thinning hair; and (c) for around 25% of men, the start of male pattern baldness can begin before the age of 21. Additionally, and contrary to societal belief, we believe that most men who suffer from male pattern baldness are unhappy with their situation and would take steps to change that. In our experience, hair loss affects every aspect of the hair loss sufferer’s life including interpersonal relationships as well as the professional lives of those suffering.

According to a May 2022 market study entitled, “Hair Loss Prevention Products Market Forecast to 2028 - COVID-19 Impact and Global Analysis - by Product Type (Shampoos and Conditioners, Oils, Serums, and Others), Category (Natural & Organic, and Conventional), End User (Men, Women, and Unisex), and Distribution Channel (Supermarkets and Hypermarkets, Convenience Stores, Online Retail, and Others)”, by The Insight Partners, the hair loss prevention products market size was valued at $23.6 billion in 2021 and is projected to reach $31.5 billion by 2028, growing at a projected compound annual growth rate of 4.2% from 2021 to 2028.

Mordor Intelligence LLP believes that the major factors driving the hair loss prevention market are changing lifestyle patterns, adoption of a hectic schedule that increases stress levels, which in turn results in frequent hair loss at an earlier stage among the young population, growing disposable income, and increased emphasis on appearances.

The Market for MOJO

We believe that hypogonadism (a condition where the gonads (testes in males and ovaries in females) do not produce enough sex hormones) is a growing concern in an aging male population and is associated with symptoms including decreased libido, erectile dysfunction, loss of lean muscle mass, loss of vitality, and depression. The most sensitive symptoms supporting a diagnosis of hypogonadism include erectile dysfunction and decreased libido. Historically treated using exogenous testosterone, concerns about possible adverse effects of testosterone have led physicians to seek alternative treatment approaches. Enclomiphene citrate is the trans isomer of clomiphene citrate, a non-steroidal estrogen receptor antagonist that is FDA-approved for the treatment of ovarian dysfunction in women. Clomiphene citrate has also been used off-label for many years to treat secondary male hypogonadism, particularly in the setting of male infertility.

Enclomiphene citrate, which is the key active pharmaceutical ingredient found in our Mango MOJO compounded product, has been researched and studied in a Phase II clinical trial conducted by Ronald D. Wiehle and others, entitled “Enclomiphene citrate stimulates testosterone production while preventing oligospermia: a randomized phase II clinical trial comparing topical testosterone” (Fertil Steril. 2014 Sep;102(3):720-7. doi: 10.1016/j.fertnstert.2014.06.004. Epub 2014 Jul 17. PMID: 25044085), which found enclomiphene citrate as being effective in increasing serum testosterone levels in hypogonadal men, as well as maintaining sperm counts.

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According to an April 2022 market study conducted by Allied Market Research, the global male hypogonadism market size was $3.1 billion in 2020, and is projected to reach $5.1 billion by 2030, growing at a CAGR of 5.1% from 2021 to 2030.

The Market for SLIM

The Semaglutide market size has grown rapidly in recent years and from $20.54 billion in 2023 to $23.07 billion in 2024 at a compound annual growth rate (CAGR) of 12.3% according to the “Semaglutides Market Report 2024” by Research and Markets. The growth during the historic period can be attributed to lifestyle changes leading to higher diabetes prevalence, increased investment in research and development, rising healthcare expenditure, the expansion of pharmaceutical companies into developing regions, and growing acceptance of injectable therapies.

Semaglutide is the key active pharmaceutical ingredient found in our Mango SLIM compounded product. According to Research and Markets, the market for semaglutides is expected to grow to $36.87 billion in 2028, due in part to the increasing global prevalence of diabetes, rising awareness about diabetes management and treatment, growing demand for effective therapies with fewer side effects, supportive government initiatives and policies for diabetes treatment, and an aging population contributing to higher diabetes incidence.

Competition and Competitive Advantages

We mainly compete with other companies offering men’s wellness products, including Hims & Hers Health, Inc. and Roman. With our Mango ED products, we compete against much larger pharmaceutical companies which offer ED branded drugs like Viagra (Pfizer) and Cialis (marketed by Lilly ICOS LLC, a joint venture between Eli Lilly and Company and ICOS Corporation) and their generic forms. With our Mango GROW product, we compete against the much larger pharmaceutical company Merck & Co., which offers the branded hair loss product Propecia and Johnson & Johnson, the owner of Rogaine® - a branded form of Minoxidil. These companies have much greater resources than we do and well-known brand names.

Our future men’s wellness products will also likely need to compete against other traditional healthcare providers, pharmacies, and large retailers that sell non-prescription products.

Furthermore, we compete with other companies, which have greater resources and a greater advertising budget, and which are also selling a version or some variation of our Compounded Products and Pharmaceutical Products, overall. We compete against these competitors based on our branding, advertising, unique compounding, and product delivery system (i.e., our Compounded Products have been designed to be taken sublingually, rather than in pill form or injectable format). We believe that these alternative delivery methods are one of the Company’s major competitive advantages and what makes our Pharmaceutical Products more attractive than those sold by some of the larger pharmaceutical manufacturing companies.

Regulatory Environment

We produce and sell our Mango ED and Mango GROW product and plan to produce and sell our future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act (“FFDCA Act”). Section 503A describes the conditions under which compounded human drug products are exempt from the FFDCA Act sections on FDA approval, current good manufacturing practice (“cGMP”) requirements, and labeling with adequate directions for use. One of these conditions is that the drugs must be compounded based on the receipt of valid patient-specific prescriptions; another condition limits “copying” of FDA-approved products, which restricts compounding drugs that have the same active ingredients and route of administration as FDA-approved products that are commercially available. The FDA also prohibits any marketing or promotional statements that are “false or misleading in any particular,” including making any unsupported superiority claims against other products or the failure to disclose a material fact.

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Notwithstanding the above, under relevant FDA guidance, the FDA generally does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the compounded drug has a different route of administration as compared with the approved alternative, and our Mango ED and Mango GROW products are for a different route of administration (e.g., sublingual). In addition, the FDA does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the approved product cannot be used for the prescribed route of administration, which is available in the compounded version (which we believe it cannot, as discussed below). Finally, we do not expect that we will be deemed to have engaged in such “copying”, because our Mango ED and Mango GROW products are based on a prescriber’s determination for each patient that the change associated with the compounded product (our Mango ED or Mango GROW product) produces for the patient a significant difference as compared with the commercially available drug product. Under relevant FDA guidance, the FDA does not consider a compounded drug “essentially a copy” if a prescriber determines that there is a change, made for an identified individual patient, which produces for that patient a significant difference from the commercially available product.

Under Section 503A of the FFDCA Act, it is the prescribing practitioner who determines if a compounded drug is necessary for the identified patient and whether the change associated with the compounded product produces for the patient a significant difference as compared with the commercially available drug product. FDA’s guidance states that the FDA generally does not intend to question prescriber determinations that are appropriately documented. Our Mango ED and Mango GROW compounded products have been formulated as a Rapid Dissolve Tablet using a sublingual (applied under the tongue) delivery system to bypass the stomach and liver. We believe this offers a significant difference based on the fact that the approved versions are not available in the same route of administration (i.e., sublingual). A sublingual formulation may be able to meet the clinical needs of a particular patient who desires a more rapid onset of action compared to an FDA-approved oral formulation. In addition, because the prevalence of ED generally increases with age, older patients who may have difficulty swallowing an FDA-approved oral formulation may benefit from a sublingual formulation that dissolves under the tongue.

Compounded drugs, like our Mango ED and Mango GROW products, are not FDA-approved. This means that the FDA does not verify the safety or effectiveness of such drugs. Instead, consumers rely on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. Compounded drugs also lack an FDA finding of manufacturing quality before such drugs are marketed.

The FDA has the authority to impose significant restrictions on products through regulations on advertising, promotional and distribution activities. In particular, the FDA will object to any promotional activity (including through testimonials and surrogates) that is “false or misleading in any particular,” including the failure to disclose material facts. For example, the FDA will expect adequate substantiation for an efficacy claim, which would require substantial evidence derived from adequate and well-controlled clinical trials. We believe we can conduct truthful and non-misleading promotional activities, including activities involving the use of testimonials and surrogates, with limited claims that do not require substantial evidence derived from adequate and well-controlled clinical trials and which do not include efficacy claims.

We are also aware of data in the scientific literature supporting how the proposed combination of the compounds which make up our Mango ED products (i.e., Tadalafil or Sildenafil, Oxytocin, and L-arginine) might be expected to perform in ED patients. Previous clinical studies (none of which we have paid for or undertaken ourselves) have suggested that either Sildenafil Tadalafil and L-arginine in combination for treatment of ED may be more effective than either compound alone (see L. Gallo et al., The Daily Therapy With L-Arginine 2,500 mg and Tadalafil 5 mg in Combination and in Monotherapy for the Treatment of Erectile Dysfunction: A Prospective, Randomized Multicentre Study, 8 SEX MED 178, 184 (June 2020) - finding that in general, combination therapy with Tadalafil and L-Arginine was superior to monotherapies for the treatment of ED; and M. Abu El-Hamd & E. Mohammed Hegazy, Comparison of the clinical efficacy of daily use of L-arginine, tadalafil and combined L-arginine with tadalafil in the treatment of elderly patients with erectile dysfunction, 52 ANDROLOGIA e13640, 3 (Aug. 2020) (“Hamd and Hegazy”) - finding that the combined daily use of L-arginine with Tadalafil therapy for elderly male patients with ED could significantly increase Sexual Health Inventory for Men (SHIM) scores and levels of total testosterone in comparison to L-arginine, or Tadalafil alone)-This is because L-arginine may increase nitric oxide, that in turn may increase cyclic guanosine monophosphate, which has relaxation and vasodilation (dilatation of blood vessels) effects on smooth muscle to assist in the treatment of ED (see Hamd and Hegazy paper). Furthermore, Oxytocin is a neurotransmitter linked to increased levels of social interaction, well-being, and anti-stress effects and clinical studies suggest administration of Oxytocin may stimulate certain aspects of social interaction, and may cause anti-anxiety and anti-stress effects (see Hamd and Hegazy paper).

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Furthermore, we are aware of data in the scientific literature supporting the efficacy of Minoxidil as an oral treatment (as discussed below), as opposed to topical treatments that have been more traditionally used and marketed for hair growth to date. Topical Minoxidil and oral Finasteride are current the standard first-line treatments for androgenetic alopecia (AGA)(male pattern baldness). Minoxidil in an oral formulation has been previously used for the treatment of severe and uncontrolled hypertension at a dose of 10-40 mg. Unintentionally, the early trials of oral minoxidil as an antihypertensive drug documented side effects such as hypertrichosis (excessive hair growth anywhere on the body) and hirsutism (excess hair most often noticeable around the mouth and chin) with chronic use. A study conducted by Ratchathorn Panchaprateep & Suparuj Lueangarun, and published in the September 24, 2020 edition of Dermatology and Therapy, found that oral minoxidil at a dose of 5 mg taken once daily, significantly increased hair growth in men with AGA after 12 and 24 weeks of treatment (Panchaprateep, R., Lueangarun, S. Efficacy and Safety of Oral Minoxidil 5 mg Once Daily in the Treatment of Male Patients with Androgenetic Alopecia: An Open-Label and Global Photographic Assessment. Dermatol Ther (Heidelb) 10, 1345-1357 (2020)).

Separately, Finasteride taken orally in the amount of 1 mg per day has shown to promote scalp hair growth and prevent further hair loss in a significant proportion of men with male pattern hair loss (McClellan, K.J., Markham, A. Finasteride. Drugs 57, 111-126 (1999)).

Neither we, nor our representatives have had any conversations with the FDA staff regarding whether our Compounded Products can be sold pursuant to Section 503A of the FFDCA Act and future conversations with the FDA may result in the FDA staff raising issues with such sales pursuant to Section 503A of the FFDCA, requiring certain pre-requisites or changes to our current business plan, which may be costly or time consuming, and/or may result in us being prohibited from selling our Compounded Products pursuant to Section 503A of the FFDCA Act.

 Master Distribution Agreements

ISFLST

On July 9, 2024, we entered into a Master Distribution Agreement with ISFLST, Inc. (“ISFLST”) dated July 2, 2024 (the “Distribution Agreement”). Pursuant to the Distribution Agreement, we agreed to sell, and ISFLST agreed to purchase, certain of our products, including our MangoRx Grow and Mango ED products (collectively, the “Products”), for distribution and resale by ISFLST during the term of the agreement.

Pursuant to the Distribution Agreement, ISFLST agreed to use commercially reasonable efforts to sell and promote the sale of the Products in Asia Pacific and Latin America (excluding Mexico), and we provided ISFLST a non-exclusive, non-transferable license to market and sell the Products, and grant sub-licenses (subject to certain pre-requisites and limitations described in greater detail in the Distribution Agreement) to sell the Products, in the Market. We also agreed, subject to certain future mutually agreed milestones that ISFLST could earn exclusive rights to market the Products in the applicable “Market”.

The Distribution Agreement has a term of three years and is automatically renewable thereafter for three additional one year terms, unless either party provides the other notice of non-renewal at least 90 days prior to an automatic renewal date. The agreement may also be terminated by the non-breaching party upon the material breach of the agreement by the counterparty and failure to cure such breach after 90 days written notice, or upon insolvency.

The Distribution Agreement includes customary confidentiality requirements of the parties, representations and warranties of the parties, mutual indemnification rights, disclaimers of warranties and limitation of liabilities, and force majeure provisions.

The Distribution Agreement also includes a non-solicitation obligation of ISFLST, which applies during the term of the agreement and for two years thereafter.

All pricing information will be mutually agreed to by the parties and set forth in a separate purchase order, subject to availability and volume requirements.

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Propre

On January 30, 2025, the Company entered into a Master Distribution Agreement (the “MDA”), with Propre Energie Inc. Pursuant to the MDA, the Company will license certain intellectual property and patent rights from Propre relating to clinically proven, plant-based formulations targeting hyperpigmentation, dark spots, uneven skin tone, and skin brightening through advanced solutions marketed under the brand Dermytol®.

We agreed pursuant to the MDA to pay Propre 650,000 shares of the Company’s restricted common stock (the “Propre Shares”) and 1% of the gross sales revenue we generate during the term of the MDA. The MDA has a term of three years, renewable thereafter for up to three additional one year terms, provided that neither party provides the other notice of termination at least 90 days prior to the renewal date, provided that Propre has a right of termination in the event we sell substantially all of our assets or a majority interest in the Company during the term and either party may terminate the agreement if the other party breaches the MDA and fails to cure such breach within 90 days or becomes insolvent.

The MDA contains customary confidentiality provisions, representations and warranties of the parties, indemnification obligations, disclaimers and covenants, for an agreement of type and size of the MDA. The Company is still preparing its internal business plans for the marketing, selling and distribution of Dermytol with plans to commence operations surrounding Dermytol in the 2nd quarter of 2025.

Patent Purchase Agreements

Intramont Technologies

Effective on April 24, 2024, the Company entered into a Patent Purchase Agreement (the “IP Purchase Agreement”), with Intramont Technologies, Inc. (“Intramont”). Pursuant to the IP Purchase Agreement, we purchased certain patents and patent applications owned by Intramont, related to prevention of infections, including the common cold, respiratory diseases, and orally transmitted diseases such as human papillomavirus (HPV) (the “Patents”), in consideration for $20,000,000, which is payable to Intramont by (a) the issuance of 980,000 shares of the Company’s newly designated 6% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), with a face value of $20.00 per share, for a total value of $19,600,000 (the “Series C Shares”); and (b) $400,000 in cash, (i) with $200,000 payable on or before June 30, 2024, (ii) $100,000 payable on or before August 31, 2024, and (iii) $100,000 payable on or before November 30, 2024 (collectively, the “Cash Payments”).

The IP Purchase Agreement, and the purchase of the Patents, closed on April 24, 2024, upon the parties entry into the IP Purchase Agreement, and the Series C Shares were also issued on April 24, 2024. The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size. The Company purchased the Patents through its newly formed wholly-owned subsidiary, MangoRx IP Holdings, LLC, a Texas limited liability company.

The Intramont IP Purchase Agreement also included a grant back license, whereby the Company provided Intramont, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Intramont paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Intramont which utilize the Patents, beginning on April 24, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the IP Purchase Agreement granted Intramont a right of first refusal, which provides that, if at any time prior to April 24, 2027, if we receive an offer to purchase the Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Intramont the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

Through May 27, 2025, $193,469 of the Cash Payments has been paid to date, provided that Intramont has not declared a default under the IP Purchase Agreement or taken any action against the Company in connection with the failure to timely pay such Cash Payments.

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On February 11, 2025, and effective on December 31, 2024, we and Intramont entered into a letter agreement, amending the IP Purchase Agreement (the “Amendment Letter”), pursuant to which Intramont has agreed that all funds paid by the Company towards the furtherance and development of the Patents would be credited against the Cash Payments owed to Intramont and we agreed to work in good faith with Intramont on financing, developing and commercializing the Patents.

As a result of the Amendment Letter, a total of $206,531 remains due to Intramont in connection with the Cash Payments as of May 27, 2025, which the Company expects to pay over time, by way of expenses associated with the development of the Patents.

The Company intends to utilize the Patents by commencing research, development, clinical trial studies and efficacy testing on a variety of oral applications including, but not limited to, an oral dissolvable tablet (ODT), lozenge, toothpaste and/or mouthwash.

Description of the 6% Series C Convertible Cumulative Preferred Stock

The Company submitted for filing to the Secretary of State of Texas, a Certificate of Designations of Mangoceuticals, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its 6% Series C Convertible Cumulative Preferred Stock (the “Series C Designation”), which was filed with the Secretary of State of Texas on April 23, 2024, effective as of April 19, 2024 and which designated 6,250,000 shares of Series C Preferred Stock. The Series C Designation provides for the Series C Preferred Stock to have the following terms:

Dividend Rights: The Series C Preferred Stock (“Series C Shares”) created under the IP Purchase Agreement include a dividend under which each share of Series C Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 6% per annum on the stated value (initially $20 per share)(the “Stated Value”) as of the record date for such dividend (as described in the Series C Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”) in an amount determined by assuming that the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted on the applicable record date for such dividend or distribution. Dividends payable pursuant to (i) above are payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a business day, in which event such dividends are payable on the next succeeding business day, without accrual of interest thereon to the actual payment date), commencing on June 30, 2024. Accrued dividends may be settled in cash, subject to applicable law, shares of Common Stock (valued at the closing price on the date the dividend is due) or in-kind, by increasing the Stated Value by the amount of the quarterly dividend.

Liquidation Preference: Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (the “Liquidation Preference”), for each share of Series C Preferred Stock, before any distribution or payment is made to the holders of any junior securities, but after the payment of any liquidation preference of any holder of senior securities, including the Series B Convertible Preferred Stock, which has a preferential right to payments in liquidation, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Preferred Stock are to be ratably distributed among the holders of the Series C Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights: Each holder of Series C Preferred Stock may, at its option, convert its shares of Series C Preferred Stock into that number of shares of Common Stock equal to the Stated Value of such share of Series C Preferred Stock, divided by the conversion price of $10.00 per share (i.e., initially a 2-for-1 conversion ratio) (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

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The Series C Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series C Preferred Stock into Common Stock shares in the event that upon such conversion their beneficial ownership of the Common Stock would exceed 4.999% (which can be increased as to any holder, to up to 9.999%, with 61 days prior written notice by such holder). The Series C Designation also includes a general restriction prohibiting the issuance of more than 19.99% of the Company’s outstanding shares as of the date of entry into the IP Purchase Agreement, without the Company’s stockholders approving such issuance(s) under the rules of the Nasdaq Capital Market.

Voting Rights: The Series C Preferred Stock have no voting rights, except in connection with the protective provisions as discussed within.

Protective Provisions. So long as any shares of Series C Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class:

(a) Amend any provision of the Series C Designation;

(b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Convertible Preferred Stock;

(c) Amend the Certificate of Formation of the Company (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock;

(d) Effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series C Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series.

Redemption Rights: The Company may redeem the outstanding Series C Preferred Stock shares, from time to time, in whole or in part, at any time after April 24, 2025, and continuing indefinitely thereafter, at the option of the Company, for cash, at the aggregate Liquidation Preference of the shares redeemed.

Securities Purchase Agreement

April 2024 Securities Purchase Agreement

Effective on April 5, 2024 (the “Initial Closing Date”), we agreed to definitive terms on a Securities Purchase Agreement dated April 4, 2024 (as amended from time to time, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 1,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company for $1,650,000, and warrants (the “Initial Warrants”), to purchase up to 220,000 shares of Common Stock, for an aggregate purchase price of $1,500,000. On the Initial Closing Date, the Company sold the Purchaser 500 shares of Series B Preferred Stock (the “Initial Closing Shares”) and the Initial Warrants, for an aggregate of $500,000. The Initial Warrants have a term of five years.

On April 26, 2024, the Company partially closed a planned second closing under the SPA (the “Second Closing”), the Purchaser paid $150,000 to the Company, and in consideration therefore the Company issued the Purchaser 150 shares of Series B Preferred Stock.

On May 17, 2024, the Company closed the remaining portion of the Second Closing, the Purchaser paid $100,000 to the Company, and in consideration therefore the Company issued the Purchaser 100 shares of Series B Preferred Stock.

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On April 28, 2024, the Company and the Purchaser entered into an Omnibus Amendment Agreement No. 1 (the “Amendment”), which amended the SPA to, adjust the closings which were to take place under the SPA as follows:

Closing #	Initial Stated Value of Preferred Stock to be issued by installment	Warrants to be issued	Closing Date	Aggregate Purchase Price by installment (USD)
Initial Closing	$550,000	220,000	Initial Closing Date	$500,000
Second Closing	275,000		On or before June 30, 2024 (the “Second Closing Date”)	250,000
Third Closing	825,000	100,000	On or before June 30, 2024	750,000
Fourth Closing	1,100,000		Such date as is no later than 180 days (the “Fourth Closing Date”) after the shares of Common Stock issuable in respect of the Series B Preferred Stock sold in each of the Initial Closing, Second Closing, the Third Closing, and the Fourth Closing have been registered under the Securities Act, subject to any limitations pursuant to Rule 415 (as defined in the Registration Rights Agreement)	1,000,000
Total	$2,750,000	320,000		$2,500,000

On April 26, 2024, the Company partially closed the Second Closing. The Purchaser paid $150,000 to the Company and in consideration therefore the Company issued the Purchaser 150 shares of Series B Preferred Stock.

On May 17, 2024, the Company closed the remaining portion of the Second Closing. The Purchaser paid $100,000 to the Company and in consideration therefore the Company issued the Purchaser 100 shares of Series B Preferred Stock.

On May 21, 2024, the Purchaser converted 50 shares of Series B Preferred Stock into 18,063 shares of Common Stock pursuant to the terms of such Series B Preferred Stock.

On May 22, 2024, the Purchaser converted 155 shares of Series B Preferred Stock into 55,994 shares of Common Stock, pursuant to the terms of such Series B Preferred Stock.

On May 24, 2024, the Purchaser converted 150 shares of Series B Preferred Stock into 54,188 shares of Common Stock, pursuant to the terms of such Series B Preferred Stock.

On July 9, 2024, the Purchaser converted 135 shares of Series B Preferred Stock into 35,779 shares of Common Stock, pursuant to the terms of such Series B Preferred Stock.

On July 25, 2024, the Purchaser converted 10 shares of Series B Preferred Stock into 2,245 shares of Common Stock, pursuant to the terms of such Series B Preferred Stock.

On June 28, 2024 (the “Third Closing Date”), the Company sold the Purchaser 750 shares of Series B Preferred Stock (the “Third Closing Shares”) and (a) warrants to purchase up to 66,667 shares of common stock at an exercise price of $7.50 per share; and (b) warrants to purchase up to 33,333 shares of common stock at an exercise price of $15.00 per share (collectively, (a) and (b), the “Additional Warrants”, and together with the Initial Warrants, the “Warrants”, and the shares of common stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Additional Warrants were exercisable on or after October 4, 2024, and for five years thereafter.

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If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Exercise Price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five. In connection with the Reverse Stock Split, the exercise price of the Warrants was automatically adjusted to $2.53 per share, and has subsequently been adjusted to $1.50 per share as a result of certain dilutive issuances.

On August 22, 2024, the conditions to closing were satisfied, and the Company sold the Purchaser an additional 500 shares of Series B Preferred Stock (“Fourth Closing Shares”) for $500,000 in connection with a partial closing of the Fourth Closing.

On September 26, 2024, the Company sold the Purchaser an additional 250 shares of Series B Preferred Stock (the “Additional Fourth Closing Shares”) for $250,000 in connection with a partial closing of the Fourth Closing.

On September 26, 2024, 140 shares of Series B Preferred Stock (with an aggregate stated value of $154,000) were converted by the holder into 47,903 shares of common stock at a conversion price of $3.21 per share.

On October 2, 2024, 190 shares of Series B Preferred Stock (with an aggregate stated value of $209,000) were converted by the holder into 66,923 shares of common stock at a conversion price of $3.12 per share.

On October 18, 2024, 200 shares of Series B Preferred Stock (with an aggregate stated value of $220,000) were converted by the holder into 93,299 shares of common stock at a conversion price of $2.36 per share.

On January 15, 2025, the Company sold the Purchaser the final 250 shares of Series B Preferred Stock (the “Final Fourth Closing Shares”) for $250,000 in connection with a partial and final closing of the Fourth Closing.

On February 12, 2025, a holder of the Company’s Series B Convertible Preferred Stock converted 216 shares of Series B Convertible Preferred Stock (with an aggregate stated value of $237,600) into 105,600 shares of Common Stock pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $2.25 per share.

The Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 17, 2024 approved the issuance of more than 19.99% of the outstanding Common Stock upon the conversion of the shares of Series B Convertible Preferred Stock and upon the exercise of warrants in accordance with Nasdaq Listing Rule 5635(d).

Boustead Securities, LLC served as the Company’s financial advisor in connection with the Purchase Agreement and related transactions.

On March 17, 2025, with the approval of the shareholders of the Company at the special meeting of shareholders held on the same date, the Company submitted to the Secretary of the State of Texas, an amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc. (the “Series B Designation”), to: (a) reduce the conversion price set forth therein to a fixed price of $1.50 per share (subject to customary adjustments for stock splits) (compared to having a fixed conversion price of $2.25 prior to the amendment)(the “Conversion Price”); (b) reduce the floor price set forth therein from $2.25 to $1.50 per share (subject to customary adjustments for stock splits)(the “Floor Price”); (c) remove the dividend rights set forth therein (except for standard participatory rights for dividends declared on the Company’s common stock); and exclude the Company’s current wholly-owned subsidiary, Mango & Peaches Corp. (“Mango & Peaches”), from the definition of Change of Control Transaction thereunder (as a result, the issuance of securities of Mango & Peaches to Mr. Jacob Cohen, the Company’s Chief Executive Officer and Chairman, will not be a Change of Control Transaction, trigger an event of default under the Series B Preferred Stock or be deemed an Equity Condition (as defined in the designation of the Series B Preferred Stock)(the “Designation Amendment”).

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The Company’s Series B Convertible Preferred Stock (“Series B Preferred Stock”), currently have the following rights and privileges:

Dividend Rights. If the Company declares a dividend or makes a distribution of cash (or any other distribution treated as a dividend under Section 301 of the Internal Revenue Code) on its shares of common stock, each holder of shares of Series B Preferred Stock shall be entitled to participate in such dividend or distribution in an amount equal to the largest number of whole shares of common stock into which all shares of Series B Preferred Stock held of record by such holder are convertible as of the record date for such dividend or distribution, if any, or, if there is no specified record date, as of the date of such dividend or distribution. Notwithstanding the foregoing, holders shall have no right of participation in connection with dividends or distributions made to stockholders of shares of common stock consisting solely shares of common stock.

So long as any Series B Preferred Stock remain outstanding, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock, common stock equivalents, Series B Preferred Stock or preferred share equivalents (or a combination of units thereof) involving a Variable Rate Transaction, except for an equity line of credit. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock or Series B Preferred Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the common stock or Series B Preferred Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or Series B Preferred Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an “at-the-market offering”, whereby the Company may issue securities at a future determined price.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series B Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing, for each share of Series B Preferred Stock, before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be ratably distributed among the holders of the Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction (each as described in the Series B Destination) is not deemed a Liquidation.

Conversion Rights. Each holder of Series B Preferred Stock may, at its option, convert its shares of Series B Preferred Stock (each a “Series B Conversion”) into that number of shares of common stock equal to the Stated Value of such share of Series B Preferred Stock, divided by $1.50 (the “Conversion Price”).

In the event the Company does not comply with the terms of the designation and timely issue shares of common stock upon conversion to the holder, the Company is liable for damages in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of preferred shares being converted, $50 per trading day (increasing to $100 per trading day on the fifth trading day and increasing to $200 per trading day on the tenth trading day after such damages begin to accrue) for each trading day after the date due that the shares are delivered. The designation also provides for customary buy-in rights to the holders for failure of the Company to timely deliver conversion shares.

The Series B Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series B Preferred Stock into common stock in the event that upon such conversion their beneficial ownership of the Company’s common stock would exceed 4.99%.

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The Conversion Price is subject to anti-dilutive rights in the event that the Company issues any shares of common stock or common stock equivalents with a value less than the then conversion price, subject to certain customary exceptions for equity plan issuances, securities already outstanding, and certain strategic acquisitions (the “Anti-Dilutive Rights”).

Additionally, if at any time the Series B Preferred Stock are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then Conversion Price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Conversion Price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the greater of the (i) Event Market Price; and (ii) the Conversion Price (the “Reverse Split Reset Terms”). The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

Voting Rights. The Series B Preferred Stock have no voting rights, except in connection with the Protective Provisions discussed below.

Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class (collectively, the “Protective Provisions”):

(a) Amend any provision of the Series B Designation;

(b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(c) Amend the Certificate of Formation of the Company (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series B Preferred Stock;

(d) Effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series B Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series.

Additionally, so long as any Series B Preferred Stock shares remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire, directly or indirectly, any junior securities; pay any dividends (other than on Series B Preferred Stock), or enter into any variable rate transaction.

Events of Default. An “Event of Default” under the Series B Designation includes the occurrence of any of the events described below:

(a) if at any time the common stock is no longer DWAC eligible;

(b) a registration statement of the Company is not filed within sixty (60) days of the date Series B Preferred Stock was first issued in connection with certain shares of Series B Preferred Stock sold in 2024 and January 2025, which requirement has been met;

(c) the Company fails to obtain stockholder approval of the issuance of more than 20% of the Company’s outstanding common stock in connection with the sale of certain securities within one hundred twenty (120) days of the first sale thereof (which requirement was timely met);

(d) the Company shall fail to deliver shares issuable upon a conversion prior to the fifth trading day after such shares are required to be delivered;

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(e) the Company shall fail to have available a sufficient number of authorized and unreserved common stock shares to issue to any holder upon a conversion completed under the Series B Designation;

(f) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any documents entered into in connection with the sale of Series B Preferred Stock, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been cured within 10 business days after the date on which written notice of such failure or breach shall have been delivered;

(g) the Company shall redeem junior securities or pari passu securities;

(h) the Company shall be party to a Change of Control Transaction (as defined in the Series B Preferred Stock designation);

(i) the Company shall enter bankruptcy;

(j) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000 (provided that amounts covered by the Company’s insurance policies are not counted toward this $500,000 threshold), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of thirty (30) trading days;

(k) the electronic transfer by the Company of common stock shares through the Depository Trust Company is no longer available or is subject to a “freeze” and/or “chill”, which continues for a period of five trading days; or

(l) the common shares shall cease trading on an approved trading market, and such failure shall continue for a period of five trading days.

Following an Event of Default, (a) the Stated Value increases automatically by an amount equal to 17.5% of the Stated Value as of the date of the Event of Default; and (b) the conversion price of the Series B Preferred Stock is adjusted to the lesser of (i) the then applicable conversion price and (ii) a price per share equal to sixty five percent (65%) of the average of the three lowest trading prices for the Company’s common stock during the twenty (20) trading days preceding the relevant conversion.

Negative Covenants: As long as any shares of Series B Preferred Stock are outstanding, unless a simple majority of holders of the Series B Preferred Stock have otherwise given prior written consent, the Company shall not, and shall not permit any of the subsidiaries to, directly or indirectly:

(a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of any holder;

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock, common stock equivalents or junior securities, other than as to (i) certain pre-approved purchases agreed to by the holders of the Series B Preferred Stock and (ii) the repurchase of common shares or common share equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Series Preferred Stock are outstanding;

(c) pay cash dividends or distributions on junior securities of the Company;

(d) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

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(e) redeem any junior securities or pay any dividends (other than on the Series B Preferred Stock); or

(f) enter into any agreement with respect to any of the foregoing.

Redemption Rights. At any time while the Series B Preferred Stock are outstanding, and on any date following stockholder approval of the issuance of more than 20% of the Company’s common stock upon conversion of certain shares of Series B Preferred Stock certain shares of Series B Preferred Stock sold in 2024 and January 2025 (which has occurred to date), the Company has the right to redeem fifty (50%) of the Stated Value then outstanding, and an additional fifty (50%) percent of the Stated Value then outstanding upon the written consent of the holders of the Series B Preferred Stock (each, the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). If redeemed within ninety (90) calendar days from the date of issuance, the Series B Preferred Stock shares subject to redemption shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 110% of the Stated Value being redeemed as of the Company Optional Redemption Date, plus all accrued but unpaid dividends and all other amounts due to a holder, if any. If redeemed within ninety-one (91) calendar days after the date of issuance, but no later than one hundred twenty (120) calendar days from the date of issuance, the Series B Preferred Stock subject to redemption shall be redeemed by the Company in cash at a Company Optional Redemption Price equal to 115% of the Stated Value being redeemed as of the Company Optional Redemption Date, plus all accrued but unpaid dividends and all other amounts due to holders, if any. If redeemed after one hundred twenty (120) calendar days from the date of issuance, the Series B Preferred Stock subject to redemption shall be redeemed by the Company in cash at a Company Optional Redemption Price equal to 120% of the Stated Value being redeemed as of the Company Optional Redemption Date, plus all accrued but unpaid dividends and all other amounts due to any holder, if any. The Company may deliver only one Company Optional Redemption Notice and such Company Optional Redemption Notice shall be irrevocable.

The Company may not deliver a Company Optional Redemption Notice, and any Company Optional Redemption Notice delivered by the Company shall not be effective, unless all of the Equity Conditions have been met on each trading day during the period beginning on the date notice of the redemption is provided and ending on the redemption date, which cannot be less than 10 nor more than 20 days.

“Equity Conditions” means, during the period in question: (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable holder on or prior to the dates so requested or required, if any; (b) the Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the preferred shares; (c) (i) there is an effective registration statement or Rule 144 can be relied upon pursuant to which either: (A) the Company may issue conversion shares except in the case of a redemption, where only the shares being redeemed are subject to this requirement; or (B) the holders are permitted to utilize the prospectus thereunder to resell all of the common shares issuable pursuant to certain transaction documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future); or (ii) all of the conversion shares issuable pursuant to the applicable transaction documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected holders; or (iii) all of the conversion shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction; (d) the common shares are trading on a trading market and all of the common shares issuable pursuant to the applicable transaction documents are listed or quoted for trading on such trading market (and the Company believes, in good faith, that trading of the common shares on a trading market will continue uninterrupted for the foreseeable future); (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, common shares for the issuance of all of the shares then issuable pursuant to the applicable transaction documents; (f) the issuance of the common shares in question to the applicable holder would not violate the beneficial ownership limitation set forth in the designation; (g) there has been no public announcement of a pending or proposed Fundamental Transaction (as defined in the designation) or Change of Control Transaction (as defined in the designation) that has not been consummated; (h) the applicable holder is not in possession of any information provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information.

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Additional Private Sales of Series B Preferred Stock and Common Stock

Effective on December 18, 19, and 31, 2024 and January 3, 6 and 6, 2025, we agreed to definitive terms on Securities Purchase Agreements (the “SPAs”), with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers, and the Purchasers purchased from the Company, 250 shares of Series B Preferred Stock for $250,000, and warrants to purchase 330,000 shares of common stock with an exercise price of $2.71 per share, 100 shares of Series B Preferred Stock for $100,000, and warrants to purchase 132,000 shares of common stock with an exercise price of $2.57 per share, 50 shares of Series B Preferred Stock for $50,000, and warrants to purchase 60,000 shares of common stock, with an exercise price of $2.57 per share; 300 shares of Series B Preferred Stock for $300,000, and warrants to purchase 396,000 shares of common stock with an exercise price of $2.61 per share; 500 shares of Series B Preferred Stock for $500,000, and warrants to purchase 660,000 shares of common stock with an exercise price of $2.59 per share; and 50 shares of Series B Preferred Stock for $50,000, and warrants to purchase 66,000 shares of common stock with an exercise price of $2.59 per share, respectively. Each of the SPAs closed on the dates they were entered into, and the warrants were granted on the same dates.

The SPAs provide that until the 18th month anniversary of the applicable closing date, the Purchasers have the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The SPAs contain customary representations, warranties and covenants by the Company (including a restriction on entering into any variable rate transaction for a period of 180 days from the applicable closing date), customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions.

If at any time following the Initial Exercise Date (as defined below) of the warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of common stock issuable upon exercise of the warrants, the warrants can be exercised on a cashless basis as described in greater detail in the Common Share Purchase Warrants entered into to evidence the warrants (the “Warrant Agreements”). The warrants are exercisable on or after 180 days from their grant date (“Initial Exercise Date”), and for five years thereafter.

The warrants contain provisions that prohibit exercise if the holder thereof, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to such exercise. A holder of the warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, a holder of the Warrants will be entitled to receive, upon exercise of the warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the warrants immediately prior to such transaction.

If the Company or any subsidiary at any time while the warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the exercise price of the warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary Exempt Issuances (as defined in the SPAs).

The warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common stock issuable upon exercise thereof.

If at any time the warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the exercise price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

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As a result of a dilutive issuance, the exercise price of the warrants was automatically reduced to $1.50 per share.

On February 3, 2025, the Company entered into a Subscription Agreement with an accredited investor and sold 70,000 shares of the Company’s restricted common stock for a total of $105,000, $1.50 per share. The Subscription Agreement included customary representations and warranties of the purchaser and the Company.

On February 7, 2025, the Company entered into a Subscription Agreement with an accredited investor and sold 155,555 shares of the Company’s restricted common stock for a total of $350,000 (or $2.25 per share). The Subscription Agreement included customary representations and warranties of the purchaser and the Company.

2025 Securities Purchase Agreement

On April 11, 2025, the Company, agreed to definitive terms on a Securities Purchase Agreement (the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Company sold the Purchaser, and the Purchaser purchased from the Company: 100 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for $100,000.

The SPA closed on April 11, 2025, and provided that until the 18th month anniversary of the closing date of the SPA, the Purchaser has the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The SPA contains customary representations, warranties and covenants by the Company (including a restriction on entering into any variable rate transaction for a period of 180 days from the closing date of the SPA), customary conditions to closing, indemnification obligations of the Company and the Purchaser, other obligations of the parties and termination provisions.

The terms of the Company’s Series B Preferred Stock, which each have a stated value of $1,100 per share, are described in greater detail in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 11, 2024, July 2, 2024 and March 17, 2025, which description is incorporated by reference herein.

Promissory Note

On April 15, 2025, the Company borrowed $500,000 from Indigo Capital LP (the “Holder”), which loan was evidenced by a Promissory Note dated April 15, 2025 (the “Promissory Note”). The Promissory Note bears interest at 18% per annum, compounded monthly, with accrued interest payable in full on the maturity date, subject to acceleration and prepayment terms as described below.

The Promissory Note matures on the earlier of (i) April 15, 2026 (the “Stated Maturity Date”), (ii) the date on which the Holder provides written notice of acceleration following an event of default or other specified triggering event, and (iii) five (5) business days following the closing of a Qualified Funding (a “Mandatory Prepayment”). “Qualified Financing” means a fundraising by the Company, other than in connection with the sale of notes on substantially similar terms as this Promissory Note, after the date of the Promissory Note, for the principal purpose of raising capital.

Under the terms of the Promissory Note, the Company may prepay the outstanding obligations under the Promissory Note in whole or in part at any time prior to the Maturity Date, subject to a prepayment premium equal to the amount of interest which would have accrued had the Promissory Note been outstanding (and accruing interest) until the Stated Maturity Date (the “Prepayment Premium”). The Company is also required to make the Prepayment Premium upon the occurrence of a Mandatory Prepayment.

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Upon an event of default, including nonpayment, breach of covenants, material misrepresentation, bankruptcy or insolvency proceedings, or dissolution, among others, the outstanding amount of the Promissory Note automatically increases to (a) the then principal amount thereof, plus (b) a default amount, equal to the amount of interest which would have accrued had the Promissory Note been outstanding (and accruing interest) until the Stated Maturity Date, minus accrued interest through the date of the occurrence of the event of default. The Holder may, upon such default, declare all outstanding obligations immediately due and payable (including the default amount discussed above, and all accrued and unpaid interest).

The Promissory Note contains customary representations and warranties, affirmative covenants, and negative covenants for a transaction of this nature. The Company’s obligations under the Promissory Note are unsecured.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

The Series B Preferred Stock each have an initial stated value of $1,100 per share (the “Stated Value”), and as a result, the effective purchase price of the Series B Preferred Stock shares sold, and agreed to be sold to the Purchaser, without taking into account the Warrants, is a 10% discount to the stated value thereof.

The Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 17, 2024 approved the issuance of more than 19.99% of the outstanding Common Stock upon the conversion of the shares of Series B Convertible Preferred Stock and upon the exercise of warrants in accordance with Nasdaq Listing Rule 5635(d).

From (a) the Initial Closing Date until 30 days after the effective date of the registration statement registering for resale all of the Warrant Shares and shares of Common Stock issuable upon conversion of the Series B Preferred Stock which were sold, and which may be sold, at the Initial Closing, Second Closing, Third Closing and Fourth Closing (subject to certain cutback rights described in the Registration Rights Agreement), the Company is prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock, Common Stock equivalents, preferred stock or preferred stock equivalents or (ii) filing any registration statement or amendment or supplement thereto, other than the filing of a registration statement on Form S-8 in connection with any employee benefit plan; and (b) from the Initial Closing Date until 180 days after the Initial Closing Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock equivalents, preferred stock or preferred stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the SPA), except for an equity line of credit.

The Company previously filed a registration statement to register the shares of Common Stock underlying the 500 shares of Series B Preferred Stock issued in the Initial Closing (the “Prior Registration Statement”). As described in the table above, the 500 shares of Series B Preferred Stock and the 3.3 million warrants were issued at the initial closing pursuant to the Purchase Agreement. The Prior Registration Statement was declared effective by the Securities and Exchange Commission on May 9, 2024.

The Amendment also amended the Purchase Agreement to remove an option that the Purchaser previously had to purchase up to an additional $1,000,000 of Series B Preferred Stock; to amend a registration rights agreement entered into in connection with the Initial Closing (the “Registration Rights Agreement”) to clarify that the Warrant Shares are part of the shares required to be registered by the Company under the Securities Act; and to require the Company, within 10 days of the entry into the Amendment, to (a) reduce the number of shares of Common Stock subject to the Prior Registration Statement from 30,014,286 shares of Common Stock to 14,666,667 shares of Common Stock, and (b) to register an additional 1,500,000 shares of Common Stock issuable upon exercise of the Warrants. A required condition of the Amendment was that the Company and the Purchaser amend the designation of the Series B Preferred Stock to increase the floor price thereof from $0.035 per share to $0.15 per share.

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Finally, the SPA provides that until the 18th month anniversary of the Closing Date, the Purchaser has the right to participate in any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other than certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company has reserved from its duly authorized capital stock 50,000,000 shares of Common Stock issuable upon exercise of the warrants and conversion of the Series B Preferred Stock.

Warrants

At the Initial Closing, the Company issued the Purchaser the Warrants to purchase up to 3,300,000 shares of Common Stock. The exercise price of the Warrants is $0.26 (the “Exercise Price”). The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the 120th day after the Initial Closing, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of Common Stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis and the Company is subject to certain liquidated damages and damages as described in greater detail in the Common Share Purchase Warrant entered into on the Initial Closing Date to evidence the Warrants (the “Warrant Agreement”).

At the Third Closing, the Company issued the Purchaser the Warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price of $0.50 per share; and 500,000 shares of Common Stock at an exercise price of $1.00 per share. The exercise price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the 120th day after the Third Closing, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of Common Stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis and the Company is subject to certain liquidated damages and damages as described in greater detail in the Warrant Agreement.

The Warrants are exercisable on or after October 4, 2024, and for five years thereafter.

The Warrants contain provisions that prohibit exercise if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to such exercise. The holder of the Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, the holder of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such transaction.

ELOC

Also on the Initial Closing Date, the Company entered into an Equity Purchase Agreement (the “ELOC”) with the Purchaser pursuant to which the Purchaser committed to purchase up to $25,000,000 (the “Maximum Amount”) of the Company’s Common Stock (the “Financing”). On the Initial Closing Date, the Company issued 1,000,000 shares of the Company’s Common Stock to the Purchaser as a commitment fee (the “Commitment Shares”). In connection with the Financing, on the Closing Date, the Company and the Purchaser also entered into a Registration Rights Agreement (the “ELOC RRA”).

Upon filing and effectiveness of a Registration Statement on Form S-1 to register the Advance Shares (defined below) and provided other closing conditions are met, from time to time over the term of the ELOC, the Company shall have the right, but not the obligation, to direct the Purchaser to purchase shares of the Company’s Common Stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC (as defined in the ELOC) on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds. The Company shall not deliver another Advance Notice to Purchaser within one trading day of a prior closing of Advance Shares. The “Investment Amount” means the aggregate Purchase Price for the Advance Shares purchased by the Purchaser, minus clearing costs payable to the Purchaser’s broker or to the Company’s transfer agent for the issuance of the Advance Shares.

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The right of the Company to issue and sell the Advance Shares to the Purchaser is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) a Registration Statement on Form S-1 registering for resale by the Purchaser of the Advance Shares and Commitment Shares being declared effective by the SEC, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the ELOC in all material respects, (iv) no suspension of trading or delisting of Common Stock, (v) the limitation of the Purchaser’s beneficial ownership of the Company’s Common Stock to no more than 4.99% of the Company’s then outstanding Common Stock, (vi) the Company maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the closing price of the Company’s Common Stock on the date the Advance Notice is received must exceed $0.15. From May 21, 2024 to December 04, 2024, the Company has sold a total of 305,000 shares for gross proceeds of $1,185,019 before fees, discounts and expenses under the ELOC.

The ELOC terminates upon the first to occur of April 4, 2026; the date that $25,000,000 in Advance Shares have been purchased by the Purchaser; the date that the Company terminates the ELOC, which may be terminated in the Company’s option at any time following effectiveness of the Registration Statement registering the resale of the Advance Shares, except that the ELOC can’t be terminated at any time the Purchaser holds any Advance Shares; and upon the Company entering into bankruptcy protection (such period of time that the ELOC is in place, the “Commitment Period”).

Pursuant to the ELOC, the Purchaser agreed, that neither it, nor any of its affiliates, will in any manner whatsoever, directly or indirectly, during the period commencing on the date of the ELOC and ending on (x) earlier of the date of the delivery of the first Advance Notice by the Company, and (y) the date that is six months from the date the ELOC was entered into (the “Lock-Up Termination Date”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, any shares of Common Stock; (ii) enter into any transaction that is designed to, or might reasonably be expected to, result in the transfer to another person, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock (each, a “Disposition”); or (iii) publicly disclose the intention to make any Disposition or engage in any short sale, without the prior written consent of the Company.

Additional conditions to the sale of any Advance Shares to the Purchaser include that such sale, together with the Commitment Shares, and any other shares required to be aggregated therewith pursuant to the rules of Nasdaq, would exceed 4,721,538 shares of Common Stock (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC); the issuance of the Advance Shares would cause the Purchaser to beneficially own more than 4.99% of the Company’s then outstanding Common Stock; and/or without the prior written consent of the Purchaser, the Company has entered into a variable rate transaction.

While the Company has the obligation to maintain such share reserve while the ELOC is effective, the Company does not have the obligation to sell any Advance Shares to the Purchaser. Additionally, neither the Purchaser, nor any affiliate of the Purchaser acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

The Company has agreed, among other things, to indemnify the Purchaser and its affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the ELOC RRA.

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Registration Rights Agreement

In connection with the ELOC, the Company entered into the ELOC RRA with the Purchaser. Pursuant to the ELOC RRA, the Company is required to file a resale registration statement (the “ELOC Registration Statement”) with the SEC to register all Common Stock underlying the Advance Shares, and the Commitment Shares, within 30 days of the Closing Date, and to have such ELOC Registration Statement declared effective within 5 trading days after the date notified by the SEC that the SEC is not reviewing the ELOC Registration Statement, in the event the Registration Statement is not reviewed by the SEC, or 60 days of the Closing Date in the event the ELOC Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the Purchaser if the Company fails to file the ELOC Registration Statement when required, fails to cause the ELOC Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the ELOC Registration Statement.

The Prior Registration Statement was filed in compliance with the Company’s obligations pursuant to the ELOC RRA.

The Company has agreed, among other things, to indemnify the Purchaser and its affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the ELOC RRA.

The ELOC and the ELOC RRA contain customary affirmative and restrictive covenants and representations and warranties, customary conditions to closing of the sales of the Advance Shares, as well as customary indemnification obligations by each party, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions.

Marketing Agreement

On December 10, 2023, we entered into a Marketing Agreement with Marius Pharmaceuticals, LLC (“Marius”) allowing us the use of the trademark “Kyzatrex®” oral testosterone undecanoate softgel capsules (the “Marius Marks”), for the purposes of branding, packaging, marketing, and selling Kyzatrex® on our website, and to be sold via our telehealth platform at www.MangoRx.com (the “Marius Agreement”). Pursuant to the Marketing Agreement, Marius granted us a non-exclusive, non-transferable, royalty-free license to use the Marius Marks in the United States, for the purpose discussed above.

The Marius Agreement contains customary confidentiality and indemnification provisions and has an initial term of two years, automatically renewable thereafter for successive one year terms unless otherwise terminated (a) by Marius if we do not have at least 2,500 monthly customers of “Kyzatrex®” oral testosterone undecanoate softgel capsules (the “Minimum Subscribers”) at least 30 days prior to the end of the initial term, (b) by either party for cause in connection with a material breach that has not been cured within 30 business days of written notice thereof provided by the non-breaching party to the breaching party, or (c) by Marius in its sole discretion without cause by providing at least 60 days’ prior written notice to us. Marius may also terminate the agreement with written notice to us if we have not met at least 30% of the Minimum Subscribers within six months of the product launch date on our website, which is anticipated to commence on or before January 31, 2024.

Within 30 days of the date the Marius Agreement is terminated (or on the date of termination, which cannot occur earlier than 60 days after notice of termination is provided, if Marius terminates the Marius Agreement for convenience), we are required to stop and cease all use of the Marius Marks and are required to remove all references to the Marius Marks from our advertising/promotional materials, and signage.

During the term of the Marius Agreement and for a period of 12 months thereafter, we agreed to not create, publish or broadcast any advertisement or otherwise promote or market any other product containing testosterone undecanoate.

Pursuant to the Marius Agreement, and in consideration of the license granted thereunder, we issued Marius 100,000 shares of our restricted Common Stock (the “Marius Shares”) which are fully earned upon entry into the agreement. The Marius Shares were valued at $0.68 per share for a total of $68,000.

Compensatory Arrangements of Certain Officers

Effective on April 10, 2025, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, an aggregate of 335,000 fully-vested and earned shares of Company common stock under the Company’s Second Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan (the “Plan”), as a discretionary bonus for consideration for services rendered during 2025, to certain of the Company’s officers and directors, as discussed below. The Plan has been registered on Form S-8 Registration Statements previously filed by the Company.

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Rescission Agreements – ArcStone, Smokeless and Strategem

As previously disclosed, on April 18, 2025, the Company entered into a Consulting Agreement with ArcStone Securities and Investments Corp. (“ArcStone” and the “ArcStone Agreement”), whereby ArcStone agreed to provide financial advisory, investor awareness and related consulting services as reasonably requested by the Company during the term of the agreement, which was for six months. In consideration for agreeing to provide the services under the agreement, the Company issued ArcStone 100,000 shares of restricted common stock valued at $2.57 per share for a total of $257,000 (the “ArcStone Shares”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 25, 2025 (the “April Form 8-K”), on April 24, 2025, the Company entered into, and closed the transactions contemplated by, an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”), with Smokeless Technology Corp. (“Smokeless”). Pursuant to the IP Purchase Agreement, we purchased certain intellectual property, contracts, and know-how owned by Smokeless related to certain intellectual property and related assets including, without limitation, all patents, trademarks, product formulations, know-how, agreements, contracts, contractor agreements, supply chain contracts, manufacturing contacts and agreements for the entrance into a new business involving and surrounding oral pouches as a delivery mechanism for nutritional and wellness products (collectively, the “Purchased IP”), in consideration for 1,600,000 shares of the Company’s restricted common stock (the “Smokeless Shares”) and the requirement to make certain royalty payments.

As previously disclosed in the April Form 8-K, on April 24, 2025, we entered into a Consulting Agreement with Strategem Solutions Inc. (“Strategem” and the “Strategem Agreement”), pursuant to which Strategem agreed to provide us the services of Tim Corkum (“Corkum”), in the capacity of President of a to be formed wholly-owned subsidiary of the Company, and to provide us consulting services related to the development of a pouch division, product innovation, business development, and commercialization strategy for a smokeless product vertical. In consideration for agreeing to provide the services under the agreement, the Company agreed to issue an aggregate of 120,000 shares of the Company’s common stock to Strategem (the “Strategem Shares”) under the Mangoceuticals, Inc. 2022 Equity Incentive Plan, which were to vest at a rate of 10,000 shares per month with the first month vesting upon execution of the Strategem Agreement. We also agreed to pay Strategem $12,500 per month in cash during the term of the Strategem Agreement, which would accrue on a monthly basis until the Company had completed a successful raise of an aggregate of at least $1.5 million from the sale of either debt or equity of the Company after the date of the agreement.

On May 22, 2025, the Company entered into three separate Mutual Rescission and Release Agreements (each a “Rescission Agreement”) with each of ArcStone, Smokeless and Strategem, pursuant to which: (a) the Company and ArcStone agreed to terminate and rescind the ArcStone Agreement, effective as of May 22, 2025, each of the parties provided mutual releases of their obligations under the ArcStone Agreement, subject to certain continuing representations and warranties of ArcStone, and ArcStone agreed to cancel 50,000 of the ArcStone Shares, with the remaining 50,000 ArcStone Shares being retained by ArcStone in consideration for services rendered through the date of entry into the Rescission Agreement with ArcStone; (b) the Company and Smokeless agreed to terminate and rescind the IP Purchase Agreement, effective as of May 22, 2025, each of the parties provided mutual releases of their obligations under the IP Purchase Agreement, subject to certain continuing representations and warranties of Smokeless; the Company agreed to return all of the Purchased IP to Smokeless, and Smokeless agreed to cancel all 1,600,000 of the Smokeless Shares; and (c) the Company and Strategem agreed to terminate and rescind the Strategem Agreement, effective as of May 22, 2025, each of the parties provided mutual releases of their obligations under the Strategem Agreement, subject to certain continuing representations and warranties of Strategem; and Strategem agreed to waive any obligation of the Company to issue the 120,000 Strategem Shares, which have not been issued to date (collectively, (a) through (c), collectively, the “Rescissions”).

No material early termination penalties were incurred by the Company in connection with the Rescissions, except for the 50,000 ArcStone Shares which were retained by ArcStone in consideration for services rendered through the date of entry into the Rescission Agreement with ArcStone.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies in the United States. These provisions include:

●	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in this prospectus;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may choose to take advantage of some but not all of these reduced disclosure requirements. We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: (1) (a) December 31, 2028 (the last day of the fiscal year following the fifth anniversary of the closing of the Company’s IPO on March 21, 2023), (b) the last day of the fiscal year in which our annual gross revenues are $1.235 billion or more, or (c) the date on which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the end of our second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Emerging Growth Company and Smaller Reporting Company Status” in our Annual Report on Form 10-K. We have elected to use the extended transition period. Accordingly, our consolidated financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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The Offering

This prospectus relates to the offer and sale from time to time of up to an aggregate of 4,461,718 shares of Common Stock consisting of: (i) 1,960,709 shares of Common Stock issuable upon exercise of the Warrants, (ii) 476,667 shares of Common Stock issuable upon conversion of 650 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having a conversion price of $1.50 per share; (iii) 393,333 shares of Common Stock issuable upon conversion of the Note; and (iv) 1,631,009 already issued shares of Common Stock comprised of (a) 550,000 shares of Common Stock issued upon conversion of 750 shares of Series B Preferred Stock; (b) 376,009 shares of Common Stock issued to certain institutional accredited investors (with 70,000 shares purchased at a price per share of $1.50; 70,454 shares purchased at a price per share of $1.65; 155,555 shares purchased at a price per share of $2.25; and 80,000 shares purchased at a price per share of $2.50); (c) 100,000 shares of Common Stock issued upon conversion of a $150,000 convertible promissory note dated December 13, 2024 and converted into shares of Common Stock on January 15, 2025 at a price per share of $1.50; and (d) 605,000 shares of Common Stock beneficially owned by Jacob Cohen, our Chairman and Chief Executive Officer.

The number of shares ultimately offered for resale by the selling stockholders depends upon how much of the Series B Preferred Stock, Warrants and the Note the selling stockholders elect to convert and exercise, respectively, and the liquidity and market price of shares of our Common Stock.

Issuer	Mangoceuticals Inc.

Common stock to be offered by the selling stockholders	The selling stockholders are offering up to an aggregate of 4,461,718 shares of Common Stock.

Common stock outstanding prior to this offering (1)	9,884,477 shares of Common Stock.

Common stock to be outstanding after the offering (1)	14,346,195 shares of Common Stock if all the Warrants are exercised in full and the 650 shares of Series B Preferred Stock and the Note are converted in full.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the selling stockholders. All of the net proceeds from the sale of shares of our Common Stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of Common Stock for the selling stockholders. Any proceeds received by the Company from the sale of shares of Common Stock from the exercise of the Warrants will be used for general working capital.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 32 before deciding to invest in our securities.

The number of shares of common stock to be outstanding after this offering is based on 9,884,477 shares outstanding as of May 27, 2025 and excludes:

●	exercise of outstanding options to purchase 60,000 shares of common stock at an exercise price of $16.50 per share;

●	exercise of outstanding options to purchase 83,333 shares of common stock at an exercise price of $4.80 per share;

●	exercise of outstanding options to purchase 13,333 shares of common stock at an exercise price of $5.55 per share;

●	exercise of outstanding warrants to purchase 92,333 shares of common stock at a weighted average exercise price of $16.61 per share; and

●	future awards under our 2022 Equity Incentive Plan.

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Summary Financial Data

The following table set forth, for the periods and as of the dates indicated, our summary consolidated financial information. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, incorporated by reference herein. Our consolidated financial statements are prepared and presented in accordance with GAAP. Our historical results do not necessarily indicate results expected for any future periods.

Mangoceuticals, Inc. and Subsidiaries

Consolidated Statements of Operations

	For The Year	For The Year
	Ended	Ended
	December 31, 2024	December 31, 2023

Revenues
Revenues	$615,873	$731,493
Cost of revenues	93,296	154,900
Cost of revenues - related party	142,613	145,092
Gross profit	379,964	431,501

Operating expenses
General and administrative expenses	3,000,571	3,319,417
Salary and benefits	1,063,781	977,890
Advertising and marketing	1,478,663	2,097,505
Investor relations	453,749	1,100,465
Stock based compensation	2,355,193	2,155,114
Total operating expenses	8,351,957	9,650,391

Loss from operations	(7,971,993)	(9,218,890)

Other expense
Interest expense	13,700	-
Imputed interest - related party	-	(6,473)
Amortization of intangible assets	721,533	-
Total other expense	735,233	(6,473)

Loss before income taxes	(8,707,226)	(9,212,417)

Income taxes	-	-

Net loss	(8,707,226)	(9,212,417)

Net loss attributed to non-controlling interest	(1,081)	-

Net loss attributed to Mangoceuticals, Inc.	$(8,706,145)	$(9,212,417)

Basic and diluted loss per share
Basic and diluted loss per share	$(4.84)	$(8.58)

Weighted average number of shares outstanding
Basic and diluted*	1,978,966	1,074,202

*	Shares and per share amount have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 15 reverse stock split that was effected in October 2024.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described herein, together with all of the other information appearing herein, before deciding whether to purchase any of the Company’s stock. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements” contained elsewhere in this prospectus.

Our business is subject to numerous risks and uncertainties, including those described below and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Our need for additional funding, the availability and terms of such funding, and dilution caused thereby;

●	We have a limited operating history, have produced only a limited amount of products and have generated only limited revenues to date;

●	Our ability to execute our growth strategy and scale our operations and risks associated with such growth, and our ability to attract members and customers;

●	The effect of pandemics and governmental responses thereto on our operations, those of our vendors, our customers and the economy in general;

●	Risks associated with our ED product which has not been, and will not be, approved by the FDA and has not had the benefit of the FDA’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death;

●	Risks that the FDA may determine that the compounding of our planned products does not fall within the exemption from the FFDCA Act provided by Section 503A;

●	Our significant reliance on related party transactions and risks associated with such related party relationships and agreements;

●	The effect of data security breaches, malicious code and/or hackers;

●	Competition and our ability to create a well-known brand name;

●	Changes in consumer tastes and preferences;

●	Material changes and/or terminations of our relationships with key parties;

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●	Significant product returns from customers, product liability, recalls and litigation associated with tainted products or products found to cause health issues;

●	Our ability to innovate, expand our offerings and compete against competitors which may have greater resources;

●	Our Chairman and Chief Executive Officer, Jacob D. Cohen, has significant voting control over the company which may deter some investors;

●	Our ability to prevent credit card and payment fraud;

●	Risks associated with inflation, and increases in interest rates and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict and Israel/Hamas conflict) and other large-scale crises;

●	The risk of unauthorized access to confidential information;

●	Our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith;

●	Our and our providers’ ability to comply with government regulations, changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and our ability to comply with such new laws or regulations;

●	Our reliance on our current management and the terms of their employment agreements with us;

●	The outcome of future lawsuits, litigation, regulatory matters or claims;

●	The fact that certain recent initial public offerings of companies with public floats comparable to the public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company; and the fact that we may experience similar volatility, which may make it difficult for investors to assess the value of our common stock;

●	Certain terms and provisions of our governing documents which may prevent a change of control, and which provide for indemnification of officers and directors, limit the liability of officers or directors, and provide for the board of director’s ability to issue blank check preferred stock; and

●	The volatile nature of the trading price of our common stock; dilution experienced by investors in the offering; and dilution which may be caused by future sales of securities.

Risks Related to our Operating History and Need for Funding

We have a limited operating history and have generated only limited revenues to date and there is no assurance that we can generate revenues or sell any commercial amount of our products in the future. We will need to raise additional funding to support our operations in the future.

We have a limited operating history. We launched our website in mid-November 2022 and have not sold sufficient quantities of our PRIME and/or Compounded Products to date to support our operations. There is no assurance that we can generate revenues sufficient to support our operations, and even if additional revenues are generated, there is no assurance that we can generate sufficient net income to support our operations. As reflected in the accompanying financials, the Company had a net loss of $8,707,226 for the year ended December 31, 2024 and an accumulated deficit of $20,806,595 as of December 31, 2024. Additionally, the Company had a net loss of $9,212,417 for the year ended December 31, 2023, and an accumulated deficit of $11,228,173 as of December 31, 2023.

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We have experienced recurring net losses since inception. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to market our PRIME and Compounded Products, expand product offerings and enhance technology and infrastructure and further invest into, develop and market our recently acquired intellectual properties, including our patented respiratory illness prevention technology and Dermytol. These efforts may prove more expensive than we anticipate, and we may not succeed in generating commercial revenues or net income to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future. Our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of December 31, 2024, incorporated by reference herein. As of May 27, 2025, our current capital resources, combined with the net proceeds from recent offerings are not expected to be sufficient for us to fund operations for the next 12 months. We will need funding in the future however to support our operations. We may also seek to acquire additional businesses or assets in the future, which may require us to raise funding. We currently anticipate such funding, if required, being raised through the offering of debt or equity. Such additional financing may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our shareholders experiencing significant dilution. If such financing is unavailable, we may be forced to curtail our business plan, which may cause the value of our securities to decline in value.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business and our business is in a relatively new consumer product segment, which is difficult to forecast.

Our limited operating history in the health and wellness industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, regulatory compliance, complications and delays inherent in a new business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. The likelihood of our success must be considered in light of the problems, expenses, difficulties, regulatory challenges, complications and delays frequently encountered in connection with the formation of a new business, the development of a new strategy and the competitive environment in which we operate. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Additionally, our industry segment is relatively new, and is constantly evolving. As a result, there is a lack of available information with which to forecast industry trends or patterns. There is no assurance that sustainable industry trends or preferences will develop that will lead to predictable growth or earnings forecasts for individual companies or the industry segment as a whole. We are also unable to determine what impact future governmental regulation may have on trends and preferences or patterns within our industry segment.

We need additional capital which may not be available on commercially acceptable terms, if at all, and this raises questions about our ability to continue as a going concern.

We need additional capital to support our operations and continue to market and commercialize our current Mango ED and Mango GROW products. We may also require additional funding in the future to support our operations, expand our product line, pay expenses, or expand or complete acquisitions. The most likely source of future funds presently available to us will be through the sale of equity capital or debt. Any sale of equity or convertible equity or debt will result in dilution to existing shareholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our securities decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity or convertible equity or debt we are able to issue could lead to dilution for current shareholders;

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●	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our directors;

●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

●	if we fail to obtain required additional financing to commercialize our products and grow our business, we would need to delay or scale back our business plan, reduce our operating costs, or delay product launches, each of which would have a material adverse effect on our business, future prospects, and financial condition.

Additionally, we may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends (provided that none are currently planned) or on the manner in which we conduct our business. Additionally, lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Risks Related to Our Business Activities

We may not be able to successfully commercialize our Mango ED or Mango GROW products or any other potential future men’s wellness products.

We may not be able to effectively commercialize our Pharmaceutical Products or any other potential future men’s wellness products. If we are unable to successfully commercialize our Mango ED and Mango GROW products or successfully develop, produce, launch and commercialize any other potential future men’s wellness products, our ability to generate product sales will be severely limited, which will have a material adverse impact on our business, financial condition, and results of operations.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The health, wellness, and telemedicine industries are highly competitive and subject to rapid change. The industries continue to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. We mainly compete with other companies offering men’s wellness products, including Hims & Hers Health, Inc. and Roman, and with our Mango ED products, we are also competing against much larger pharmaceutical companies who offer ED branded drugs like Viagra (Pfizer) and Cialis (marketed by Lilly ICOS LLC, a joint venture between Eli Lilly and Company and ICOS Corporation) and their generic forms. With our Mango GROW product, we compete against the much larger pharmaceutical company Merck & Co., which offers the branded hair loss product Propecia, and Johnson & Johnson, the owner of Rogaine® - a branded form of Minoxidil. The majority of these competitors and potential competitors have more experience than we have in the development of health and wellness services and products. In addition, our planned services and products will compete with service and product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or the parties with which we contract have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

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We believe that our ability to compete depends upon many factors both within and beyond our control, including:

●	our marketing efforts;

●	the flexibility and variety of our product offerings relative to our competitors, and our ability to timely launch new product initiatives;

●	the quality and price of products offered by us and our competitors;

●	our reputation and brand strength relative to our competitors;

●	customer satisfaction;

●	the size and composition of our customer base;

●	the convenience of the experience that we provide;

●	our ability to comply with, and manage the costs of complying with, laws and regulations applicable to our business; and

●	our ability to cost-effectively source and distribute the products we offer and to manage our operation.

Many competitors also have longer operating histories, and will have larger fulfillment infrastructures, greater technical capabilities, faster shipping times, lower-cost shipping, lower operating costs, greater financial, marketing, institutional and other resources and larger consumer bases than we do. These factors may also allow our competitors to derive greater revenue and profits from their existing consumer bases, acquire consumers at lower costs or respond more quickly than we are able to, to new or emerging technologies and changes in product trends and consumer shopping behavior. These competitors may engage in more extensive research and development efforts, enter or expand their presence in any or all of the ecommerce or retail channels where we compete, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies, which may allow them to build larger consumer bases or generate revenue from their existing consumer bases more effectively than we are able to. As a result, these competitors may be able to offer comparable or substitute products to consumers at similar or lower costs. This could put pressure on us to lower our prices, resulting in lower revenue and margins or cause us to lose market share even if we lower prices.

Furthermore, companies with greater resources or more well-known brand names may attempt to compete with us, and as a result, we may lose current or potential customers and may be unable to generate sufficient revenues to support our operations, any one of which could have a material adverse effect on our ability to grow and our results of operations.

We may not successfully compete with larger competitors that have greater financial, sales, technical and other resources. Companies with greater resources may acquire our competitors or launch new products, and they may be able to use their resources and scale to respond to competitive pressures and changes in consumer preferences by reducing prices or increasing promotional activities, among other things.

We face, and may continue to face, intellectual property infringement or misappropriation, and other claims that could be costly to defend, result in significant damage awards or other costs (including indemnification awards), and limit our ability to sell certain products.

We are currently party to, and may in the future continue to be party to, litigation based on allegations of infringement or other violations of intellectual property rights, including patent, copyright, trade secrets, and trademarks. Adverse results in any of these lawsuits may include awards of monetary damages, costly royalty or licensing agreements (if licenses are available at all), or orders limiting our ability to sell our products in the U.S. or elsewhere, including by preventing us from selling some or all of our Compounded Products. They may also cause us to change our business practices in ways that could result in a loss of revenues for us and otherwise harm our business. Some of our agreements with our partners require us to defend against certain intellectual property infringement claims and in some cases indemnify them for certain intellectual property infringement claims against them, which could result in increased costs for defending such claims or significant damages if there was an adverse ruling in any such claims. Regardless of their merits, intellectual property claims are often time consuming and expensive to litigate or settle. To the extent such claims are successful, they could harm our business, including our product offerings, financial condition, and operating results. In the event we were prohibited from selling certain, or all of our Compounded Products, and/or were forced to pay significant damages, we may be forced to curtail our business operations and seek bankruptcy protection.

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We may enter into strategic transactions in the future which may result in a material change in our operations and/or a change of control.

The costs and expenses of our public reporting obligations are material, and materially affect our quarterly results of operations and profitability. The Company has recently initiated a formal review process to evaluate strategic alternatives for the Company. The Board of Directors and management team are committed to acting in the best interests of the Company, its stockholders and its stakeholders. There is no deadline or definitive timetable set for completion of the strategic alternatives review process and there can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. Transactions which may be undertaken by the Company, may include, but are not limited to, business combinations, liquidations of assets and/or a sale of the Company or its assets. The Company does not intend to make any further public comment regarding the review of strategic alternatives until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate.

As a result of the above, in the future, we or our majority stockholders, may enter into transactions with parties seeking to merge and/or acquire us and/or our operations. While we have not entered into any agreements or understandings with any such parties to date, in the event that we do enter into such a transaction or transactions in the future, our majority stockholder(s) will likely change and new shares of common stock or preferred stock could be issued resulting in substantial dilution to our then current stockholders. As a result, our new majority stockholders may change the composition of our Board of Directors and may replace our current management. Any future transaction may also result in a change in our business focus. We have not entered into any agreements relating to any strategic transaction involving the Company as of the date of this filing and may not enter into such agreements in the future. Any future strategic transaction involving the Company or its operations may have a material effect on our operations, cash flows, results of operations, prospects, plan of operations, the listing of our common stock on Nasdaq, our officers, directors and majority stockholder(s), and the value of our securities.

If we fail to successfully provide a good customer experience, including by developing new product offerings, our ability to attract members and customers may be materially adversely affected.

Our ability to obtain customers and retain future customers, attract customers and increase customer engagement with us will depend in part on our ability to successfully implement and improve our customer experience, including by continuing to create and introduce new product offerings, improving upon and enhancing our existing product offerings and strengthening our customers interactions with our brand and products. If new or enhanced product offerings are unsuccessful, we may be unable to attract or retain customers and our operating results could be materially adversely affected. Furthermore, new or shifting customer demands, tastes or interests, superior competitive offerings or a deterioration in our product offering quality or our ability to bring new or enhanced product offerings to market quickly and efficiently could negatively affect the attractiveness of our products and the economics of our business and require us to make substantial changes to and additional investments in our product offerings or business model.

Counterfeit versions of our products could harm our customers and have a negative impact on our revenues, earnings, reputation and business.

Our industry is subject to illegal counterfeiting and the presence of counterfeit products in certain of our markets and over the Internet. Third parties may illegally distribute and sell counterfeit versions of our products, which do not meet our manufacturing and testing standards, and which contain varying ingredients. To customers counterfeit products may be visually indistinguishable from the authentic version. Counterfeit products pose a risk to customer health and safety because of the conditions under which they are manufactured as well as the lack of regulation of their ingredients. The sale of counterfeit products could adversely impact our business and reputation by impacting customer confidence in our authentic products, potentially resulting in lost sales, product recalls, and an increased threat of litigation.

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We may expend our limited resources to pursue particular products or services and may fail to capitalize on products or services that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular service programs and products. As a result, we may forego or delay pursuit of opportunities with other services or products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any such failure could result in missed opportunities and/or our focus on products or services with low market potential, which would harm our business and financial condition. Our current use of proceeds is specifically focused on among other things, the marketing and selling of our current Mango ED and Mango GROW products and includes capital allocated for future products or services anticipated to be sold in the future under the ‘Mango’ label and brand.

We have entered into a Master Services Agreement and Statement of Work with Epiq Scripts, LLC, a related party, which entity is currently licensed to provide pharmacy services in 49 states and the District of Columbia.

As described in greater detail under “Our Related Party Pharmacy” Epiq Scripts is currently fully licensed with the Texas State Board of Pharmacy and further has State Board of Pharmacy (or its equivalent) licenses from the District of Columbia and all other states except for Alabama (Epiq Scripts intends to obtain a state license from Alabama by the end of the second quarter of 2025). Epiq Scripts has obtained its National Provider Identifier (“NPI”) number and is now a member of the National Council for Prescription Drug Programs (“NCPDP”), a standards development organization. Additionally, Epiq Scripts has applied for the highest level of accreditation with the Utilization Review Accreditation Commission (“URAC”), a Washington DC-based healthcare accrediting organization that establishes quality standards for the entire healthcare industry. Although Epiq Scripts is physically located in Texas, it can ship products to customers in all states (except Alabama).

The Master Services Agreement does not address product liability claims which may result in us bringing legal claims or actions against Epiq Scripts to attempt to seek indemnification or contribution for product liability claims.

Each party to the Master Services Agreement agreed to indemnify, defend, and hold harmless the other and the other party’s officers, directors, shareholders, employees, and agents from and against any and all nonparty claims, or actions for damages, liabilities (including strict liability), penalties, costs and expenses (including reasonable legal fees, expenses and costs) to the proportionate extent caused by (1) the negligence or willful misconduct of the indemnitor or any of its employees or agents in connection with the performance of the agreement, or (2) any breach of any representation, warranty or covenant under the agreement by the indemnitor or any of its employees or agents. Additionally, the parties agreed that neither party will be liable to the other for special, incidental, or exemplary damages, subject to certain limited exceptions. The Master Services Agreement does not address product liability claims or assign any rights of indemnification or contribution in connection therewith. As a result, in the event of product liability claims, we may be forced to bring legal claims or actions against Epiq Scripts to attempt to seek indemnification or contribution for product liability claims, to the extent that we are sued in connection with such claims and Epiq Scripts isn’t sued or that we are found primarily liable for such claims. Such claims may be costly, time consuming, and may not ultimately result in a favorable outcome to us, all of which may have an adverse effect on the value of our securities.

We currently owe certain rights to Epic Scrips under the Management Services Agreement which may limit our future operations and/or have a material adverse effect on our operations and cash flow.

Pursuant to the Master Services Agreement and a related SOW, Epiq Scripts agreed to provide pharmacy and related services to us, we agreed to exclusively use Epiq Scripts as the provider of online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution services relating to products sold exclusively via our website, that may be prescribed as part of a telehealth consultation on our platform, during the term of the Master Services Agreement, so long as Epiq Scripts complies with the terms of the Master Services Agreement. The agreement also includes a 30-day right of first refusal for Epiq Scripts to provide pharmacy services for any new product that Mango may introduce during the term of the Master Services Agreement.

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Pursuant to the Master Services Agreement, as amended, Epiq Scripts has certain rights in the event that the Company seeks to obtain pharmaceutical services in connection with certain Company products in jurisdictions other than the United States, including, without limitation, Mexico and the United Kingdom, where Epiq Scripts does not currently maintain licenses or permits and/or to terminate Epiq Scripts’ rights to provide exclusive Pharmaceutical Services in any current state of the United States or Future Jurisdiction where Epiq Scripts may then be providing Pharmaceutical Services to the Company.

Specifically, should the Company decide to transfer any services provided by Epiq Scripts in a Current Jurisdiction to another pharmaceutical service provider, the Company will be required to pay Epiq Scripts a fee of 1% of the total gross sales of all Prescription Products (defined below) by the Company resulting from the Transferred Services in the Current Jurisdiction, for a period of the lesser of (a) five (5) years from the date the Company transferred the Transferred Services; and (b) through the end of the term of the Master Services Agreement (including where applicable, any renewal term). The Non-Use Fee is payable monthly in arrears, for calendar quarters, by the 15th day following the end of each calendar quarter.

Notwithstanding the above, the Non-Use Fee shall not apply, and the Company shall not be obligated to pay any Non-Use Fee (a) in the event that the Transferred Services are provided directly by the Company or a majority-owned subsidiary of the Company; (b) in the event the Company decides to enter into an agreement with another pharmaceutical service provider to provide Pharmaceutical Services in a Future Jurisdiction; or (c) in connection with any services provided by any parties in any Future Jurisdictions.

Pursuant to the Master Services Agreement, as amended, until September 15, 2028, the Company is required to notify Epiq Scripts in writing of any plans to (a) expand its need for pharmacy services outside of those contemplated by the Master Services Agreement; (b) expand its need for pharmacy services into a new jurisdiction which Epiq Scripts does not then operate in (including, but not limited to new countries); or (c) begin providing pharmacy services internally (either through organic growth or acquisition). Thereafter Epiq Scripts has the right to provide the Company written notice of its intention to provide such services (as described in (a) or (b) above, whereafter the Company is required to discuss and negotiate such services in good faith with Epiq Scripts for a period of not less than 15 days). Otherwise, in the event of the occurrence of an event discussed in (c) above, the Company is required to discuss the possibility of Epiq Scripts either co-operating the pharmacy or providing management services to the Company in good faith for 15 days. In the event after such 15 day period, the Company and Epiq Scripts cannot come to a mutually agreeable agreement, the Company is under no further obligation regarding the matter set forth in the notice provided to Epiq Scripts.

The rights and obligations set forth above could have a material adverse effect on the Company, its plans for future products and expansions, or make such future products or expansion more costly or time consuming.

We currently exclusively rely, and continue to exclusively rely, on Epiq Scripts, a related party entity with a limited operating history, for our pharmacy compounding services.

Epiq Scripts was only formed in January 2022 and has only been compounding drugs for patients for a short period of time. We currently exclusively rely, and continue to exclusively rely, on Epiq Scripts. We face risks relying on a newly formed pharmacy with limited operations. Those risks include risks that Epiq Scripts will not be able to follow applicable regulatory guidelines relating to, will not be able to timely or cost effectively complete, or may not correctly, fulfill, specialty compound, package, ship, dispense and/or distribute our Mango ED and Mango GROW products. If Epiq Scripts is not able to scale its operations to meet the demand of our operations, or is unable to undertake any of the actions described above, our business may be materially and adversely affected, we may need to find a new partner pharmacy, which may charge us more money for its services or may not have as favorable contract terms, we may be delayed or prevented from selling our Mango ED and Mango GROW products, and may face fines, penalties or litigation. In the event of the occurrence of any of the above, the value of our securities may decline in value or become worthless.

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The use of social media and influencers may materially and adversely affect our reputation or subject us to fines or other penalties.

We use third-party social media platforms as part of our marketing strategy. We also maintain relationships with social media influencers. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we expect to maintain a presence on these existing platforms and expect them to be an important part of our marketing strategy. If we are unable to cost-effectively use social media platforms as marketing tools, if the social media platforms we use change their policies or algorithms, or if evolving laws and regulations limit how we can market through these channels, if at all, we may not be able to fully optimize our use of such platforms and our ability to retain current customers and acquire new customers may suffer. Any such failure could adversely affect our reputation, revenue, and results of operations.

In addition, an increase in the use of social media for product promotion and marketing may increase the burden on us to monitor compliance related thereto, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations. For example, in some cases, the Federal Trade Commission has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship or material connection between an influencer and an advertiser. We do not control the content of what our influencers post on social media, and if we were held responsible for any false, misleading, or otherwise unlawful content of their posts or their actions, we could be fined or subjected to other monetary liabilities or required to alter our practices, which could have an adverse impact on our business, reputation, cash flows and ability to operate.

Negative commentary regarding our business, or influencers who endorse our products and other third parties who are affiliated with or endorse us, may also be posted on social media platforms. Influencers with whom we maintain endorsement arrangements could engage in behavior or use their platforms to communicate with our customers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect our reputation. Any such negative commentary could impact our reputation or brand and affect our ability to attract and retain customers, which could have a material adverse effect on our business and results of operations.

Our business depends on our brand, and any failure to maintain, protect or enhance our brand, including as a result of events outside our control, could materially adversely affect our business.

We believe our future success depends on our ability to maintain and grow the value of the “Mango” brand. Maintaining, promoting and positioning our brand and reputation will depend on, among other factors, the success of our marketing and merchandising efforts and our ability to provide a consistent, high-quality customer experience. Any negative publicity, regardless of its accuracy, could materially adversely affect our business. Brand value is based in large part on perceptions of subjective qualities, and any incident that erodes the loyalty of our customers, including adverse publicity or a governmental investigation or litigation, could significantly reduce the value of our brand and significantly damage our business.

The value of our brand also depends on effective customer support to provide a high-quality customer experience, which requires significant personnel expense. If not managed properly, this expense could impact our profitability. Failure to manage or train our own or outsourced customer support representatives properly, or our inability to hire sufficient customer support representatives could result in lower-quality customer support and/or increased customer response times, compromising our ability to handle customer complaints effectively.

Our ability to gain and increase market acceptance and generate commercial revenues is subject to a variety of risks, many of which are out of our control.

Our Pharmaceutical Products and our future men’s wellness products may not gain or increase market acceptance among physicians, patients, healthcare payors or the medical community. We believe that the degree of market acceptance and our ability to generate commercial revenues from such products will depend on a number of factors, including:

●	our ability to expand the use of our products through targeted patient and physician education;

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●	competition and timing of market introduction of competitive products;

●	quality, safety and efficacy in the approved setting;

●	prevalence and severity of any side effects, including those of the components of our products;

●	emergence of previously unknown side effects, including those of the generic components of our products;

●	potential or perceived advantages or disadvantages over alternative treatments;

●	the convenience and ease of purchasing the product, as perceived by potential patients;

●	strength of sales, marketing and distribution support;

●	price, both in absolute terms and relative to alternative treatments;

●	the effectiveness of any future collaborators’ sales and marketing strategies;

●	the effect of current and future healthcare laws;

●	availability of coverage and reimbursement from government and other third-party payors;

●	recommendations for prescribing physicians to complete certain educational programs for prescribing drugs;

●	the willingness of patients to pay out-of-pocket in the absence of government or third-party coverage; and

●	product labeling, product insert, or new studies or trial requirements of the FDA or other regulatory authorities.

Our Pharmaceutical Products and/or future products may fail to achieve market acceptance or generate significant revenue to achieve sustainable profitability. In addition, our efforts to educate the medical community and third-party payors on the safety and benefits of our drugs may require significant resources and may not be successful.

We may be unable to scale our operations fast enough to bring down our cost of sales and generate revenues sufficient to support our operations.

We believe that in general, the faster we are able to scale up our operations, the lower our cost of sales, as a percentage of revenue, will be, as we believe that certain economies of scale exist with our operations. If we are unable to grow our business fast enough to take advantage of these economies of scale, our operations may suffer, and we may not be profitable.

Economic downturns or a change in consumer preferences, perception and spending habits could limit consumer demand for our products and negatively affect our future business.

The products that we sell and plan to sell in the future (including our Mango ED and Mango GROW products) may be adversely affected from time to time by economic downturns that impact consumer spending, including discretionary spending. Future economic conditions such as employment levels, business conditions, housing starts, market volatility, interest rates, inflation rates, energy and fuel costs and tax rates, or our actions in response to these conditions, such as price increases, could reduce consumer spending or change consumer purchasing habits.

Our performance depends significantly on factors that may affect the level and pattern of consumer spending in the markets in which we operate. Such factors include consumer preference, consumer confidence, consumer income, consumer perception of the safety and quality of our future products and shifts in the perceived value for our products relative to alternatives. A general decline in the consumption of our future products could occur at any time as a result of change in consumer preference, perception, confidence and spending habits, including an unwillingness to pay a premium or an inability to purchase our products due to financial hardship or increased price sensitivity, which may be exacerbated by inflationary pressures, interest rates, and economic uncertainty. If consumer preferences shift away from our products, our business, financial condition and results of operations could be adversely affected.

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The success of our products depends on a number of factors including our ability to accurately anticipate changes in market demand and consumer preferences, our ability to differentiate the quality of our future products from those of our competitors, and the effectiveness of our marketing and advertising campaigns for our products. We may not be successful in identifying trends in consumer preferences and developing products that respond to such trends in a timely manner. We also may not be able to effectively promote our products by our marketing and advertising campaigns and gain market acceptance. If our products fail to gain market acceptance, are restricted by regulatory requirements or have quality problems, we may not be able to fully recover costs and expenses incurred in our operation, and our business, financial condition, results of operations and prospects could be adversely affected.

We rely upon independent third-party transportation providers for all of our product shipments and are subject to increased shipping costs as well as the potential inability of our third-party transportation providers to deliver on a timely basis.

We rely upon independent third-party transportation providers for all of our product shipments, including shipments from our related party pharmacy to our customers. Our utilization of these third-party delivery services for shipments is subject to risks which may impact a shipping company’s ability to provide delivery services that adequately meet our shipping needs, including risks related to employee strikes, labor and capacity constraints, port security considerations, trade policy changes or restrictions, military conflicts, acts of terrorism, accidents, natural disasters and inclement weather. Any interruption in service provided by our shipping companies could cause temporary disruptions in our business, a loss of sales and profits, and other material adverse effects. In addition, we are subject to increased shipping costs when fuel prices increase, as we use expedited means of transportation such as air freight. If we change the shipping company we use, we could face logistical difficulties that could adversely affect deliveries, and we would incur costs and expend resources in connection with such change.

The failure of our Telemedicine Providers to attract and retain physicians in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth.

The success of our wellness business will depend on the ability of out Telemedicine Providers and any future contracted telemedicine services provider(s) to continue to recruit and retain a sufficient number of qualified licensed doctors. Although we believe such provider(s) will have an effective recruitment process, there is no assurance that such provider(s) will be able to secure arrangements with sufficient numbers of licensed doctors or retain the services of such practitioners. If our Telemedicine Providers or any provider(s) we engage in the future, experience delays or shortages in obtaining access to qualified physicians, we would be unable to operate and may be forced to seek alternative arrangements which could be more costly or may be forced to suspend our business operations.

Our business could be adversely affected if physicians were classified as employees of the Telemedicine Providers instead of independent contractors.

Our Telemedicine Providers typically engage physicians that perform services through our platform as independent contractors. The Telemedicine Providers believe that the physicians are independent contractors because, among other things, they can choose whether, when, and where to provide services on our platform and are free to provide services on our competitors’ platforms. Nevertheless, recent legislative and judicial activity have in some jurisdictions created more restrictive standards or enforcement uncertainty with respect to the classification of workers within certain industries. The Telemedicine Providers may not be successful in defending the independent contractor status of physicians in some or all jurisdictions in which we and/or they operate. Furthermore, the costs associated with defending, settling, or resolving pending and future lawsuits (including demands for arbitration) relating to the independent contractor status of physicians could be material to the Telemedicine Providers. Foreign, state, and local laws governing the definition or classification of independent contractors, or changes thereto, or judicial decisions regarding independent contractor classification, could require classification of physicians as employees (or workers or quasi-employees where those statuses exist) of the Telemedicine Providers. If the Telemedicine Providers are required to classify physicians as employees (or as workers or quasi-employees where applicable), it could result in significant additional expenses, potentially including expenses associated with the application of wage and hour laws (including minimum wage, overtime, and meal and rest period requirements), employee benefits, social security contributions, taxes, and penalties. Further, any such reclassification could add significant complexity to our business model and could force us to have to modify or renegotiate our relationships with the Telemedicine Providers, which may not be possible on mutually agreeable terms, and could have an adverse effect on our business, financial condition, and results of operations.

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Disruption in our global supply chain could negatively impact our business.

The compounds found in the products we sell are sourced from a wide variety of vendors, and any future disruption in our supply chain or inability to find qualified vendors and access compounds that meet requisite quality and safety standards in a timely and efficient manner could adversely impact our business. While we have not experienced material supply chain issues to date, the loss or disruption of such supply arrangements for any reason, including as a result of ongoing conflict arising out of the Russian invasion of Ukraine and the hostilities and conflict in the Middle East, other acts of war or terrorism, trade sanctions, inflation, tariffs, health epidemics or pandemics, labor disputes, loss or impairment of key manufacturing sites, inability to procure sufficient raw materials, quality control issues, ethical sourcing issues, a supplier’s financial distress, natural disasters, looting or other external factors over which we have no control, could interrupt product supply and, if not effectively managed and remedied, have a material adverse impact on our business, results of operations and financial condition.

Additionally, any major changes in tax or trade policy, such as the imposition of additional tariffs or duties on imported products, or trade sanctions, between the U.S. and countries from which we or our vendors source merchandise, directly or indirectly, could require us to take certain actions, such as raising prices on our offerings or seeking alternative sources of supply from vendors with whom we have less familiarity, which could adversely affect our reputation, revenue, and our results of operations.

If we are unable to maintain or enter into future agreements with suppliers or our suppliers fail to supply us with our Compounded Products ingredients or any other potential future men’s wellness products, we may experience delays in selling our products.

We may not be successful in maintaining or entering into new supply agreements on reasonable terms or at all or that we or our suppliers will be able to obtain or maintain the necessary regulatory approvals or state and federal controlled substances registrations for current or potential future suppliers in a timely manner or at all. If we are unable to obtain a sufficient quantity of active pharmaceutical ingredients manufactured at a facility that is registered and listed with the FDA and required to produce products, there could be a delay in producing products, which could adversely affect our product sales and operating results materially, which could significantly harm our business. This has not occurred to date.

We currently do not have any manufacturing facilities and intend to rely on third parties for the supply of our products (such as Epiq Scripts, which is a related party), as well as for the supply of materials. However, we cannot be certain that we or our suppliers will be able to obtain or maintain the necessary regulatory approvals or registrations for these suppliers in a timely manner or at all.

Our business is exposed to risks associated with credit card and other online payment chargebacks and fraud.

A majority of our revenue is, and is expected to be, processed through credit cards and other online payments. If we experience refunds or chargebacks, our processors could require us to create reserves, increase fees or terminate contracts with us, which would have an adverse effect on our financial condition. Our failure to limit fraudulent transactions conducted on our website, such as through the use of stolen credit card numbers, could also subject us to liability and adversely impact our reputation. Under credit card association rules, penalties may be imposed at the discretion of the association for inadequate fraud protection. Any such potential penalties would be imposed on our credit card processor by the association. However, we face the risk that we may fail to maintain an adequate level of fraud protection and that one or more credit card associations or other processors may, at any time, assess penalties against us or terminate our ability to accept credit card payments or other form of online payments from customers, which would have a material adverse effect on our business, financial condition and operating results.

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We could also incur significant fines or lose our ability to give customers the option of using credit cards to pay for our products if we fail to follow payment card industry data security standards, even if there is no compromise of customer information. Although we believe that we operate in compliance with payment card industry data security standards, it is possible that at times we may not be in full compliance with these standards. Accordingly, we could be fined, which could impact our financial condition, or our ability to accept credit and debit cards as payment could be suspended, which would cause us to be unable to process payments using credit cards. If we are unable to accept credit card payments, our business, financial condition and operating results may be adversely affected.

In addition, we could be liable if there is a breach of the payment information. Online commerce and communications depend on the secure transmission of confidential information over public networks. We rely on encryption and authentication technology to authenticate and secure the transmission of confidential information, including cardholder information. However, this technology may not prevent breaches of the systems we use to protect cardholder information. In addition, some of our contracting parties may also collect or possess information about our customers, and we may be subject to litigation or our reputation may be harmed if our contracting parties fail to protect our customers’ information or if they use it in a manner inconsistent with our policies and practices. Data breaches can also occur as a result of non-technical issues. Under contracts with processors, if there is unauthorized access to, or disclosure of, credit card information we store, we could be liable to the credit card issuing banks for their cost of issuing new cards and related expenses.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or customers, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we collect, store, use and disclose sensitive data, including health information and other types of personally identifiable information, or PII. We also process and store, and use additional third parties to process and store, confidential and proprietary information such as intellectual property and other proprietary business information, including that of our customers, providers and contracting parties.

Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, can create system disruptions, shutdowns or unauthorized disclosure or modifications of information, causing sensitive, confidential or proprietary information to be accessed or acquired without authorization or to become publicly available. Because of the nature of the sensitive, confidential and proprietary information that we expect to collect, store, transmit, and otherwise process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, will be important to our operations and business strategy. Measures taken to protect our systems, those of our third-party service providers, or sensitive, confidential and proprietary information that we or our third-party service providers process or maintain, may not adequately protect us from the risks associated with the collection, storage and transmission of such information. A security breach or privacy violation that leads to disclosure or unauthorized use or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, sensitive, confidential, or proprietary information we or our third-party service providers maintain or otherwise process, could harm our reputation, compel us to comply with breach notification laws, and cause us to incur significant costs for remediation, fines, penalties, notification to individuals and governmental authorities, implementation of measures intended to repair or replace systems or technology and to prevent future occurrences, potential increases in insurance premiums, and forensic security audits or investigations. As a result, a security breach or privacy violation could result in increased costs or loss of revenue.

Any actual or suspected security breach or other compromise of our security measures or those of our third-party vendors, whether as a result of hacking efforts, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering or otherwise, could harm our reputation and business, damage our brand and make it harder to retain existing customers or acquire new ones, require us to expend significant capital and other resources to address the breach, and result in a violation of applicable laws, regulations or other legal obligations. Our insurance policies may not cover, or may not be adequate to reimburse us for, losses caused by any such security breach.

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We rely on email and other messaging services to connect with our existing and potential customers. Our customers may be targeted by parties using fraudulent spoofing and phishing emails to misappropriate passwords, payment information or other personal information or to introduce viruses through Trojan horse programs or otherwise through our customers’ computers, smartphones, tablets or other devices. Despite our efforts to mitigate the effectiveness of such malicious email campaigns through product improvements, spoofing and phishing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and operating results.

As of the date of this filing, there have been no such data breaches or other security related issues.

We may experience fluctuations in our tax obligations and effective tax rate, which could adversely affect our business, results of operations, and financial condition.

We are subject to taxes in every jurisdiction in which we operate. We record tax expense based on current tax liabilities and our estimates of future tax liabilities, which may include reserves for estimates of probable settlements of tax audits. At any one-time, multiple tax years are subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. Further, our effective tax rate in a given financial statement period may be materially impacted by changes in tax laws, changes in the mix and level of earnings by taxing jurisdictions, or changes to existing accounting rules or regulations. Fluctuations in our tax obligations and effective tax rate could adversely affect our business, results of operations, and financial condition.

If we become subject to product liability claims, we may be required to pay damages that exceed our insurance coverage, if any.

Our products are subject to risks for product liability claims due to inherent potential side effects. We may be unable to obtain or maintain product liability coverage. A product liability claim in excess of, or excluded from, our insurance coverage which currently covers exposure to product liability claims, both technology products and physical products, would have to be paid out of cash reserves and could have a material adverse effect upon our business, financial condition and results of operations. Product liability insurance is expensive even with large self-insured retentions or deductibles, difficult to maintain, and current or increased coverage may not continue to be available on acceptable terms, if at all.

If we cannot successfully defend ourselves against a product liability claim, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	injury to our reputation;

●	costs of defending the claim and/or related litigation;

●	cost of any potential adverse verdict;

●	substantial monetary awards to patients or other claimants; and

●	the inability to commercialize our products.

Damages awarded in a product liability action could be substantial and could have a negative impact on our financial condition. Whether or not we were ultimately successful in product liability litigation, such litigation would consume substantial amounts of our financial and managerial resources, and might result in adverse publicity, all of which would impair our business.

For example, a 2014 study published in The Journal of the American Medical Association determined that Sildenafil (the active ingredient in Viagra and one of the ingredients we alternatively use, together with Sildenafil in our Mango ED product) may be associated with a higher risk of developing melanoma. The study evaluated data from more than 25,000 men who used Sildenafil and found that Sildenafil use was significantly associated with an increased risk of subsequent melanoma, after considering other risk factors. It is possible that the ingredients we use in our Mango ED and Mango GROW products or any other products we sell (including our Mango ED product, which is made with Sildenafil as an alternative to Tadalafil), could be found to result in increases in the likelihood of developing cancer or other diseases, which could subject us to litigation, penalties or recalls, all of which could have a material adverse effect on our operations and cause the value of our securities to decline in value or become worthless. Furthermore, our use of Sildenafil in our products could subject us to litigation, penalties or recalls, all of which could have a material adverse effect on our operations and cause the value of our securities to decline in value or become worthless.

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Disruptions in our data and information systems could harm our reputation and our ability to run our business.

We rely extensively on data and information systems for our supply chain, financial reporting, human resources and various other operations, processes and transactions. Furthermore, a significant portion of the communications between us, our suppliers and customers depend on information technology. Our data and information systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches (including breaches of our transaction processing or other systems that could result in the compromise of confidential customer data), catastrophic events, data breaches and usage errors by our employees or third-party service providers. Our data and information technology systems may also fail to perform as we anticipate, and we may encounter difficulties in adapting these systems to changing technologies or expanding them to meet the future needs of our business. If our systems are breached, damaged or cease to function properly, we may have to make significant investments to fix or replace them, suffer interruptions in our operations, incur liability to our customers and others or face costly litigation, and our reputation with our customers may be harmed. We also rely on third parties for a majority of our data and information systems, including for third-party hosting and payment processing. If these facilities fail, or if they suffer a security breach or interruption or degradation of service, a significant amount of our data could be lost or compromised and our ability to operate our business and deliver our product offerings could be materially impaired. In addition, various third parties, such as our suppliers and payment processors, also rely heavily on information technology systems, and any failure of these systems could also cause loss of sales, transactional or other data and significant interruptions to our business. Any material interruption in the data and information technology systems we rely on, including the data or information technology systems of third parties, could materially adversely affect our business, financial condition and operating results.

Risks Related to Legal, Regulatory and Government

We incur significant costs to ensure compliance with U.S. and Nasdaq reporting and corporate governance requirements.

We incur significant costs associated with our public company reporting requirements and with applicable U.S. and Nasdaq corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and Nasdaq. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to retain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

The health care industry is subject to extensive federal, state and local laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, payment for services and prices for services that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We exercise care in structuring our arrangements with physicians and other referral sources to attempt to comply in all material respects with applicable laws. We also take such laws into account when planning future marketing and other activities, and expect that our operations are in compliance with applicable laws. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

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Separately, Federal law limits compounded drugs that are “essentially copies” of commercially available FDA approved drugs, including those with the same route of administration. If our Mango ED and Mango GROW products, or any future products we may choose to market in the future are deemed to be “essentially copies” of commercially available FDA approved drugs we would be prohibited from compounding such drugs and would be unable to sell our Mango ED and Mango GROW drug or future products. If that were to occur, we would need to change our business plan which would require substantial additional expenses and would have a material adverse effect on our cash flows and the value of our securities.

Marketing activities for our Mango ED and Mango GROW products are subject to strict governmental regulation which may limit our ability to market or promote such product.

Our business model depends on qualifying for certain statutory exemptions for drugs that are compounded by pharmacies in accordance with applicable requirements. Pharmacy compounding is also subject to state oversight and regulation. Federal requirements include obtaining individual prescriptions establishing that the compounded drug is necessary for each drug prescribed for each of our customers. Federal law also limits compounded drugs that are “essentially copies” of commercially available FDA approved drugs, including those with the same route of administration. These restrictions will limit our ability to market compounded drugs that have the same active ingredients and route of administration as FDA-approved drugs, unless the compounded version offers a significant difference that the prescriber determines is necessary for each individual patient.

The FDA also has the authority to impose significant restrictions on approved products through regulations on advertising, promotional and distribution activities. In particular, the FDA will object to any promotional activity (including through testimonials and surrogates) that is “false or misleading in any particular,” including the failure to disclose material facts. For example, the FDA will expect adequate substantiation for an efficacy claim, which would require substantial evidence derived from adequate and well-controlled clinical trials. We believe we can conduct truthful and non-misleading promotional activities, including activities involving the use of testimonials and surrogates, with limited claims that do not require substantial evidence derived from adequate and well-controlled clinical trials and which do not include efficacy claims. If our products (including our Mango ED and Mango GROW products) are marketed in contradiction with FDA laws and regulations, the FDA may issue warning letters that require specific remedial measures to be taken, as well as an immediate cessation of the impermissible conduct, resulting in adverse publicity. The FDA may also require that all future promotional materials receive prior agency review and approval before use. Certain states have also adopted regulations and reporting requirements surrounding the promotion of pharmaceuticals. Failure by us or any of our collaborators to comply with state requirements may affect our ability to promote or sell future products in certain states. This, in turn, could have a material adverse impact on our financial results and financial condition and could subject us to significant liability, including civil and administrative remedies as well as criminal sanctions.

These restrictions may be more burdensome for compounded products as compared with FDA approved products because the latter have substantial evidence of safety and effectiveness, which will limit our ability to compete against the sale of comparable FDA-approved products.

Evolving government regulations and enforcement activities may require increased costs or adversely affect our results of operations.

Our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. Compliance with these evolving laws, regulations and interpretations may require us to change our practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our results of operations. There could also be laws and regulations applicable to our business that we have not identified or that, if changed, may be costly to us, and we cannot predict all the ways in which implementation of such laws and regulations may affect us.

Additionally, the introduction of new products may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate federal, state, or local licenses or certificates, increasing our security measures and expending additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent our products from being offered to customers, which could have a material adverse effect on our business, financial condition, and results of operations.

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Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not comply with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations.

We collect, store, process, and use personal information and other customer data, and will rely on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Our customers’ personal information may include names, addresses, phone numbers, email addresses, payment card data, and payment account information, as well as other information. Due to the volume and sensitivity of the personal information and data we and these third parties manage, the security features of our information systems are critical. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to access sensitive customer data, including payment card data. If we or our independent service providers or business partners experience a breach of systems that collect, store or process our members’ and customers’ sensitive data, our brand could be harmed, sales of our products could decrease, and we could be exposed to claims, losses, administrative fines, litigation or regulatory and governmental investigations and proceedings. Any such claim, investigation, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties and administrative fines. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement, or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

Privacy laws, rules, and regulations are constantly evolving in the United States and abroad and may be inconsistent from one jurisdiction to another. We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including privacy acts previously adopted by the states of California, Colorado, Connecticut, Delaware, Indiana, Iowa, Montana, New Jersey, Oregon, Tennessee, Texas, Utah, and Virginia, certain of which are already effective, and certain of which become effective during 2023, and from 2024 to 2026. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States and elsewhere may increase our compliance costs. Any failure to comply could give rise to unwanted media attention and other negative publicity, damage our customer and consumer relationships and reputation, and result in lost sales, claims, administrative fines, lawsuits or regulatory and governmental investigations and proceedings and may harm our business and results of operations.

Our Compounded Products have not been, and will not be, approved by the FDA. The use of such products may cause serious side effects which could subject us to material litigation, damages and penalties.

Our Compounded Products have not been, and will not be, approved by the FDA. It is compounded using bulk drug substances and as such, we believe it is exempt from specific FDA approval, provided that it is compounded in accordance with statutory requirements. Because compounded drugs are not FDA-approved, the FDA does not verify their safety, effectiveness, or quality before they are marketed. In addition, poor compounding practices can result in serious drug quality problems, such as contamination or a drug that contains too much or too little active ingredient, among other possible quality deficiencies.

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We are not aware of any clinical studies involving the administration of Sildenafil or Tadalafil sublingually at the doses we intend to provide patients, or the compounding of Sildenafil or Tadalafil, Oxytocin, and L-arginine to treat ED, as is contemplated by our Mango ED products. We are also not aware of any clinical studies involving the administration of Minoxidil and Finasteride sublingually at the dose we provide patients, or the compounding of Minoxidil, Finasteride, Vitamin D3 and Biotin, to attempt to treat hair loss, as is contemplated by our Mango GROW product. We are also not aware of any clinical studies involving the administration of Enclomiphene Citrate, Pregnenolone, and DHEA sublingually at the dose we provide patients, or the compounding of these ingredients to attempt to manage and balance hormones, as is contemplated by our Mango MOJO product. We are also not aware of any clinical studies involving the administration of Semaglutide sublingually at the dose we provide patients, or the compounding of Semaglutide with Vitamin B6 to attempt to assist with weight management, as is contemplated by our Mango SLIM product.

Because our Compounded Products have not been, and will not be, approved by the FDA, our products have not had the benefit of the FDA’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death. If this were to occur, we could be subject to litigation and governmental action, which could result in costly litigation, significant fines, judgments or penalties. For example, in October 2012, a pharmacy in Massachusetts shipped compounded drugs that were contaminated with a fungus throughout the country, and these drugs were injected into patients’ spines and joints. More than 750 people in 20 states developed fungal infections, and more than 60 people died. This type of action could have a significant negative impact on our brand name, results of operations and cash flows, and result in us having to cease selling products, curtailing our business plan, or seeking bankruptcy protection.

The main ingredients of our Compounded Products are publicly disclosed and are being specially compounded for the customer by a pharmacist with a physician’s prescription, and as a result, our Compounded Products formula can be replicated by other companies.

Because our Compounded Products are being specially compounded for customers by a pharmacist with a physician’s prescription and because the ingredients for our Compounded Products are publicly disclosed, these product formulas can be replicated by other companies. As a result, competitors, including those with greater resources, marketing, and brand recognition, may compete against us in the future using our exact product ingredients or variations thereof. We may be unable to distinguish our Compounded Products from copycat products and may not be able to differentiate our product from competitors in the marketplace. As a result, we may fail to obtain a significant market share, or may lose any market share we may obtain in the future, may be unable to compete with competitors, and may be forced to abandon or curtail our business plan, which could cause the value of our shares to decline in value or become worthless.

Our Compounded Products need to be compounded by licensed pharmacists who are subject to risks regarding applicable exemptions from the FFDCA Act.

Section 503A of the FFDCA describes the conditions under which compounded human drug products are exempt from the FFDCA sections on FDA approval prior to marketing, current good manufacturing practice requirements, and labeling with adequate directions for use. One of these conditions is that the drugs must be compounded based on the receipt of valid patient-specific prescriptions. Our Compounded Products needs to be compounded by licensed pharmacists, after being prescribed by a licensed physician. Licensed pharmacists who compound drug products in accordance with Section 503A of the FFDCA are not required to comply with CGMP requirements and the drugs that they compound are not required to be approved by the FDA, provided that the compounding complies with applicable requirements. Therefore, the FDA is often not aware of potential problems with compounded drug products or compounding practices unless it receives a complaint, such as a report of a serious adverse event or visible contamination. As such, the compounding of our products is subject to limited FDA oversight, which could lead to such products not being compounded safely and could lead to product recalls and litigation which could have a significant negative impact on our brand name, results of operations and cash flows, and result in us having to cease selling products, curtailing our business plan, or seeking bankruptcy protection. Neither we, nor our representatives have had any conversations with the FDA staff regarding whether our Compounded Products can be sold pursuant to Section 503A of the FFDCA Act and future conversations with the FDA may result in the FDA staff raising issues with such sales pursuant to Section 503A of the FFDCA, requiring certain pre-requisites or changes to our current business plan, which may be costly or time consuming, and/or may result in us being prohibited from selling our Compounded Products pursuant to Section 503A of the FFDCA Act. We also face risks that the compounding of our products does not fall within the exemption from the FFDCA provided by Section 503A thereof. For example, if the FDA determined that any of our products are essentially a copy of an FDA approved product, we would be severely limited in our ability to compound such a product. If any of the above were to apply, we may need to change our business plan or compounding activities, which could force us to curtail our business plan or expend significant additional resources to obtain FFDCA or FDA approval for our products.

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Notwithstanding the above, under relevant FDA guidance, the FDA generally does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the compounded drug has a different route of administration as compared with the approved alternative, and our Compounded Products are for a different route of administration (e.g., sublingual). In addition, we do not expect that we will be deemed to have engaged in such “copying”, because our Compounded Products are based on a prescriber’s determination for each patient that the change associated with the compounded product (our Compounded Products) produces for the patient a significant difference as compared with the commercially available drug product. Under relevant FDA guidance, the FDA does not consider a compounded drug “essentially a copy” if a prescriber determines that there is a change, made for an identified individual patient, which produces for that patient a significant difference from the commercially available product.

Health care services, including arrangements with health care professionals, are heavily regulated at the state level, and the laws and regulations may be changed or subject to new interpretations.

Each state separately licenses health care professionals and determines when and under what conditions they may interact with and provide services to patients. Telehealth consultations initiated through our platform must be offered in accordance with the laws and regulations of the state where a patient is located, which may include laws that restrict the corporate practice of medicine and fee splitting. Each state’s laws are subject to legislative and regulatory changes, as well as judicial interpretations, and future changes or interpretations of state laws restricting the corporate practice of medicine and fee splitting could adversely affect the permissibility of (a) our relationship with the Telemedicine Providers; and/or (b) the Telemedicine Providers relationships with its contracted physicians. If our relationship with the Telemedicine Providers and/or the Telemedicine Providers’ relationship with its contracted physicians needed to be restructured in light of any such adverse changes or interpretations, that restructuring could negatively affect our ability to connect consumers with medical providers in certain states, and thus those customers’ ability to ultimately receive our products.

We do not have a pharmacy and depend on a related party to compound our Mango product and other potential future men’s wellness products.

We rely on a related party pharmacy for the manufacture of our Mango product and will rely on this pharmacy or others for any potential future men’s wellness products we market and we cannot assure you that they will be successful. This subjects us to a number of risks, including the following:

●	we may not be able to control the commercialization of our products, including the amount, timing and quality of resources that our contracting parties may devote to our products;

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●	our contracting parties may experience financial, regulatory or operational difficulties, which may impair their ability to fulfill their contractual obligations;

●	business combinations or significant changes in a contracting parties’ business strategy may adversely affect a contracting party’s willingness or ability to perform their obligations under any arrangement;

●	legal disputes or disagreements may occur with one or more of our contracting parties or between our contracting parties and our suppliers or former contracting parties; and

●	a contracting party could independently move forward with a competing product developed either independently or in collaboration with others, including with one of our competitors.

If any of our contracting parties fail to fulfill their future contractual obligations, our business may be negatively affected and we may receive limited or no revenues under our agreements with them. See also the risk factor, “The related party pharmacy we have entered into an agreement with may not receive licenses in all of the 50 United States to provide national coverage for us to sell our Mango ED and Mango GROW products and future products” below.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, or PII, including protected health information, or PHI. These laws and regulations include the Health Information Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations (referred to collectively as “HIPAA”). HIPAA establishes a set of basic national privacy and security standards for the protection of PHI. HIPAA requires us to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts are able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI. In addition, HIPAA mandates that the Secretary of Health and Human Services, or HHS, conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of PII, including PHI. These laws in many cases are more restrictive than, and may not be pre-empted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our clients and potentially exposing us to additional expense, adverse publicity and liability.

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Because of the extreme sensitivity of the PII we store and transmit, the security features of our technology platform are very important. If our security measures are breached or fail, unauthorized persons may be able to obtain access to sensitive client data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client confidence. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to clients in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants.

Risks Related to Related Party Relationships and Transactions and Our Management

We depend heavily on our senior management, including our Chief Executive Officer, who may have a conflict of interest with regard to various matters. The ability of certain key employees to devote adequate time to us is critical to the success of our business, and failure to do so may adversely affect our revenues and as a result could materially adversely affect our business, financial condition and results of operations.

We must retain the services of our key employees and strategically recruit and hire new talented employees. Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, particularly our Chairman and Chief Executive Officer, Jacob D. Cohen. Mr. Cohen is currently a co-Manager and 52% owner of Epiq Scripts, and as Chief Executive Officer of Ronin Equity Partners, Inc., a private investment company, and in various positions with other entities and groups. Mr. Cohen currently spends approximately 95% of his time on Company matters. As a result, Mr. Cohen dedicates only a portion of his professional efforts to our business and operations, and there is no contractual obligation for him to spend a specific amount of his time with us. Mr. Cohen may not be able to dedicate adequate time to our business and operations and we could experience an adverse effect on our operations due to the demands placed on him from his other professional obligations. Such involvement in other businesses may therefore present a conflict of interest regarding decisions he makes for us or with respect to the amount of time available for us. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing our operations, product development, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Moving forward, should the services of Mr. Cohen be lost for any reason, we will incur costs associated with recruiting replacements and any potential delays in operations which this may cause. If we are unable to replace such individual with a suitably trained alternative individual(s), we may be forced to scale back or curtail our business plan.

Separately, if our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

We have engaged and in the future may engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services. Included in such transactions is a Master Services Agreement and Statement of Work and Consulting Agreement with Epiq Scripts, LLC, a related party, 52% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, for pharmacy and compounding services, which has been assigned to Mango & Peaches. Such transactions may not have been/may not be, entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. This could have a material effect on our business, results of operations and financial condition. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors.

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We are significantly reliant on related party relationships.

We have entered into a Master Services Agreement and Statement of Work with Epiq Scripts, LLC, a related party, 51% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, who also serves as a co-Manager of Epiq Scripts for pharmacy and compounding services. In the event that relationship is terminated, our costs may increase, and we may be unable to effectively obtain the services currently provided by Epiq Scripts, LLC. Additionally, certain of our consultants are employed by Epiq Scripts, LLC. We also anticipate entering into other related party relationships in the future. While we believe that all related party agreements have been and will be on arms-length terms, such significant related party relationships may be perceived negatively by potential shareholders or investors and/or may result in conflicts of interest. Each of our officers and directors (including those discussed above) presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director may be required to present a business opportunity to such entity, subject to his or her fiduciary duties under applicable law. Additionally, such persons may have conflicts of interest in allocating their time among various business activities. These conflicts may not be resolved in our favor. Our significant related party relationships and transactions, the terms of such relationships and transactions, and/or the termination of any such relationships or transactions, may have a material adverse effect on our results of operations moving forward and/or create conflicts of interest or perceived conflicts of interest which may have a material adverse effect on the value of our securities.

The related party pharmacy we have entered into an agreement with may not receive licenses in all of the 50 United States to provide national coverage for us to sell our pharmaceutical products and future products.

We have entered into a Master Services Agreement and Statement of Work with Epiq Scripts, LLC, a related party, 52% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, for pharmacy and compounding services. Epiq Script’s ability to provide pharmacy services in each state is subject to, among other things, receipt of regulatory approvals and licenses in the states in which it operates. Currently Epiq Scripts holds State Board of Pharmacy (or its equivalent) licenses to operate in the District of Columbia and all states except Alabama. Its loss of regulatory approval or licenses in the future, may prohibit us from selling our Mango products to customers that reside in those states limiting our ability to grow and compete with other companies that have those capabilities. Any of the above may have an adverse effect on our revenues, operations and cash flow and cause the value of our securities to decline in value or become worthless. We also face related party conflicts associated with our engagement of Epiq Scripts, LLC as discussed in greater detail above.

Assuming the shareholder approval of the issuance of the Mango & Peaches Common Shares and Mango & Peaches Series A Shares, Jacob D. Cohen, our Chairman and Chief Executive Officer will exercise majority voting control over Mango & Peaches, which following the transactions related to the Contribution Agreement, holds substantially all of our assets and operations, which limits shareholders’ abilities to influence corporate matters and could delay or prevent a change in corporate control.

Pursuant to the December 13, 2024, Contribution Agreement, the Company contributed substantially all of its assets, including ownership of: (a) its 98% ownership of MangoRx Mexico S.A. de C.V., a Mexican Stock Company; and (b) its 100% ownership of MangoRx UK Limited, a company incorporated under the laws of the United Kingdom, to Mango & Peaches, in order to restructure the ownership and operations of the Company, better segregate such operations and liabilities and provided for the issuance of a portion of the capital of Mango & Peaches to Mr. Jacob Cohen, the Chief Executive Officer of the Company, , pursuant to which the Company agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of Mango & Peaches (representing 25.4% of Mango and Peaches’ then outstanding shares of common stock); and (b) 100 shares Series A Super Majority Voting Preferred Stock of Mango & Peaches, discussed in greater detail below, which issuances are subject to shareholder approval, which shareholder approval the Company expects to solicit from shareholders in the near future.

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In consideration for the transfer of the assets, the Company received 4,999,999 shares of Mango & Peaches’ common stock, bringing its ownership to 5,000,000 shares of common stock of Mango & Peaches upon the closing of the Contribution Agreement.

Pursuant to the Contribution Agreement, Mango & Peaches assumed all of the liabilities of the Company relating to the Contributed Assets contributed, but none of the other liabilities of the Company and the Company agreed to indemnify Mango & Peaches against any damages relating to a breach of any representation or warranty of the Company in the Contribution Agreement, or any claim relating to the Contributed Assets, before the Contribution Effective Date; and Mango & Peaches agreed to indemnify the Company against any damages relating to a breach of any representation or warranty of Mango & Peaches in the Contribution Agreement, or any claim relating to the Contributed Assets, after the Contribution Effective Date. The Contribution Agreement and the contribution and assumption provided for therein was effective December 15, 2024.

The Mango & Peaches Series A Shares have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of Mango & Peaches and upon any action taken by stockholders of Mango & Peaches with or without a meeting) equal to fifty-one percent (51%) of the total vote, and for so long as Series A Preferred Stock is outstanding, Mango & Peaches shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Certificate of Formation or the Bylaws of Mango & Peaches so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock; or (iv) amend, alter or repeal any provision of the Series A Designation (except in connection with certain non-material technical amendments). Additionally, subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, Mango & Peaches cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (a) issue any additional shares of Series A Preferred Stock after the original issuance of shares of Series A Preferred Stock; (b) increase or decrease the total number of authorized or designated shares of Series A Preferred Stock; (c) effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock; (d) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (e) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series A Designation.

As a result of the issuance of the Mango & Peaches Common Shares and Mango & Peaches Series A Shares, Mr. Cohen will obtain majority control over substantially all of the assets and operations of the Company at the time of the entry into the Contribution Agreement, which following the Contribution Effective Date, are held by Mango & Peaches, including the right to vote 75.5% of Mango & Peaches outstanding voting shares as result of his ownership of Mango & Peaches Common Shares and the Mango & Peaches Series A Shares, which will provide him the right to approve any merger or consolidation of Mango & Peaches and/or any amendment to the Certificate of Formation of Mango & Peaches.

Additionally, Mr. Cohen, pursuant to the terms of his Employment Agreement, as amended, has the right to earn up to $10 million bonus (the “Mango & Peaches Bonus”), which is convertible at his option, at a conversion price of $0.50 per share, into up to 20,000,000 shares of common stock of Mango & Peaches. In the event the full amount of the Mango & Peaches Bonus, vests to Mr. Cohen and he converts such entire Mango & Peaches Bonus into 20,000,000 Mango & Peaches Bonus Shares pursuant to the conversion terms thereof, he will own 81.3% of Mango & Peaches outstanding common stock (not factoring in any other issuances), and 92.8% of Mango & Peaches’ outstanding voting stock (as a result of the ownership of the Mango & Peaches Series A Shares and not factoring in any future issuances). There is no assurance that any of the milestones will be reached by Mango & Peaches and/or that any portion of the Mango & Peaches Bonus will vest to Mr. Cohen or that any Mango & Peaches Bonus Shares will be issued to Mr. Cohen.

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As a result, Mr. Cohen will control the Mango & Peaches shareholder vote. Consequently, he has the ability to influence matters affecting Mango & Peaches and therefore exercise significant control in determining the outcome of all corporate transactions or other matters involving Mango & Peaches, including (i) making amendments to Mango & Peaches’ certificate of formation; (ii) whether to issue additional shares of common stock and preferred stock of Mango & Peaches, including to himself; (iii) employment decisions, including compensation arrangements; (iv) whether to enter into material transactions with related parties; (v) election of directors; and (vi) any merger or significant corporate transactions, including with himself or other related parties. Additionally, it will be difficult if not impossible for investors to remove Mr. Cohen as a director of Mango & Peaches, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. Because Mr. Cohen will significantly influence the vote on all Mango & Peaches shareholder matters, investors may find it difficult to replace our management if they disagree with the way our business is being operated. The interests of Mr. Cohen may not coincide with our interests or the interests of other shareholders of the Company or Mango & Peaches.

In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control of our Company or Mango & Peaches; (2) impeding a merger, consolidation, takeover or other business combination involving our Company or Mango & Peaches; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company or Mango & Peaches.

Potential competition from our existing executive officers, after they leave their employment with us, and subject to the non-compete terms of their employment agreements, could negatively impact our profitability.

Although our Chief Executive Officer, Jacob D. Cohen, and our Chief Operating Officer, Amanda Hammer, are prohibited from competing with us while they are employed with us and for 12 months thereafter (subject to the terms of, and exceptions set forth in, their employment agreements with the Company), none of such individuals will be prohibited from competing with us after such 12-month period ends. Additionally, the Federal Trade Commission recently proposed a new rule that, if it becomes effective, would ban employers from imposing non-competes on their workers, which if effective could prohibit the Company from enforcing, or invalidate, the non-competes in our executive’s and in certain other employee’s, employment agreements. Finally, various states have recently enacted rules banning non-competes, including California. Accordingly, any of these individuals could be in a position to use industry experience gained while working with us to compete with us. Such competition could distract or confuse customers, reduce the value of our intellectual property and trade secrets, or reduce our future revenues, earnings or growth prospects.

Risks Related to Intellectual Property

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties.

Additionally, our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Our competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	cause delays or stoppages in providing products;

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●	divert management’s attention and resources;

●	require technology changes to our products that would cause our Company to incur substantial cost;

●	subject us to significant liabilities; and

●	require us to cease some or all of our activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

Risks Related to the Telehealth Operations of Our Contracting Parties

The telehealth business of our telehealth provider could be adversely affected by ongoing legal challenges or by new state actions restricting the ability to provide telehealth services in certain states.

We use telehealth providers to provide telehealth consultations and related services on our Mangoceuticals platform, which connects users/customers with third-party health care providers and Epiq Scripts, LLC, a related party pharmacy. We have entered into an agreement with Doctegrity, pursuant to which Doctegrity provides clinical services directly to our customers via telehealth. Through these arrangements, the professionals or professional entities are responsible for the practice of medicine and control of the clinical decision-making.

Our ability to conduct business operations in each state is dependent upon the state’s treatment of medicine under such state’s laws, and rules and policies governing the practice of physician supervised services, which are subject to changing political, regulatory and other influences.

We depend on our contracted parties to maintain appropriate telehealth licenses to be able to provide telehealth services to our potential customers and prescribe them our products, which are required to be prescribed by licensed physicians. In the event we are not able to maintain relationships with telehealth providers, state licensing laws make it harder, more costly or impossible to provide telehealth services, or our customers are otherwise unable to obtain prescriptions for our products, we may be unable to sell products, which could result in us having to curtail our business plan or cease operating.

Our contracting parties’ telehealth business could be adversely affected by ongoing legal challenges to their business model or by new state actions restricting their ability to provide the full range of services in certain states.

The ability of our contracted parties’ telehealth operations in each state is dependent upon the state’s treatment of medicine under such state’s laws, rules and policies governing the practice of physician supervised services, which are subject to changing political, regulatory and other influences. In the event our contracted parties are unable to provide telehealth services for any reason, it would have a material adverse effect on our ability to sell products and in turn our revenues and operating results.

Risks Related to Our Governing Documents and Texas Law

Our Certificate of Formation, Bylaws and Texas law provide for indemnification of officers and directors at our expense and limit the liability of our directors, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers or directors.

Our Certificate of Formation, Bylaws and Texas law provide for us to indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan. Our Certificate of Formation also provides that the personal liability of our directors is eliminated to the fullest extent permitted by the Texas Business Organizations Code, as such may be amended or supplemented. These indemnification obligations and limitations of liability may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers or directors.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

We have established preferred stock which can be designated by our Board of Directors without shareholder approval.

We have 10,000,000 shares of preferred stock authorized, of which 6,000 shares have been designated as Series B Convertible Preferred Stock, and 6,250,000 shares have been designated as Series C Preferred Stock. Additional shares of our preferred stock may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of our shareholders, our shareholders will have no control over what designations and preferences our preferred stock will have. The currently outstanding preferred stock or issuance of additional shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we have or may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

Anti-takeover provisions in our Certificate of Formation and our Bylaws, as well as provisions of Texas law, might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Our Certificate of Formation, Bylaws and Texas law contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions may also prevent or delay attempts by our shareholders to replace or remove our management. Our corporate governance documents include provisions:

●	requiring advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our Board of Directors;

●	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

●	providing indemnification to, our directors and officers.

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The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Risks Related to Our Preferred Stock

Our Series B Convertible Preferred Stock and 6% Series C Convertible Cumulative Preferred Stock include a liquidation preference.

Our Series B Preferred Stock includes a liquidation preference of $1,100 per share, which may be increased from time to time pursuant to the terms of such Series B Preferred Stock (currently totaling an aggregate of $2,809,400 for all 2,554 outstanding shares of Series B Preferred Stock) which is payable upon liquidation, before any distribution to our common stock shareholders. Our Series C Preferred Stock includes a liquidation preference of $20 per share, which may be increased from time to time pursuant to the terms of such Series C Preferred Stock (currently totaling an aggregate of $19,600,000 for all outstanding shares of Series C Preferred Stock) which is payable upon liquidation, before any distribution to our common stock shareholders, but after distributions to our Series B Preferred Stock holders. As a result, if we were to dissolve, liquidate or sell our assets, the holders of our Series B Preferred Stock would have the right to receive up to the first approximately $2,809,400 in proceeds from any such transaction and holders of our Series C Preferred Stock would have the right to receive up to approximately $19.6 million of the remaining proceeds from any such transaction. The payment of the liquidation preferences could result in common stock shareholders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Additionally, the existence of the liquidation preferences may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings in the future, or prevent or delay a change of control. Because our Board of Directors is entitled to designate the powers and preferences of the preferred stock without a vote of our shareholders, subject to Nasdaq rules and regulations, our shareholders will have no control over what designations and preferences our future preferred stock, if any, will have.

The issuance of common stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock and upon exercise of the Warrants will cause immediate and substantial dilution to existing shareholders.

Each holder of Series B Preferred Stock may, at its option, convert its shares of Series B Preferred Stock into that number of shares of common stock equal to the Stated Value of such share of Series B Preferred Stock (initially $1,100 per share), divided by $1.50.

Each holder of Series C Preferred Stock may, at its option, convert its shares of Series C Preferred Stock into that number of shares of common stock equal to the Stated Value of such share of Series C Preferred Stock, divided by the conversion price of $150.00 per share (i.e., initially a 2-for-1 conversion ratio), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

The issuance of common stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock will result in immediate and substantial dilution to the interests of other stockholders since the holders of the Series B Preferred Stock and Series C Preferred Stock may ultimately receive and sell the full amount of shares issuable in connection with the conversion of such Series B Preferred Stock and Series C Preferred Stock. Although the Series B Preferred Stock, and Series C Preferred Stock may not be converted by the holders thereof if such conversion would cause such holder to own more than 4.99% (4.999% in the case of the Series C Preferred Stock) of our outstanding common stock (which may be increased to 9.999% with at least 61 days prior written notice on a per shareholder basis for holders of our Series C Preferred Stock), these restrictions do not prevent such holders from converting some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.99%/9.999% limit. In this way, the holders of the Series B Preferred Stock and Series C Preferred Stock could sell more than these limits while never actually holding more shares than the limits allow. If the holders of the Series B Preferred Stock or Series C Preferred Stock choose to do this, it will cause substantial dilution to the then holders of our common stock.

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The availability of shares of common stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock upon the conversion of our Series B Preferred Stock and Series C Preferred Stock and/or upon exercise of warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock upon the conversion of our Series B Preferred Stock and Series C Preferred Stock and upon exercise of warrants, or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon the conversion of our Series B Preferred Stock and Series C Preferred Stock and upon exercise of warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of the Series B Preferred Stock and Series C Preferred Stock and warrants, then the value of our common stock will likely decrease.

Our outstanding Series B Preferred Stock previously accrued, and our Series C Preferred Stock accrues a dividend.

From and after the issuance date of the Series B Preferred Stock, of which 2,554 shares are currently outstanding, each share of Series B Preferred Stock was entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 10% per annum on the stated value (initially $1,100 per share or $110 per year) as of the record date for such dividend (as described in the Series B Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series B Preferred Stock could be converted on the applicable record date for such dividend or distribution. Effective on March 20, 2025, with the filing of an amendment to the Series B Designation, the rights to dividends on the Series B Preferred Stock, unless declared on the common stock, in which case the Series B Preferred Stock will participate on an as-converted basis, were terminated.

From and after the issuance date of the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 6% per annum on the stated value (initially $20 per share) as of the record date for such dividend (as described in the Series C Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series C Preferred Stock could be converted on the applicable record date for such dividend or distribution.

Accrued dividends may be settled in cash, subject to applicable law, shares of common stock (valued at the closing price on the date the dividend is due) or in-kind, by increasing the stated value by the amount of the quarterly dividend.

In the event dividends are paid in Common Stock, the number of shares payable will be calculated by dividing the accrued dividend by the closing sales price of the Company’s common stock. If the Company is prohibited from paying, or chooses not to pay the dividend in cash or common stock, the Company may pay the dividend by increasing the Stated Value of the preferred stock.

We may choose not to pay such dividends in cash, may not have sufficient available cash to pay the dividends as they accrue or may be prohibited contractually, or pursuant to applicable law, from paying such dividends in cash. The payment of the dividends could reduce our available cash on hand, have a material adverse effect on our results of operations and cause the value of our stock to decline in value. Additionally, the issuance of shares of common stock or an increase in the Stated Value of our Series C Preferred Stock in lieu of cash dividends (and the subsequent conversion of such Series C Preferred Stock into common stock pursuant to the terms of such Series C Preferred Stock) could cause substantial dilution to the then holders of our common stock.

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Risks Related to Our Common Stock

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Our common stock prices have been, and may continue to be, volatile and could decline substantially following the date of this Prospectus.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our common stock.

Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

●	actual or anticipated variations in our quarterly operating results;

●	changes in market valuations of similar companies;

●	adverse market reaction to the level of our indebtedness;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the press or investment community;

●	general market, economic, and political conditions, including an economic slowdown or dislocation in the global credit markets;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;

●	general economic and market conditions;

●	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

●	our operating performance and the performance of other similar companies;

●	changes in accounting principles; and

●	passage of legislation or other regulatory developments that adversely affect us or our industry.

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If our stock price fluctuates you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us For example, since our common stock began trading on the Nasdaq Capital Market in connection with our IPO on March 20, 2023, the trading price of our common stock has traded as high as $65.55 and as low as $2.07 per share. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

There is no guarantee that our common stock will continue to trade on the Nasdaq Capital Market.

Our common stock is currently listed on Nasdaq under the symbol “MGRX”. There is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time. Among the conditions required for continued listing on Nasdaq, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity, $35 million in market value of listed securities, or $500,000 in net income over the prior two years or two of the prior three years, to have a majority of independent directors (subject to certain “controlled company” exemptions), to comply with certain audit committee requirements, and to maintain a stock price over $1.00 per share.

Our stockholders’ equity has in the past not been above Nasdaq’s $2.5 million minimum, we may not generate over $500,000 of yearly net income moving forward, we may not maintain $35 million in market value of listed securities, we may not be able to maintain independent directors (to the extent required), and as discussed above, we have in the past not maintained a stock price over $1.00 per share. Nasdaq’s determination that we fail to meet the continued listing standards of Nasdaq may result in our securities being delisted from Nasdaq.

The absence of such a listing on Nasdaq may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the Pink Open Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock is delisted from Nasdaq in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

A delisting of our common stock from Nasdaq could adversely affect our business, financial condition and results of operations and our ability to attract new investors, reduce the price at which our common stock trades, decrease, investors’ ability to make transactions in our common stock, decrease the liquidity of our outstanding shares, increase the transaction costs inherent in trading such shares, and reduce our flexibility to raise additional capital without overall negative effects for our stockholders.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business with existing customers and attract new customers.

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Certain of our outstanding warrants include anti-dilution and reset rights.

We currently have outstanding warrants to purchase 2,062,333 shares of common stock with a weighted average exercise price of $2.84 per share. The exercise price of a total of 1,650,000 of those warrants, with an exercise price of $1.50 per share have anti-dilutive rights, such that if the Company or any subsidiary at any time while the warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the exercise price of the warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary exempt issuances.

The warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common stock issuable upon exercise thereof.

Anti-dilutive rights of the warrants may cause the exercise price of the warrants to decrease significantly, may result to significant dilution to existing stockholders, and may prevent us from completing otherwise accretive transactions.

The sale of shares of common stock under an Equity Purchase Agreement may cause significant dilution to existing shareholders.

The issuance of shares of common stock pursuant to the terms of an April 5, 2024, Equity Purchase Agreement (the “ELOC”), discussed in greater below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Funding Arrangements”, will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders. The issuance of shares of common stock pursuant to the terms of the ELOC (pursuant to which we are able to sell up to $25 million shares of common stock, subject to certain requirements, of which $1,185,019 of gross proceeds or 305,000 total shares of common stock have been sold to date) will also dilute the ownership interests of our existing stockholders. The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock pursuant to the terms of the ELOC, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock pursuant to the terms of the ELOC, or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable pursuant to the terms of the ELOC may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the Purchaser, then the value of our common stock will likely decrease.

We have filed a registration statement to permit the public resale of the shares of common stock issuable pursuant to the terms of the ELOC. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

The shares of common stock to be sold pursuant to the terms of the ELOC are to be sold based on a discount to fluctuating market prices and as a result, we are unable to accurately forecast or predict with certainty the total amount of shares of Company common stock that may be issued to the Purchaser under the ELOC; however, we expect such sales, if any to cause significant dilution to existing shareholders.

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Future sales of our common stock, other securities convertible into our common stock, or preferred stock could cause the market value of our common stock to decline and could result in dilution of your shares.

Our Board of Directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the creation and issuance of additional preferred stock, other debt securities convertible into common stock, options, warrants and other rights, on terms and for consideration as our Board of Directors in its sole discretion may determine. Sales of substantial amounts of our common stock or of preferred stock could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by large shareholders, or the perception that such sales could occur, may adversely affect the market price of our common stock.

We have no intention of declaring dividends on our common stock in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our Board of Directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends on our common stock in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

The issuance and sale of common stock upon exercise of outstanding warrants may cause substantial dilution to existing shareholders and may also depress the market price of our common stock. Outstanding warrants to purchase shares of our common stock have cashless exercise rights.

As of May 27, 2025, we had a total of 2,053,042 warrants outstanding with a weighted average exercise price of $2.25 per share and term ranging from August 16, 2027 through May 26, 2030. If the holders of the warrants choose to exercise the warrants, it may cause significant dilution to the then holders of our common stock. If exercises of the warrants and sales of such shares issuable upon exercise thereof take place, the price of our common stock may decline. In addition, the common stock issuable upon exercise of the warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the warrant holders, then the value of our common stock will likely decrease.

General Risk Factors

Our industry and the broader U.S. economy experienced higher than expected inflationary pressures during 2022 related to continued supply chain disruptions, labor shortages and geopolitical instability, and if these conditions persist, our business, results of operations and cash flows could be materially and adversely affected.

2022 saw significant increases in the costs of labor and certain materials and equipment, and longer lead times for such materials and equipment, as a result of availability constraints, supply chain disruption, increased demand, labor shortages associated with a fully employed U.S. labor force, high inflation and other factors. Supply and demand fundamentals have been further aggravated by disruptions in global energy supply caused by multiple geopolitical events, including the ongoing conflict between Russia and Ukraine. Recent supply chain constraints and inflationary pressures may in the future adversely impact our operating costs, and as a result, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

We and the health and wellness industry in general may be adversely affected during periods of high inflation, primarily because of higher shipping and product manufacturing costs. While we plan to attempt to pass on increases in our costs through increased sales prices, market forces may limit our ability to do so. If we are unable to raise sales prices enough to compensate for higher costs, our future revenues, gross profit margin and revenues could be adversely affected.

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Economic uncertainty may affect our access to capital and/or increase the costs of such capital.

Global economic conditions continue to be volatile and uncertain due to, among other things, consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, increased inflation, tax rates, and the war between Ukraine and Russia which began in February 2022, and has continued through the date of this prospectus, as well as the current ongoing war between Hamas and Israel, which began in October 2023, and has continued through the date of this prospectus. These conditions remain unpredictable and create uncertainties about our ability to raise capital in the future. In the event required capital becomes unavailable in the future, or more costly, it could have a material adverse effect on our business, future results of operations, and financial condition.

Our business may be materially and adversely disrupted by epidemics or pandemics in the future.

An epidemic, pandemic or similar serious public health issue, and the measures undertaken by governmental authorities to address it, could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period, and thereby, and/or along with any associated economic and/or social instability or distress, have a material adverse impact on our consolidated financial statements.

Our business could be disrupted by catastrophic events and man-made problems, such as power disruptions, data security breaches, and terrorism.

Our systems are vulnerable to damage or interruption from the occurrence of any catastrophic event, including earthquake, fire, flood, or other weather event, power loss, telecommunications failure, software or hardware malfunction, cyber-attack, war, terrorist attack, or incident of mass violence, which could result in lengthy interruptions in access to our systems. In addition, acts of terrorism, including malicious internet-based activity, could cause disruptions to the internet or the economy as a whole. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our ability to provide products to customers would be impaired or we could lose critical data. We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business, financial condition and results of operations that may result from interruptions in access to our platform as a result of system failures.

Economic uncertainty may affect consumer purchases of discretionary items, which may affect demand for our products.

Our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors such as consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, inflation, and tax rates. As U.S. economic conditions continue to be volatile or economic uncertainty remains, and with increasing inflation and interest rates, trends in consumer discretionary spending also remain unpredictable and subject to reductions as a result of significant increases in employment, financial market instability, and uncertainties about the future. Unfavorable economic conditions have led, and in the future may lead, consumers to reduce their spending on men’s wellness products, which in turn has in the past led to a decrease in the demand for such products. Consumer demand for the Company’s products may decline as a result of an economic downturn, or economic uncertainty. The sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on the Company’s business, results of operations, and financial condition.

Global economic conditions could materially adversely affect our business, results of operations, financial condition and growth.

Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could materially adversely affect our operations, expenses, access to capital and the market for our products. In addition, consumer confidence and spending could be adversely affected in response to financial market volatility, negative financial news, conditions in the real estate and mortgage markets, declines in income or asset values, changes to fuel and other energy costs, labor and healthcare costs and other economic factors.

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In addition, uncertainty about, or a decline in, global or regional economic conditions could have a significant impact on our expected funding sources, suppliers and partners. Potential effects include financial instability; inability to obtain credit to finance operations and purchases of our products; and insolvency.

A downturn in the economic environment could also lead to limitations on our ability to issue new debt; reduced liquidity; and declines in the fair value of our financial instruments. These and other economic factors could materially adversely affect our business, results of operations, financial condition and growth.

We may become party to litigation, mediation and/or arbitration from time to time given our product focus.

We may become party to regulatory proceedings, litigation, mediation and/or arbitration from time to time in the ordinary course of business which could adversely affect our business. Monitoring and defending against legal actions, whether or not meritorious, can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. While we expect to have insurance in the future that may cover the costs and awards of certain types of litigation, the amount of our future insurance may not be sufficient to cover any costs or awards. Substantial litigation costs or an adverse result in any litigation may adversely impact our business, operating results or financial condition.

Higher labor costs due to statutory and regulatory changes could materially adversely affect our business, financial condition and operating results.

Various federal and state labor laws, including new laws and regulations enacted in response to COVID-19, govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, workplace health and safety standards, payroll taxes, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. As certain of our employees are paid at rates set at, or above but related to, the applicable minimum wage, further increases in the minimum wage could increase our labor costs. Significant additional government regulations could materially adversely affect our business, financial condition and operating results.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

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●	further develop our operating, administrative, legal, financial, and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within our company;

●	locate additional office space; and

●	maintain close coordination among our operations, legal, finance, sales and marketing, and client service and support personnel.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

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Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

We may be subject to actual and threatened claims, litigation, reviews, investigations, and other proceedings, including proceedings relating to products offered by us and by third parties, and other matters. Any of these types of proceedings, may have an adverse effect on us because of legal costs, disruption of our operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, consolidated financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change our business practices in a manner materially adverse to our business, requiring development of non-infringing or otherwise altered products or technologies, damaging our reputation, or otherwise having a material effect on our operations.

We may incur indebtedness in the future which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our costs.

We may incur significant amounts of indebtedness in the future. Our level of indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows is required to be used to service our indebtedness;

●	a high level of debt increases our vulnerability to general adverse economic and industry conditions;

●	covenants contained in the agreements governing our outstanding indebtedness limit our ability to borrow additional funds and provide additional security interests, dispose of assets, pay dividends and make certain investments;

●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

Additional Risk Factors:

Investors who buy shares in this offering at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, the Purchaser may sell such shares of common stock at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Purchaser in this offering as a result of sales made by us in future transactions to the Purchaser at prices lower than the prices they paid. Sales to the Purchaser by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Purchaser, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

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Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to the Purchaser, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion with respect to the use of proceeds from the sale of any shares of our common stock to the Purchaser, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds from the sale of any shares of our common stock to the Purchaser. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Purchaser to purchase up to $25,000,000 worth of shares of our common stock under the ELOC until April 4, 2026, in amounts up to $25,000,000 in shares of our common stock depending on market prices.

Our ability to sell shares to the Purchaser and obtain funds under the ELOC is limited by the terms and conditions in the ELOC, including restrictions on the amounts we may sell to the Purchaser at any one time, and a limitation on our ability to sell shares to the Purchaser to the extent that it would cause the Purchaser to beneficially own more than 9.99% of our outstanding shares of common stock. Additionally, we will only be able to sell or issue to the Purchaser (subject to certain reductions and other adjustments pursuant to the ELOC, the “Exchange Cap”) in total under the ELOC, which is equal to 19.99% of the aggregate number of shares outstanding prior to execution of the ELOC, unless stockholder approval is obtained to issue in excess of such amount. Therefore, we may not in the future have access to the full amount available to us under the ELOC, depending on the price of our common stock. In addition, any amounts we sell under the ELOC may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

The extent we rely on the Purchaser as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Purchaser were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt, or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition, and prospects.

USE OF PROCEEDS

Any proceeds received by the Company from the sale of shares of Common Stock from the exercise of the Warrants will be used for general working capital. A portion of the net proceeds from the sale of our common stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of common stock for the selling stockholders.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant

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Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion of the Company’s historical performance and financial condition should be read together with the consolidated financial statements and related notes incorporated by reference herein. This discussion contains forward-looking statements based on the views and beliefs of our management, as well as assumptions and estimates made by our management. These statements by their nature are subject to risks and uncertainties, and are influenced by various factors. As a consequence, actual results may differ materially from those in the forward-looking statements. See “Risk Factors” included herein for the discussion of risk factors and see “Cautionary Statement Regarding Forward-Looking Statements” for information on the forward-looking statements included below.

The following discussion is based upon our consolidated financial statements incorporated by reference in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies.

Introduction

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Key Performance Indicators. Indicators describing our performance for the periods presented.

●	Plan of Operations. A description of our plan of operations for the next 12 months including required funding.

●	Results of Operations. An analysis of our financial results comparing the quarters ended March 31, 2024 and 2023.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

See also “Glossary of Industry Terms” above for information on certain of the terms used below.

Plan of Operations

We had working capital deficit of $1.3 million as of December 31, 2024. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we currently anticipate the need for additional funding in order to continue our operations at their current levels and to pay the costs associated with being a public company for the next 12 months. We may also require additional funding in the future to expand or complete acquisitions.

Our plan for the next 12 months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise. As our business continues to grow, customer feedback will be integral in making small adjustments to improve products and our overall customer experience.

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We are headquartered in Dallas, Texas and intend to grow our business both organically and through identifying acquisition targets over the next 12 months in the technology, health and wellness space, funding permitting. Specifically, we plan to continue to make additional and ongoing technology enhancements to our platform, further develop, market and advertise additional men’s health and wellness related products on our telemedicine platform, and identify strategic acquisitions that complement our vision. As these opportunities arise, we will determine the best method for financing such acquisitions and growth which may include the issuance of debt instruments, common stock, preferred stock, or a combination thereof, all of which may result in significant dilution to existing shareholders.

We may seek additional funding in the future through equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. We may not be able to obtain financing on acceptable terms or at all. The terms of any financing may adversely affect the holdings or rights of our shareholders and/or create significant dilution. Although we continue to pursue these plans, there is no assurance that we will be successful in obtaining sufficient funding on terms acceptable to us to fund continued operations, if at all.

Strategic Alternatives

In October 2024, the Board of Directors of the Company initiated a process to evaluate potential strategic alternatives with the intent to unlock and maximize shareholder value, including but not limited to potential mergers, acquisitions, divestitures and business combinations, acquisitions of businesses, entry into new lines of business, business expansions, joint ventures, and other key strategic transactions outside the ordinary course of the Company’s current business. This initiative is being be undertaken in parallel with the Company’s current business operations. In consultation with financial and legal advisors, the Company intends to consider a broad range of strategic, operational and financial alternatives, and is exploring a full range of options. There is no assurance that the strategic review process will result in the approval or completion of any specific transaction or outcome. The Company has not established a timeline for completion of the review process and does not intend to comment further unless and until its Board of Directors has approved a definitive course of action, or it is determined that other disclosure is necessary or appropriate.

Results of Operations – Comparison of the Three Months Ended March 31, 2025 and 2024

We had revenues of $109,306 for the three months ended March 31, 2025, compared to revenues of $214,095 for the three months ended March 31, 2024, which decrease was mainly due to issues involving the transition and migration from our original telemedicine and software platform to our new telehealth platform.

Cost of revenues was $24,737 and $20,795 for the three months ended March 31, 2025 and 2024, respectively, which increase was due to fluctuations in service usage and delivery costs during the current period.

Cost of revenues - related party, representing amounts paid to Epiq Scripts, our related party pharmacy for pharmacy services, totaled $22,505 and $45,902 for the three months ended March 31, 2025 and 2024, respectively, which decrease in the current period was due to our decreased revenues for the same period.

During the first quarter of 2025, we further developed our website capabilities and continued preparation for the re-launch of our website. Travel expenses were not separately disclosed for the three-month periods but are generally associated with costs related to vendor meetings, promotional events, and other travel-related activities.

General and administrative expenses were $1,542,444 and $771,958 for the three months ended March 31, 2025 and 2024, respectively, which increase was mainly due to legal expenses, technology development costs and various expenses related to the acquisitions of intellectual properties and the negotiations and entering into the various master distribution agreements for Diabetinol® and Dermytol.

Advertising and marketing expenses in the amount of $281,732 and $852,383 for the three months ended March 31, 2025 and 2024, respectively, related to digital marketing, branding initiatives, and promotional events. The decrease was related to a reduction in advertising and marketing while we focused on internal software development for our website re-launch.

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Salaries and benefits were $626,598 and $293,209 for the three months ended March 31, 2025 and 2024, respectively, which increase was due to the engagement of new employees as we ramped up our internal operations in the current period.

Investor relations expenses were $1,419,000 and $143,000 for the three months ended March 31, 2025 and 2024, respectively, which increase was related to expanded efforts to raise public awareness of our stock during the current period.

Stock-based compensation totaled $1,045,479 and $454,465 (inclusive of stock issued for services and issuances of options and warrants) for the three months ended March 31, 2025 and 2024, respectively, which increase was due to greater use of equity-based incentives in the current period.

We had a reduction of $13,700 and $0 of interest expense for the three months ended March 31, 2025 and 2024, respectively, which decrease was due to interest accrued on certain notes payable that were settled by waiving the accrued interest during the 2025 period.

We had a net loss of $4,839,489 for the three months ended March 31, 2025, compared to a net loss of $2,367,617 for the three months ended March 31, 2024, an increase in net loss of $2,470,079 due to a reduction of income for the same period and increase in our general and administrative expenses related to the acquisitions of intellectual properties and the negotiations and entering into the various master distribution agreements for Diabetinol® and Dermytol.

Results of Operations – Comparison of the year ended December 31, 2024 and 2023

Revenues

We had revenues of $615,873 for the year ended December 31, 2024, compared to revenues of $731,493 for the year ended December 31, 2023, which decrease was mainly due to issued involving the transition and migration from our original telemedicine and software platform to our new telehealth platform.

Cost of revenues was $93,296 and $154,900 for the years ended December 31, 2024 and 2023, respectively, which decrease was due to and in correlation with our decreased revenues for the same period.

Cost of revenues - related party, representing amounts paid to Epiq Scripts, our related party pharmacy for pharmacy services, totaled $142,613 and $145,092 for the years ended December 31, 2024 and 2023, which slight decrease in the current period was due to our decreased revenues for the same period.

During 2024, we further developed our website capabilities and prepared for our re-launch of our website. Travel expenses of $199,822 and $301 170, for the years ended December 31, 2024 and 2023, respectively, related to cost associated with meeting with vendors, travel for promotional events and other travel related expenses. We had a loss on sale of assets of $18,387 for the year ended December 31, 2024, compared to $0 for the year ended December 31, 2023. On May 15, 2024, the Company disposed of $119,819 of equipment to Epiq Scripts, a related party, in an arm’s length transaction. The equipment was sold for $65,000, realizing a loss on sale of assets of $18,387.

Advertising and marketing expenses in the amount of $1,478,663 and $2,097,505, for the years ended December 31, 2024 and 2023, respectively, related to digital marketing and advertising expenses, various branding initiatives and promotional events. The decrease was related to a reduction in advertising and marketing, while we develop our internal software front and backend development of our website re-launch.;

Salaries and benefits were $1,063,781 and $977,890 for the years ended December 31, 2024 and 2023, respectively, which increase was due to the engagement of new employees as we ramped up our internal operations in the current period.

Investor relations expenses were $453,749 and $1,100,465, for the years ended December 31, 2024 and 2023, respectively, related to awareness of our stock to the public market. The decrease was due to lowering costs after our initial IPO in 2023.

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Stock-based compensation totaled $2,355,193 and $2,155,114 (including a total of $2,106,265 and $1,530,659 attributed to stock issued for services and $248,682 and $624,463 attributed to stock-based compensation from issuances of options and warrants) for the years ended December 31, 2024 and 2023, respectively, which increase was due to us having issued less stock for compensation during the 2023 period.

We had $13,700 and $0 of interest expense for the year ended December 31, 2024 and 2023 respectively, compared to interest income of $0 and $6,473 for the year ended December 31, 2024 and 2023, respectively, which increase in interest expense was due to interest accrued on certain notes payable during the 2024 period and an increase in imputed interest income was related to cancelation of imputed interest from repayment of related party notes payable during 2023.

We had $721,533 and $0 of amortization expense for the year ended December 31, 2024 and 2023, respectively, in connection with the amortization of our patents.

We had a net loss of $8,707,226 for the year ended December 31, 2024, compared to a net loss of $9,212,417 for the year ended December 31, 2023, a decrease in net loss of $505,191 from the prior period due to less overall expenses required to operate the business during the 2024 period.

Liquidity and Capital Resources

As of March 31, 2025, we had $76,496 of cash on-hand, compared to $58,653 of cash on-hand of December 31, 2024. We also had $16,942 of security deposit, representing the security deposit on our leased office space and $83,214 prepaid expense, related to ad placement advance payments. $2,556 of property and equipment, net, consisting of computers, office and custom product packaging equipment. and $14,955,802 of patents, net of amortization, which we acquired pursuant to certain Patent Purchase Agreements. We also had $6,576,998 as of March 31, 2025, representing license agreements, net of amortization in connection with Diabetinol® and Dermytol..

Cash decreased mainly due to funds used for general operating expenses.

As of March 31, 2025, the Company had total current liabilities of $1,503,196, consisting of $1,178,180 of accounts payable and accrued liabilities, $47,713 of right-of-use liability, operating lease, $251,424 of other liabilities related to amounts owed to Intramont in connection with the purchase of intellectual property, and $25,879 of other liabilities - related parties, representing credit card payments made by our CEO Jacob Cohen.

As of March 31, 2025, we had $21,753,857 in total assets, $1,503,196 in total liabilities, a working capital deficit of $1.36 million and a total accumulated deficit of $25,939,986.

As of December 31, 2024, we had $58,653 of cash on-hand, compared to $739,006 of cash on-hand of December 31, 2023. We also had $16,942 of security deposit, representing the security deposit on our leased office space and $59,493 of right of use asset in connection with our office space lease. $2,806 of property and equipment, net, consisting of computers, office and custom product packaging equipment. and $15,232,617 of patents, net of amortization, which we acquired pursuant to the Patent Purchase Agreements described in greater detail above under “Business-Material Agreements-Patent Purchase Agreements.”

Cash decreased mainly due to funds used for general operating expenses.

As of December 31, 2024, the Company had total current liabilities of $1,425,463, consisting of $837,501 of accounts payable and accrued liabilities, $64,962 of right-of-use liability, operating lease, notes payable of $150,000 (discussed below), and $373,000 of other liabilities related to amounts owed to Intramont in connection with the purchase of intellectual property.

As of December 31, 2024, we had $15,370,511 in total assets, $1,425,463 in total liabilities, working capital deficit of $1.3 million and a total accumulated deficit of $20,806,595.

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We have mainly relied on related party loans, as well as funds raised through the sale of securities, mainly through the private placement offerings, our IPO and our Follow On Offering, each discussed below, and revenues generated from sales of our Pharmaceutical Products, to support our operations since inception. We have primarily used our available cash to pay operating expenses. We do not have any material commitments for capital expenditures.

We have experienced recurring net losses since inception. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to market and sell our Pharmaceutical Products and to attract customers, expand the product offerings and enhance technology and infrastructure. These efforts may prove more expensive than we anticipate, and we may not succeed in generating commercial revenues or net income to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future. Our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of December 31, 2024. As of March 31, 2025, our current capital resources, combined with the net proceeds from the offering, are not expected to be sufficient for us to fund operations for the next 12 months. We need to raise funding in addition to the funding raised in our IPO and Follow On Offering, to support our operations in the future. We may also seek to acquire additional businesses or assets in the future, which may require us to raise funding. We currently anticipate such funding being raised through the offering of debt or equity. Such additional financing, if required, may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our shareholders experiencing significant dilution. If such financing is unavailable, we may be forced to curtail our business plan, which may cause the value of our securities to decline in value. We currently have availability of approximately $600,000 under the ELOC, which funding we may request from the Purchaser from time to time, subject to the terms thereof, and which funding, if requested may cause dilution to existing shareholders. Additionally, we may receive funding upon the exercise of outstanding warrants from time to time, which exercises may cause dilution to existing shareholders.

To support our existing operations or any future expansion of business, including the ability to execute our growth strategy, we must have sufficient capital to continue to make investments and fund operations. We have plans to pursue an aggressive growth strategy for the expansion of operations through marketing to attract new customers for our Pharmaceutical Products.

Cash Flows

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Cash provided by (used in):
Operating activities	$(2,274,781)	$(991,131)
Investing activities	-	-
Financing activities	2,285,000	267,500
Net increase (decrease) in cash and cash equivalents	$10,220	$(723,631)

	Year ended December 31, 2024	Year ended December 31, 2023
Cash provided by (used in):
Operating activities	$(4,863,776)	$(6,997,375)
Investing activities	65,000	(3,519)
Financing activities	4,128,268	7,057,040
Net (decrease) in cash and cash equivalents	$(670,508)	$56,146

Net Cash Used in Operating Activities

Net cash used in operating activities was $2,274,781 for the three months ended March 31, 2025, which was mainly due to $4,839,489 of net loss, offset by $1,938,500 of common stock issued for services, and $340,678 of accounts payable and accrued liabilities.

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Net cash used in operating activities was $991,131 for the three months ended March 31, 2024, which was mainly due to $2,367,617 of net loss offset by $416,500 of common stock issued for services and $875,180 of accounts payable and accrued liabilities.

Net cash used in operating activities was $4,863,776 for the year ended December 31, 2024, which was mainly due to $8,707,226 of net loss, offset by $2,106,265 of common stock issued for services, $248,682 of options vested for stock-based compensation and $721,533 for amortization of intangible assets.

Net cash used in operating activities was $6,997,375 for the year ended December 31, 2023, which was mainly due to $9,212,417 of net loss, offset by $1,530,651 of common stock issued for services, and $624,563 of options vested for stock-based compensation.

Net Cash Used in/Provided by Investing Activities

There was no net cash used in investing activities for either the three months ended March 31, 2025 or 2024.

Net cash provided by investing activities was $65,000 for the year ended December 31, 2024, compared to $3,519 used in investing activities for the year ended December 31, 2023, which were for the sale of equipment and the purchase of equipment, respectively.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $2,285,000 for the three months ended March 31, 2025, which was mainly due to $1,150,000 of proceeds from the sale of preferred stock for cash, $655,000 of proceeds from the sale of common stock for cash; and $480,000 of proceeds from the exercise of warrants.

Net cash provided by financing activities was $267,500 for the three months ended March 31, 2024, which was mainly due to $180,000 of proceeds from the sale of common stock for cash and $87,500 borrowed from our Chief Executive Officer and Chairman, Jacob Cohen.

Net cash provided by financing activities was $4,128,268 for the year ended December 31, 2024, which was mainly due to $2,650,000 of funds raised from the sale of preferred stock for cash, $1,328,268 from the sale of common stock for cash and $150,000 in notes payable.

Net cash provided by financing activities was $7,057,040 for the year ended December 31, 2023, which was mainly due to $6,200,000 of funds raised in the IPO and Follow On Funding and $1,024,500 in proceeds from the exercise of warrants, offset by repayments of notes payable of $78,260 and repayments of related party notes payable of $89,200.

Related Party Loans and Advances

Issuances and Sales of Securities

On May 1, 2023, the Company issued Amanda Hammer, the Chief Operating Officer (COO) of the Company, 5,000 shares of commons tock under the 2022 Plan as a sign-on bonus and granted 10,000 options to purchase shares of common stock of the Company, under the 2022 Plan to Ms. Hammer, related to her employment agreement. The options have an exercise price of $16.50 per share, an original life of five years and vest at the annual renewal of their employment over three years.

On October 1, 2023, the Company executed a Summary of Terms and Conditions (“Consulting Agreement”) with Eugene M. Johnston continuing his appointment as the Company’s Chief Financial Officer on a full-time basis for a term of 12 months. Pursuant to the Consulting Agreement, the Company issued Mr. Johnston 3,333 shares of the Company’s common stock and agreed to pay $2,000 per month. The Consulting Shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan.

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Effective December 28, 2023, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, approved the grant of stock options to purchase 83,333 shares of the Company’s common stock to Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman, in consideration for services rendered to the Company. The options were granted under the Company’s 2022 Equity Incentive Plan, and the options had a term of five years, subject in all cases to the terms and conditions of the 2022 Plan, the award agreement entered into to evidence such grant, and Mr. Cohen’s continued service with the Company. The options vested in full upon grant. The options have an exercise price of $4.80 per share, 110% of the closing sales price of the Company’s common stock on the Nasdaq Capital Market on December 28, 2023, the date the grant was approved.

Effective on June 3, 2024, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, an aggregate of 83,333 fully-vested and earned shares of Company common stock under the Company’s Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan, in consideration as a bonus for 2024 (Mr. Cohen) and services rendered during 2024 (each other recipient), to certain officers, an employee and the Company’s directors. Included as part of the issuances was the issuance of the following shares of common stock to officers and directors of the Company:

Recipient	Position With Company	Shares
Jacob D. Cohen	Chief Executive Officer and Chairman	53,333
Amanda Hammer	Chief Operating Officer	6,667
Kenny Myers	Director	6,667
Alex Hamilton	Director	6,667
Lorraine D’Alessio	Director	6,667

On November 11, 2024, we issued Eugene M. Johnston, our Chief Financial Officer, 25,000 shares of common stock under the Company’s Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan as additional consideration to Mr. Johnston for services provided as Chief Financial Officer.

Related Party Agreements

Epiq Scripts

On September 1, 2022, and effective on August 30, 2022, we entered into a Master Services Agreement with Epiq Scripts, LLC, then 51% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer. Pursuant to the Master Services Agreement and a related statement of work, Epiq Scripts agreed to provide for the online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution of products sold exclusively via our website that may be prescribed as part of a telehealth consultation on our platform. Epiq Scripts also agreed to provide mail service pharmacy services to us on an exclusive basis during the term of the SOW. The Master Services Agreement and SOW are described in greater detail under “Material Agreements-Master Services Agreement with Epiq Scripts”.

We paid Epiq Scripts a total of $60,000 upon our entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited towards the future provision of pharmacy and related services as outlined and detailed in the Master Services Agreement and SOW. All costs related to the pharmacy services provided by Epiq Scripts are listed as related party costs of revenues on our statement of operations.

Initial Public Offering

On March 23, 2023, we consummated our IPO of 1,250,000 shares of common stock at a price to the public of $4.00 per share, pursuant to that certain Underwriting Agreement, dated March 20, 2023, between the Company and Boustead Securities, LLC, as representative of several underwriters named in the Underwriting Agreement (“Boustead”). The Company received gross proceeds of approximately $5 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company upon the sale of the shares. In connection with the IPO, the Company also granted Boustead a 45-day option to purchase up to an additional 187,500 shares of its common stock, which expired unexercised

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At the same time, and as part of the same registration statement, but pursuant to a separate prospectus the Company registered the sale of 4,765,000 shares of common stock, including 2,000,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with an exercise price of $1.00 per share, of which warrants to purchase 975,500 shares of common stock remain outstanding, and unexercised, as of the date of this prospectus.

As additional consideration in connection with the IPO, we granted Boustead, the representative of the underwriters named in the Underwriting Agreement for the IPO, warrants to purchase 87,500 shares of common stock with an exercise price of $5.00 per share, which are exercisable beginning six months after the effective date of the registration statement filed in connection with the IPO (March 20, 2023) and expire five years after such effectiveness date.

At the same time, and as part of the same registration statement, but pursuant to a separate prospectus (the “Resale Prospectus”) the Company registered the sale of 4,765,000 shares of common stock, including 2,000,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with an exercise price of $1.00 per share, of which warrants to purchase 975,500 shares of common stock remain outstanding and unexercised.

As additional consideration in connection with the IPO, upon the closing of the IPO, we granted Boustead, the representative of the underwriters named in the Underwriting Agreement for the IPO, warrants to purchase 87,500 shares of common stock with an exercise price of $5.00 per share, which are exercisable beginning six months after the effective date of the registration statement filed in connection with the IPO (March 20, 2023) and expire five years after such effectiveness date.

Follow On Offering

On December 15, 2023, we entered into another underwriting agreement (the “Underwriting Agreement”) with Boustead, as representative of the underwriters named on Schedule 1 thereto (the “Underwriters”), relating to a public offering of 4,000,000 shares of the Company’s common stock to the Underwriters at a purchase price to the public of $0.30 per share and also granted to the Underwriters a 45-day option to purchase up to 600,000 additional shares of its common stock, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts.

The Follow On Offering closed on December 19, 2023. As a result, the Company sold 4,000,000 shares of its common stock for total gross proceeds of $1.2 million.

The net proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions and offering expenses, were approximately $1.0 million. The Company used the net proceeds from the Offering to finance the marketing and operational expenses associated with the planned marketing of its Mango ED and GROW hair growth products, to develop and maintain software, and for working capital and other general corporate purposes.

We and our directors, executive officers, and shareholders holding 5% or more of our outstanding common stock previously agreed, in connection with our IPO, subject to certain exceptions and without the approval of Boustead, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities until March 20, 2024, and any directors or officers who did not enter into a lock-up agreement in connection with our IPO entered into a lock-up agreement in connection with the Follow On Offering, agreeing to not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 90 days after December 14, 2023.

On December 19, 2023, pursuant to the Underwriting Agreement, the Company issued a common stock purchase warrant to Boustead for the purchase of 280,000 shares of common stock at an exercise price of $0.38, subject to adjustments. The warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2029, and may be exercised on a cashless basis.

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On January 18, 2024, the Underwriters notified the Company that they were exercising their over-allotment option in full to purchase an additional 600,000 shares of common stock, which sale closed on January 22, 2024. The net proceeds to the Company from the sale of the 600,000 shares of common stock, after deducting underwriting discounts and expenses, was approximately $160,000. Inclusive of the full exercise of the over-allotment option, a total of 4,600,000 shares of common stock were issued and sold in the Offering.

On January 22, 2024, pursuant to the Underwriting Agreement, the Company also issued a common stock purchase warrant to Boustead for the purchase of 42,000 shares of common stock at an exercise price of $0.375, subject to adjustments. The warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2028, and may be exercised on a cashless basis.

Need for Future Funding

As discussed above, our current capital resources, combined with the net proceeds from the offering, are not expected to be sufficient for us to fund operations for the next 12 months. We believe we will need funding in addition to the funding raised in our IPO and Follow On Offering, to support our operations in the future. We may also seek to acquire additional businesses or assets in the future, which may require us to raise funding. We currently anticipate such funding, if required, being raised through the offering of debt or equity. Such additional financing, if required, may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our shareholders experiencing significant dilution. If such financing is unavailable, we may be forced to curtail our business plan, which may cause the value of our securities to decline in value.

Critical Accounting Policies and Estimates

The preparation of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. “Note 2 - Summary of Significant Accounting Policies” to the audited consolidated financial statements incorporated by reference, below describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies and estimates have a higher degree of inherent uncertainty and require significant judgments. Accordingly, actual results could differ from those estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

A critical accounting policy is defined as one that is both material to the presentation of our consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with GAAP and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

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Share-Based Compensation - Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of period the employee or director is required to perform the services in exchange for the award or the vesting period. ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505-50, for share-based payments to non-employees, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Additionally, we used this same methodology when determining the fair value of our restricted common stock issuances to managers and other related parties.

Estimating the Fair Value of Common Stock - We are required to estimate the fair value of the common stock underlying our stock-based awards and warrants when performing the fair value calculations using the Black-Scholes option pricing model

Our determination of the fair value of stock options with time-based vesting on the date of grant utilizes the Black-Scholes option pricing model, and is impacted by our common stock price as well as other variables including, but not limited to, expected term that options will remain outstanding, expected common stock price volatility over the term of the option awards, risk-free interest rates and expected dividends. Estimating the fair value of equity-settled awards as of the grant date using valuation models, such as the Black-Scholes option pricing model, is affected by assumptions regarding a number of complex variables. Changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop.

Warrants - In accordance with ASC 480, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement in its own shares. The Company classifies as liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares.

The Company accounts for its currently issued warrants in conjunction with the Company’s ordinary shares in permanent equity. These warrants are indexed to the Company’s stock and meet the requirements of equity classification as prescribed under ASC 815-40. Warrants classified as equity are initially measured at fair value, and subsequent changes in fair value are not recognized so long as the warrants continue to be classified as equity. The value of the warrant is based on accepted valuation procedures and practices that rely substantially on the third-party professional’s use of numerous assumptions and its consideration of various factors that are relevant to the operation of the Company.

JOBS Act and Recent Accounting Pronouncements

The JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

We have implemented all new accounting pronouncements that are in effect and may impact our consolidated financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

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In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 - 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Business

Overview

We connect consumers to licensed healthcare professionals through our website at www.MangoRX.com, for the provision of care via telehealth on our customer portal. We also provide access for customers to a licensed pharmacy for online fulfillment and distribution of certain medications that may be prescribed as part of telehealth consultations, including our Mango ED and Mango GROW products.

We have identified men’s wellness telemedicine services and products as a growing sector in recent years and especially related to the areas of erectile dysfunction (“ED”) and hair growth products.

Mango ED

We have developed, and are commercially marketing and selling, a new brand of ED product under the brand name “Mango.” This product is produced at a compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. This product currently includes the following three ingredients: either Tadalafil (the active ingredient in Cialis) or Sildenafil (the active ingredient in Viagra) and Oxytocin, all of which are used in FDA approved drugs, as well as L-Arginine, an amino acid that is available as a dietary supplement. However, the fact that Tadalafil and Oxytocin are used in FDA approved drugs, and L-arginine is available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to treat ED. We currently offer two dosage levels of our Mango ED product and anticipate doctors prescribing a dosage based on the needs and medical history of the patient. Our Mango ED product currently includes the following amounts of the three ingredients: (1) either Sildenafil (50 milligrams (mg)) or Tadalafil (10 (mg)), Oxytocin (100 International units (IU)) and L-Arginine (50mg); and (2) either Sildenafil (100 milligrams (mg)) or Tadalafil (20mg), Oxytocin (100IU) and L-Arginine (50mg). Our Mango ED product has not been, and will not be, approved by the FDA and instead we produce and sell our products, including our Mango ED product, under an exemption provided by Section 503A of the FFDCA Act, as discussed below. Additionally, because our Mango ED product is being specially compounded for the customer by a pharmacist with a physician’s prescription and because the ingredients for our Mango ED product are publicly disclosed, this product formula can be replicated by other companies.

We are not aware of any clinical studies involving (i) administration of Tadalafil or Sildenafil sublingually at the doses we provide patients, or (ii) compounding of Tadalafil or Sildenafil, Oxytocin, and L-arginine to treat ED, similar to our Mango ED products. We are, however, aware of other companies that are currently selling oral disintegrating tablets for ED, including those using a combination of Tadalafil (the active ingredient in Cialis) and Sildenafil (the active ingredient in Viagra). We believe that the potential safety risks associated with our Mango ED products are comparable to the safety risks associated with oral formulations of Tadalafil and Sildenafil approved by the FDA for the treatment of ED. We do not expect significant safety risks associated with L-arginine, as the FDA has recognized in its regulations that L-arginine may be safely added as a nutrient to foods. Clinical studies of intranasal Oxytocin have also found that Oxytocin is generally safe and well-tolerated. Notwithstanding the above, because our ED product has not been, and will not be, approved by the FDA, our product has not had the benefit of the FDA’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death. If this were to occur, we could be subject to litigation and governmental action, which could result in costly litigation, significant fines, judgments or penalties.

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Launch of Mango Hair Growth Product - ‘GROW’ by MangoRx

We have developed, since November 16, 2022 are marketing, and selling, a new brand of hair growth product under the brand name ‘GROW’ by MangoRx (“Mango GROW”). This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. Mango GROW currently includes the following four ingredients - (1) Minoxidil (the active ingredient in Rogaine®) and (2) Finasteride (the active ingredient in Propecia), each of which is used in FDA approved drugs, as well as (3) Vitamin D3 and (4) Biotin, which are available as dietary supplements. However, the fact that Minoxidil and Finasteride are used in FDA approved drugs, and that Vitamin D3 and Biotin, are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hair growth. Mango GROW is encapsulated in convenient chewable, mint-flavored RDT’s.

We currently offer one dosage level of our Mango GROW product and anticipate doctors prescribing Mango GROW based on the needs and medical history of the patient. Our Mango GROW product currently includes the following amounts of the four ingredients discussed above: (1) Minoxidil (2.5mg), (2) Finasteride (1mg), (3) Vitamin D3 (2000IU), and (4) Biotin (1mg). Our Mango GROW product has not been, and will not be, approved by the FDA and instead we produce and sell our Mango GROW product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

We are not aware of any clinical studies involving the administration of Minoxidil and Finasteride sublingually at the dose we provide patients, or the compounding of Minoxidil, Finasteride, Vitamin D3, and Biotin, to treat hair growth, as is contemplated by our Mango GROW product. We are, however, aware of other companies that are currently selling oral tablets for hair growth, including those using a combination of Minoxidil and Finasteride. Additionally, because our Mango GROW product is being specially compounded for the customer by a pharmacist with a physician’s prescription and because the ingredients for our Mango GROW product are publicly disclosed, this product formula can be replicated by other companies.

Additional Information Regarding Mango ED and Mango GROW

Because our Mango ED and Mango GROW products have not been, and will not be, approved by the FDA, our products have not had the benefit of the FDA’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death. If this were to occur, we could be subject to litigation and governmental action, which could result in costly litigation, significant fines, judgments or penalties.

We currently anticipate using a substantial portion of the net proceeds of this offering to finance marketing and general operational expenses associated with the sale of our Mango ED and Mango GROW products. We launched our website in mid-November 2022. To date, we have sold only a small amount of products and generated only minimal revenues.

Mango ED and Mango GROW have been formulated as RDT using a sublingual (applied under the tongue) delivery system to bypass the stomach and liver. It is a generally established principle that sublingual drug absorption through the oral mucosa is generally faster than drug absorption through the gastrointestinal tract. This is because sublingual drugs that are absorbed through the oral mucosa directly enter the systemic circulation, bypassing the gastrointestinal tract and first-pass metabolism in the liver (see H. Zhang et al., Oral mucosal drug delivery: clinical pharmacokinetics and therapeutic applications, 41 Clin Pharmacokinet 661, 662 (2002). Though the active ingredients that comprise our Mango ED product are meant to treat ED - an issue that according to a 2018 study published in The Journal of Sexual Medicine has been estimated to affect over one-third of today’s men’s population (with prevalence increasing with age) - we are also aiming to brand ourselves as a lifestyle company marketed to men seeking enhanced sexual vitality, performance, and overall mood and confidence, together with our Mango GROW product.

Our Mango products are sold exclusively online via our website at www.MangoRX.com.

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Our Contracted Telehealth Provider

In many states, including Texas where our principal business office is located, the corporate practice of medicine doctrine prohibits corporations from practicing medicine and from employing physicians to provide professional medical services. Many states that recognize this doctrine also prohibit physicians from agreeing to share the fees they receive for professional services with unlicensed entities or individuals, a practice that is commonly known as “fee splitting.” The requirements for compliance with any applicable corporate practice of medicine and fee splitting restrictions vary among the states. In Texas, for example, there is no statute that expressly prohibits fee splitting, but the corporate practice of medicine doctrine has been interpreted to prohibit physicians from ceding control over their fee structures to corporate entities or giving a substantial portion of the fees received to corporate entities.

In order to comply with corporate practice of medicine and fee splitting restrictions, we do not employ or directly contract with individual physicians or physician groups, nor do we control their medical decision-making or charges. Rather, on August 1, 2022, we entered into a Physician Services Agreement (the “Physicians Agreement”) with BrighterMD, LLC doing business as Doctegrity (“Doctegrity”), as discussed in further detail below under, which has agreed to make available to us, healthcare professionals, to allow them to provide clinical services directly to our future customers via telehealth. We have integrated these healthcare professionals to allow for telehealth consultations and related services on our Mangoceuticals platform which has been developed and is complete. This platform is the backbone of our business as it connects consumers with both the medical provider and the pharmacy for fulfillment. It is also the system that we will use to create marketing funnels for outgoing marketing, customer management and support, and analytics for future sales.

Through our Physician Services Agreement with Doctegrity (as defined below), the healthcare professionals are responsible for the practice of medicine and control of the clinical decision-making.

Our Related Party Pharmacy

As discussed in greater detail below under “-Material Agreements-Master Services Agreement with Epiq Scripts” and “-First Amendment to MSA,” we have entered into an exclusive Master Services Agreement and statement of work with Epiq Scripts, LLC (“Epiq Scripts”), for its specialty compounding and packaging capabilities, fulfillment, and distribution of certain prescription products available through our platform. These prescription products include our Mango ED and Mango GROW products. Epiq Scripts is a related party because it was 51%-owned by American International at the time of our entry into the Master Services Agreement and is currently 51% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Mr. Cohen, our Chairman and Chief Executive Officer, also served as the Chief Executive Officer and a director of, and had voting control over, American International at the time of the entry into the Master Services Agreement. As discussed under “Company Information and Formation,” our company was wholly-owned by American International until April 16, 2022, when control of our company was sold to Cohen Enterprises, which is owned by Mr. Cohen. Epiq Scripts is a relatively newly formed entity, having been formed in January 2022, and only began compounding drugs for patients in November 2022. On February 15, 2023, the 51% of Epiq Scripts then owned by American International was transferred to Mr. Cohen as part of an exchange transaction, whereby Mr. Cohen agreed to cancel his preferred stock of American International, which provided him voting control over American International, in exchange for among other assets, American International’s ownership of Epiq Scripts. As a result, Epiq Scripts is currently 51% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Additionally, Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

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Epiq Scripts is currently fully licensed with the Texas State Board of Pharmacy (“TSBP”) and further has State Board of Pharmacy (or its equivalent) licenses from the District of Columbia and all other states except for Alabama (Epiq Scripts intends to obtain a state license from Alabama by the end of the second quarter of 2025). Epiq Scripts has obtained its National Provider Identifier (“NPI”) number and is now a member of the National Council for Prescription Drug Programs (“NCPDP”), a standards development organization. Additionally, Epiq Scripts has applied for the highest level of accreditation with the Utilization Review Accreditation Commission (“URAC”), a Washington DC-based healthcare accrediting organization that establishes quality standards for the entire healthcare industry. Although Epiq Scripts is physically located in Texas, it can ship products to customers in all states (except Alabama).

Our Customer Portal

Our customer platform connects consumers to licensed healthcare professionals through our website at www.MangoRX.com, for the provision of care via telehealth and also provides access for customers to a licensed pharmacy for online fulfillment and distribution of certain medications that may be prescribed as part of telehealth consultations. Additional features to this backend technology solution allow for the creation and management of customer accounts whereby customers have the ability to login, view and make changes to their respective accounts. These changes include, but are not limited to, reviewing order history, tracking order shipments, requesting and ordering product refills and making other profile changes such as shipping address and payment changes. Our portal is not unique to the industry and is not anticipated to be difficult or costly to replicate or replace.

The backend technology solution also houses and manages all customer data allowing the Company with additional key functionality, including but not limited to, providing customer service and support and data analytics for various marketing initiatives and reporting functions.

We do not anticipate selling any third-party products via our portal.

Our Growth Strategy

Utilize a variety of marketing channels using data analytics to attract customers

We currently market and advertise our Mango ED and Mango GROW products on a variety of advertising mediums including, but not limited to, social media, online search websites, podcasts, television, radio, out-of-home, and other media channels, in compliance with applicable FDA rules and requirements. However, due to such rules and requirements, we are extremely limited in the content of the claims and promotional statements that we are able to make regarding our products under applicable FDA regulations. We believe advertising in a diversified set of media channels is important to prevent overreliance on any single channel and to maximize the exposure of our brand to our desired customers. We also intend to reach customers through our own social media accounts, press coverage and public relations, internally developed educational and lifestyle content, and through engagement of social media influencers, hired and paid celebrities and talent, and physical brand advertising campaigns, in each case funding permitting, and in each case subject to applicable rules and regulations, which are expected to significantly limit the content of such marketing materials. We believe that this overall strategy will drive significant customer traffic to our platform, including direct type-in traffic and organic online search traffic.

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We also intend to utilize a marketing strategy focused on analytics and data. We are designing our internal systems to measure consumer behavior, including which types of consumers generate more revenue in their first purchase, generate more revenue over time, generate more gross profit from their purchases, and which types of consumers are most valuable over their lifetime. We also plan on measuring the effectiveness of our marketing budgets and the rate of return we generate from our marketing campaigns. We have retained and plan on using an outside marketing and advertising firm to assist management in identifying marketing and advertising campaigns, media purchases and mediums, and seeking to drive a sufficient rate of return from our marketing and advertising budgets.

Invest in our telemedicine platform to enable sales throughout the United States

We utilize both a synchronous and asynchronous approach through our telemedicine platform, connecting customers through our platform and contracted physicians and pharmacy. An asynchronous visit allows a physician to verify the patient’s identity, demographics and collect the medical history online without needing to physically see or speak to the patient. A synchronous visit requires the doctor to either speak directly to the patient and/or see the patient either via video conference or in person. As discussed above, we initially are focusing our sales in the District of Columbia and 47 states where our related party pharmacy is licensed, with the goal of eventually undertaking sales across all 50 states, pending licensing approvals of our related party pharmacy.

Provide subscription plans for recurring revenue and introduction of new products

We provide our customers with an option to purchase our Mango ED and Mango GROW products on a subscription basis. Subscription plans provide an easy and convenient way for customers to get ongoing treatment while simultaneously providing the Company with predictability through a recurring revenue stream.

For subscription plans, customers are able to select a desired timeframe in which to receive products, which range from once every month to once every six months. The customer will then be billed on a recurring basis based on the selected timeframe and specified quantity of product, which is shipped after each billing from our contracted pharmacy (Epiq Scripts). Customers are able to cancel subscriptions in between billing periods to stop receiving additional products and reactivate subscriptions. Our integrated technology platform serves customers from customer discovery, through the purchase of products on our website, to connecting customers with medical providers for telehealth consultations (through our contracted physician network), to the fulfillment and delivery of orders (through our contracted pharmacy), and finally through ongoing management by medical providers (also through our contracted physician network). We believe our platform provides us cost advantages and efficiencies to offer customers affordable prices and generate increased revenues over time.

In addition to our Mango ED and Mango GROW products, we intend to launch new products over time and offer additional subscription-based offerings which we hope will result in growth in revenue through recurring revenue streams.

Market Overview

The Market for ED Products

According to a January 2022 report published by Verified Market Research, the Global Erectile Dysfunction Drugs Market size was valued at $3.63 billion in 2020, mainly due to the increase in patient awareness and the early adoption of sedentary lifestyle. Verified Market Research also projects that the total Global Dysfunction Drugs Market size will contract to $2.95 billion in 2028. The expected reason for this contraction is poor patient compliance with erectile dysfunction drugs and the future availability of cost-effective imitation medicines, as well as side effects of ED drugs. We do not anticipate our Mango ED drug suffering from these limitations, as we believe our product is easy to use and that we have priced our product competitively. Separately, Grand View Research, in a July 2022 report, projects that the U.S. market (where we are initially marketing our ED product) for erectile dysfunction drugs estimated at approximately $1.1 billion as of 2021, will increase at a 7.4% compound annual growth rate though 2030.

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It is also estimated that nearly 3-in-5 men in the US have suffered from erectile dysfunction, according to a survey reported in February 2022, by LetsGetChecked, a leading at-home health screening and insights company (based on research carried out by Opinium Research among 2,006 men in the USA, 1,178 of whom had previously experienced erectile dysfunction, from February 7-10, 2020). According to that study, age isn’t that big a factor either, with 56% of men 18 to 34 years old being affected, compared to 63% of those over the age of 55. The study also determined that most men blame psychological factors for ED - with 41% blaming stress, 34% blaming having “too much on their mind,” and 31% believing it is performance anxiety.

The Market for Mango GROW

According to the website of the American Hair Loss Association, (a) two-thirds of American men will experience some degree of hair loss by the age of 35, (b) by age 50, around 85 percent of men have significantly thinning hair; and (c) for around 25% of men, the start of male pattern baldness can begin before the age of 21. Additionally, and contrary to societal belief, we believe that most men who suffer from male pattern baldness are unhappy with their situation and would take steps to change that. In our experience, hair loss affects every aspect of the hair loss sufferer’s life including interpersonal relationships as well as the professional lives of those suffering.

According to a May 2022 market study entitled, “Hair Loss Prevention Products Market Forecast to 2028 - COVID-19 Impact and Global Analysis - by Product Type (Shampoos and Conditioners, Oils, Serums, and Others), Category (Natural & Organic, and Conventional), End User (Men, Women, and Unisex), and Distribution Channel (Supermarkets and Hypermarkets, Convenience Stores, Online Retail, and Others)”, by The Insight Partners, the hair loss prevention products market size was valued at $23.6 billion in 2021 and is projected to reach $31.5 billion by 2028, growing at a projected compound annual growth rate of 4.2% from 2021 to 2028.

Mordor Intelligence LLP believes that the major factors driving the hair loss prevention market are changing lifestyle patterns, adoption of a hectic schedule that increases stress levels, which in turn results in frequent hair loss at an earlier stage among the young population, growing disposable income, and increased emphasis on appearances.

Competition and Competitive Advantages

We mainly compete with other companies offering men’s wellness products, including Hims & Hers Health, Inc. and Roman, and with our Mango ED products, we compete against much larger pharmaceutical companies who offer ED branded drugs like Viagra (Pfizer) and Cialis (marketed by Lilly ICOS LLC, a joint venture between Eli Lilly and Company and ICOS Corporation) and their generic forms. With our Mango GROW product, we compete against the much larger pharmaceutical company Merck & Co., which offers the branded hair loss product Propecia, and Johnson & Johnson, the owner of Rogaine® - a branded form of Minoxidil. These companies have much greater resources than we do and well-known brand names.

Our future men’s wellness products will also likely need to compete against other traditional healthcare providers, pharmacies, and large retailers that sell non-prescription products.

Furthermore, we compete with other companies, which have greater resources and a greater advertising budget, and which are also selling ED related products with either or both Tadalafil and Sildenafil (or similar products), in an oral disintegrating tablet and who are selling compounded Minoxidil and Finasteride in both topical form (e.g., gels, foams, liquid solutions) and in oral capsule, tablet or pill form. For example, we are aware of other companies that are currently selling oral disintegrating tablets for ED, including those using a combination of Tadalafil and Sildenafil (the active ingredient in Viagra). However, we are not aware of any companies that are selling a compound consisting of Minoxidil and Finasteride in an oral disintegrating tablet form.

We compete against these competitors based on our branding, advertising, unique compounding, and product delivery system (i.e., our Mango ED and Mango GROW products have been designed to be taken sublingually, rather than in pill form).

Relative to other online direct to consumer telemedicine companies that are selling both generic ED medication and generic hair loss medications, we believe we have priced both our Mango ED products and Mango GROW product at a premium, due to the cost of compounding the product and the use of multiple ingredients. We are currently aware of a handful of other direct to consumer companies that are also selling compounded hair loss and ED medications and who are selling their products at a higher price than Mango’s current price. When comparing the current market for various pharmaceutical related hair loss and ED products, we have attempted to position our pricing to be slightly above average as we anticipate marketing our Mango ED and Mango GROW products to a demographic that we expect will pay a premium for what we believe to be a premium product relative to the competition for the treatment of hair loss and erectile dysfunction.

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Regulatory Environment

We currently produce and sell our Mango ED and Mango GROW products, and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act (“FFDCA Act”). Section 503A describes the conditions under which compounded human drug products are exempt from the FFDCA Act sections on FDA approval, prior to marketing, current good manufacturing practice (“cGMP”) requirements and labeling with adequate directions for use. One of these conditions is that the drugs must be compounded based on the receipt of valid patient-specific prescriptions; another condition limits “copying” of FDA-approved products, which restricts compounding drugs that have the same active ingredients and route of administration as ingredients that are used in other FDA approved drugs which are commercially available. The FDA also prohibits any marketing or promotional statements that are “false or misleading in any particular,” including making any unsupported superiority claims against other products or the failure to disclose a material fact.

Notwithstanding the above, under relevant FDA guidance, the FDA generally does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the compounded drug has a different route of administration as compared with the approved alternative, and our Mango ED and Mango GROW products are for a different route of administration (e.g., sublingual). In addition, the FDA does not consider a compounded drug to be “essentially a copy” of a commercially available drug if the approved product cannot be used for the prescribed route of administration, which is available in the compounded version (which we believe it cannot, as discussed below). Finally, we do not expect that we will be deemed to have engaged in such “copying”, because our Mango ED and Mango GROW products are based on a prescriber’s determination for each patient that the change associated with the compounded product (our Mango ED and Mango GROW products) produces for the patient a significant difference as compared with the commercially available drug product. Under relevant FDA guidance, the FDA does not consider a compounded drug “essentially a copy” if a prescriber determines that there is a change, made for an identified individual patient, which produces for that patient a significant difference from the commercially available product.

Under Section 503A of the FFDCA Act, it is the prescribing practitioner who determines if a compounded drug is necessary for the identified patient and whether the change associated with the compounded product produces for the patient a significant difference as compared with the commercially available drug product. FDA’s guidance states that FDA generally does not intend to question prescriber determinations that are appropriately documented. Our Mango ED and Mango GROW compounded products have been formulated as a Rapid Dissolve Tablet using a sublingual (applied under the tongue) delivery system to bypass the stomach and liver. We believe this offers a significant difference based on the fact that the approved versions are not available in the same route of administration (i.e., sublingual). A sublingual formulation may be able to meet the clinical needs of a particular patient who desires a more rapid onset of action compared to an FDA-approved oral formulation. In addition, because the prevalence of ED generally increases with age, older patients who may have difficulty swallowing an FDA-approved oral formulation may benefit from a sublingual formulation that dissolves under the tongue.

Compounded drugs, like our Mango ED and Mango GROW products, are not FDA-approved. This means that the FDA does not verify the safety or effectiveness of such drugs. Instead, consumers rely on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. Compounded drugs also lack an FDA finding of manufacturing quality before such drugs are marketed.

The FDA has the authority to impose significant restrictions on products through regulations on advertising, promotional and distribution activities. In particular, the FDA will object to any promotional activity (including through testimonials and surrogates) that is “false or misleading in any particular,” including the failure to disclose material facts. For example, the FDA will expect adequate substantiation for an efficacy claim, which would require substantial evidence derived from adequate and well-controlled clinical trials. We believe we can conduct truthful and non-misleading promotional activities, including activities involving the use of testimonials and surrogates, with limited claims that do not require substantial evidence derived from adequate and well-controlled clinical trials and which do not include efficacy claims.

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We are also aware of data in the scientific literature supporting how the proposed combination of the compounds which make up our Mango ED products (i.e., Tadalafil or Sildenafil, Oxytocin, and L-arginine) might be expected to perform in ED patients. Previous clinical studies (none of which we have paid for or undertaken ourselves) have suggested that either Sildenafil Tadalafil and L-arginine in combination for treatment of ED may be more effective than either compound alone (see L. Gallo et al., The Daily Therapy With L-Arginine 2,500 mg and Tadalafil 5 mg in Combination and in Monotherapy for the Treatment of Erectile Dysfunction: A Prospective, Randomized Multicentre Study, 8 Sex Med 178, 184 (June 2020) - finding that in general, combination therapy with Tadalafil and L-Arginine was superior to monotherapies for the treatment of ED; and M. Abu El-Hamd & E. Mohammed Hegazy, Comparison of the clinical efficacy of daily use of L-arginine, tadalafil and combined L-arginine with tadalafil in the treatment of elderly patients with erectile dysfunction, 52 Andrologia e13640, 3 (Aug. 2020) (“Hamd and Hegazy”) - finding that the combined daily use of L-arginine with Tadalafil therapy for elderly male patients with ED could significantly increase Sexual Health Inventory for Men (SHIM) scores and levels of total testosterone in comparison to L-arginine, or Tadalafil alone)-This is because L-arginine may increase nitric oxide, that in turn may increase cyclic guanosine monophosphate, which has relaxation and vasodilation (dilatation of blood vessels) effects on smooth muscle to assist in the treatment of ED (see Hamd and Hegazy paper). Furthermore, Oxytocin is a neurotransmitter linked to increased levels of social interaction, well-being, and anti-stress effects and clinical studies suggest administration of Oxytocin may stimulate certain aspects of social interaction, and may cause anti-anxiety and anti-stress effects (see Hamd and Hegazy paper).

Furthermore, we are aware of data in the scientific literature supporting the efficacy of Minoxidil as an oral treatment (as discussed below), as opposed to topical treatments that have been more traditionally used and marketed for hair growth to date. Topical Minoxidil and oral Finasteride are current the standard first-line treatments for androgenetic alopecia (AGA)(male pattern baldness). Minoxidil in an oral formulation has been previously used for the treatment of severe and uncontrolled hypertension at a dose of 10-40 mg. Unintentionally, the early trials of oral minoxidil as an antihypertensive drug documented side effects such as hypertrichosis (excessive hair growth anywhere on the body) and hirsutism (excess hair most often noticeable around the mouth and chin) with chronic use. A study conducted by Ratchathorn Panchaprateep & Suparuj Lueangarun, and published in the September 24, 2020 edition of Dermatology and Therapy, found that oral minoxidil at a dose of 5 mg taken once daily, significantly increased hair growth in men with AGA after 12 and 24 weeks of treatment (Panchaprateep, R., Lueangarun, S. Efficacy and Safety of Oral Minoxidil 5 mg Once Daily in the Treatment of Male Patients with Androgenetic Alopecia: An Open-Label and Global Photographic Assessment. Dermatol Ther (Heidelb) 10, 1345-1357 (2020)).

Separately, Finasteride taken orally in the amount of 1 mg per day has shown to promote scalp hair growth and prevent further hair loss in a significant proportion of men with male pattern hair loss (McClellan, K.J., Markham, A. Finasteride. Drugs 57, 111-126 (1999)).

Neither we, nor our representatives have had any conversations with the FDA staff regarding whether our Mango ED and Mango GROW products can be sold pursuant to Section 503A of the FFDCA Act and future conversations with the FDA may result in the FDA staff raising issues with such sales pursuant to Section 503A of the FFDCA, requiring certain pre-requisites or changes to our current business plan, which may be costly or time consuming, and/or may result in us being prohibited from selling our Mango ED and Mango GROW products pursuant to Section 503A of the FFDCA Act.

Government Regulation

We, as are many other companies, are also subject to environmental laws, rules and regulations which could affect our operations, including those disclosed below. As a consumer-focused health and wellness company delivering comprehensive telehealth technologies and services and health and wellness prescription-based products, in addition to the typical legal and regulatory considerations faced by a technology-based company, we are required to comply with complex healthcare laws and regulations, and consumer protection laws and regulations, all at both the state and federal level. Our business and operations are subject to extensive regulation, including with respect to the practice of medicine, the use of telehealth, relationships with healthcare providers, privacy and security of personal health information, product safety and pharmacy operations.

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Government regulation of healthcare generally

Generally speaking, the healthcare industry is one of the most highly regulated industries in the United States. Healthcare-related businesses are subject to a broad array of governmental regulation at the federal, state, and local levels. While portions of our business are subject to significant regulations, some of the more well-known healthcare regulations do not apply to the Company because of the way our current operations are structured. We currently accept payments only from our customers-not any third-party payors, such as government healthcare programs or health insurers. Because of this approach, we are not subject to many of the laws and regulations that impact other participants in healthcare industry. If we begin accepting reimbursement payments from insurance providers or other third-party payors such as a government program, we will become subject to some of these additional healthcare laws and regulations.

Irrespective of our business model, the healthcare industry is subject to changing political, economic and regulatory influences that may affect health and wellness companies like the Company. During the past several years, the healthcare industry has been subject to an increase in governmental regulation and subject to potential disruption due to legislative initiatives and government regulation, as well as judicial interpretations thereof. While these regulations may not directly impact us or our offerings in any given case, they will affect the healthcare industry as a whole and may impact customer use of the Company’s solutions. If the government asserts broader regulatory control over companies like us or if we accept payment from and/or participate in third-party payor programs in the future, the complexity of our operations and our compliance obligations will materially increase.

Government regulation of the practice of medicine and telehealth

The practice of medicine is subject to various federal, state, and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the qualifications of the provider, the practice of medicine (including specific requirements when providing health care utilizing telehealth technologies and the provision of remote care), the continuity and adequacy of medical care, the maintenance of medical records, the supervision of personnel, and the prerequisites for the prescription of medication and ordering of tests. Because the practice of telehealth is relatively new and rapidly developing, regulation of telehealth is evolving and the application, interpretation and enforcement of these laws, regulations and standards can be uncertain or uneven. Similarly, the ability of our related party pharmacy to fulfill prescriptions and distribute pharmaceutical products, including compounded pharmaceutical products, is dependent upon the laws that govern licensed pharmacies and the fulfillment and distribution of prescription medication and other pharmaceutical products, which include in some cases requirements relating to telehealth. As a result, we must continually monitor legislative, regulatory, and judicial developments regarding the practice of medicine, telehealth and pharmaceutical laws in order to support our related party pharmacy (Epiq Scripts) and our third-party Telemedicine Providers.

Physicians who provide professional clinical services via telehealth must, in most instances, hold a valid license to provide the applicable professional services in the state in which the patient is located. As such, the physicians provided to us through our relationship with our Telemedicine Providers are required to be licensed under applicable state law.

Additionally, there may be limitations placed on the modality through which telehealth services are delivered. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous telehealth modalities, which is also known as “store-and-forward” telehealth. However, other states do not distinguish between synchronous and asynchronous telehealth services. In response to the COVID-19 pandemic, some state and federal regulatory authorities lowered certain barriers to the practice of telehealth in order to make remote healthcare services more accessible. Due to our business model, these changes did not dramatically change our operations, but these changes did introduce many people to the practice of telehealth. It is unclear whether these changes will have a long-term impact on the adoption of telehealth services by the general public or legislative and regulatory authorities.

Some of the rules and regulations we expect to be subject to include:

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Federal Anti-Kickback Statute

The Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b) is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, we do not expect to apply to our operations as we do not plan to seek payment for our services from the federal government. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties and fines. Imposition of any of these remedies could have a material adverse effect on our business, financial condition and results of operations.

We do not anticipate our current operations being subject to the Anti-Kickback Statute as we do not seek reimbursement under a federal health care program.

U.S. Food and Drug Administration (“FDA”) Regulation

The FDA regulates product promotion and noncompliance and this could result in the FDA requesting that we modify our product promotion or subject us to regulatory and/or legal enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine, and criminal penalties. Other federal, state or foreign enforcement authorities also monitor product promotion and have the authority to levy significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement, if violations of applicable law or regulations occur. We also believe that the FDA will likely consider our compounded combination product to be different from previously FDA-approved products, and that the FDA will not likely allow us to rely on any FDA-approved labeling or prescribing information.

To qualify for the exemptions under section 503A of the FFDCA Act, among other requirements, a drug must be compounded by a licensed pharmacist or a licensed physician that does not compound regularly or in inordinate amounts any drug products that are essentially copies of a commercially available drug product. As discussed under “Business-Material Agreements-Master Services Agreement with Epiq Scripts”, we have entered into an agreement with Epiq Scripts, a related party, 52% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, to provide us compounding and other pharmacy services.

Our operations are subject to extensive government regulation, from the entry into agreements with physicians or groups of physicians to provide telehealth services to our potential customers, to the marketing and promotion of our products, the creation of our products, and the sale of our products through licensed pharmacists.

Risk of Litigation

Additionally, federal and state statutes provide for private causes of action to plaintiffs alleging misleading marketing claims, or otherwise making allegations which are found to be in violation of such laws. As such, misleading promotional statements and practices can lead to litigation under state consumer protection and unfair trade practices laws. To date, there has been a substantial amount of litigation under these laws challenging the marketing and sale of compound drugs and we may face legal actions, and be subject to significant penalties, judgments and damages, if we are found to have violated these laws.

Health Information Privacy and Security Laws

Numerous U.S. state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of health information. We believe that, because of our operating processes, we are not a covered entity or a business associate under the Health Insurance Portability and Accountability Act and the implementing regulations (“HIPAA”), which establishes a set of national privacy and security standards for the protection of protected health information by health plans, healthcare clearinghouses, and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. Because we need to use and disclose customers’ health and personal information in order to provide our services, we develop and maintain policies and procedures to protect that information in the future.

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In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of health information and other types of personal information. These laws and regulations are often uncertain, contradictory, and subject to changing or differing interpretations. Additionally, these laws may be similar to or even more protective than, and may not be preempted by, HIPAA and other federal privacy laws. The privacy and data protection laws in many states in which we operate are more restrictive than HIPAA and/or may apply more broadly than HIPAA. In certain cases, it may be necessary to modify our operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. We expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future; as state laws are changing rapidly.

For example, as of the date of this prospectus, eleven states-California, Colorado, Connecticut, Iowa, Indiana, Tennessee, Montana, Texas, Utah, Virginia and Oregon-have enacted consumer data privacy laws. The data privacy laws have a number of things in common with each other, including allowing residents of those states the right to access and delete their personal information and to opt-out of the sale of their personal information, among others. Other provisions require commercial websites or online services to post a privacy policy that describes the types of personal information collected, what information is shared with third parties, and how consumers can request changes to certain information. Our compliance with these and future rules may increase our operating and expenses and our failure to comply with these rules could subject us to fines, penalties and litigation.

In addition to the above, proposed or new legislation and regulations could also significantly affect our business. There currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies.

Product Liability

As a distributor of men’s health and wellness products, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its future products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our future products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company.

For example, a 2014 study published in The Journal of the American Medical Association determined that Sildenafil (the active ingredient in Viagra) may be associated with a higher risk of developing melanoma. The study evaluated data from more than 25,000 men who used Sildenafil and found that Sildenafil use was significantly associated with an increased risk of subsequent melanoma, after considering other risk factors. It is possible that the ingredients we use in our Mango ED and Mango GROW products or any other products we sell in the future could be found in the future to result in increases in the likelihood of developing cancer or other diseases, which could subject us to litigation, penalties or recalls.

Insurance

We have an insurance policy in effect that includes customary coverage and protection for professional liability, general liability, employee benefits and protection against claims including technology products, services and against cyber security. Our insurance policy also covers exposure to product liability claims, including both technology product claims related to customer data breaches, copyright infringement and/or misrepresentation and fraud and any claims made in connection with any physical products and services sold through the Company’s website.

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Material Agreements

We contract with individual physicians or physician groups, nor do we control their medical decision-making or charges. Rather, the Company has entered into the Physicians Agreements with the Telemedicine Providers, all of which counterparties have agreed to make available to us, healthcare professionals, to allow them to provide clinical services directly to our future customers via telehealth. We have integrated these healthcare professionals to allow for telehealth consultations and related services on our Mangoceuticals platform which has been developed and is complete. This platform is the backbone of our business as it connects consumers with both the medical provider and the pharmacy for fulfillment. It is also the system that we will use to create marketing funnels for outgoing marketing, customer management and support, and analytics for future sales.

Through our Physician Agreements, the healthcare professionals are responsible for the practice of medicine and control of the clinical decision-making.

After a patient visits our website and submits a request for a consultation with a health care professional, our Telemedicine Providers communicate the patient’s information to one of their affiliated physicians. The Telemedicine Providers and their physicians are responsible for conducting the telehealth consultation and any ongoing communication with the patient in accordance with applicable laws. The physicians make a determination, in their sole discretion, as to whether or not to prescribe our Pharmaceutical Products to potential customers. If the physicians prescribe our Pharmaceutical Products, then the customers pay us for our products. In turn, Epiq Scripts, LLC, pursuant to the Master Services Agreement discussed below, is provided information on the customer and compounding of our product, compound the product, and ship the product to customers using packaging and shipping materials which we supply.

We pay the Telemedicine Providers for each physician visit conducted in response to request made by a patient on our website, regardless of whether the physician prescribes our product to the patient. The fee we pay the Telemedicine Providers is fixed, set in advance and is negotiated at arms’ length after comparing the prices offered by similar services. We are not a party to any contracts between the Telemedicine Providers and any health professionals or physician groups and do not control how the Telemedicine Providers reimburse these providers.

Although our arrangement with the Telemedicine Providers, as summarized above, is structured to comply with applicable laws, including those restricting the corporate practice of medicine and fee splitting, there may be a risk that a state agency, now or in the future as these laws (and interpretations of them) evolve, would conclude that the arrangement and fee structure between the Telemedicine Providers and their contracted physicians and/or our agreements with the Telemedicine Providers violate the corporate practice of medicine doctrine and fee splitting restrictions in Texas or in another state where a patient who uses our Mangoceuticals platform is located.

The Telemedicine Providers’ physicians are tasked with determining whether patients seeking our Pharmaceutical Products are eligible to be prescribed our Pharmaceutical Products, with the sole purpose of the telemedicine engagement being for the determination, in the physician’s sole judgment, of whether the patient is qualified to obtain a prescription for the Pharmaceutical Products. The Telemedicine Providers’ physicians are required to electronically send prescriptions to Epiq Scripts (the Company’s designated and accredited pharmacy partner), which financial relationship is required to be disclosed in writing to the patient via the Terms and Conditions listed on the Company’s website, including informed consent, and also informing the patient that the prescription is sent to the Company’s designated pharmacy partner. The Telemedicine Providers’ physicians are only able to prescribe our Pharmaceutical Products to patients seeking help for the treatment which the specific product provides (for example, Mango ED for treatment for ED and GROW for treatment hair loss) through our customer portal.

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Master Services Agreement with Epiq Scripts

On September 1, 2022, and effective on August 30, 2022, we entered into a Master Services Agreement with Epiq Scripts, which at the time was 51%-owned by American International. Mr. Cohen, our Chairman and Chief Executive Officer, served as the Chief Executive Officer and a director of, and had voting control over, American International at the time of the entry into the Master Services Agreement, and currently serves on the Board of Directors of American International. As discussed above under “-Formation and Transfer of Control,” the Company was wholly-owned by American International until June 16, 2022, when control of the Company was sold to Cohen Enterprises, which is owned by Mr. Cohen. Epiq Scripts was formed in January 2022, and only began compounding drugs for patients in November 2022. On February 15, 2023, the 51% of Epiq Scripts then owned by American International was transferred to Mr. Cohen as part of an exchange transaction, whereby Mr. Cohen agreed to cancel his preferred stock of American International, which provided him voting control over American International, in exchange for among other assets, American International’s ownership of Epiq Scripts. As a result, Epiq Scripts is currently 51% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Additionally, Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

Pursuant to the Master Services Agreement and a related statement of work (“SOW”), Epiq Scripts agreed to provide pharmacy and related services to the Company, the Company agreed to exclusively use Epiq Scripts as the provider of the Services (defined below) during the term of the agreement, so long as Epiq Scripts complies with the terms of the Master Services Agreement. The agreement also includes a 30 day right of first refusal for Epiq Scripts to provide pharmacy services for any new product that Mango may introduce during the term of the agreement.

Pursuant to the SOW, Epiq Scripts agreed to provide for the online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution (collectively, the “Services”) of products sold exclusively via our website that may be prescribed as part of a telehealth consultation on our platform. Epiq Scripts also agreed to provide mail service pharmacy services to us on an exclusive basis during the term of the SOW.

We agreed to provide Epiq Scripts with all custom packaging materials, including but not limited to, individual sachet and/or blister packaging materials, outer box packaging, and any custom inserts and/or marketing information to accompany the prescription shipment, if any and to provide Epiq Scripts with quarterly sales forecasts to ensure Epiq Scripts has enough packaging materials on hand to cover a 90 day period. We agreed to pay for all direct shipping, delivery and related courier costs and to provide Epiq Scripts with direct access to any online accounts to access and generate shipping labels for the fulfillment and delivery of our products.

The SOW has a term through December 31, 2025, automatically renewable thereafter for successive one-year terms unless either party terminates the agreement at least 90 days before renewal thereof and the SOW is subject to the same termination rights of the parties as set forth in the Master Services Agreement (discussed below).

Pursuant to the SOW, we agreed to pay Epiq Scripts certain fixed rate fees for prescription fulfillment, processing and packaging (per prescription) and drug compounding (per pill), provided the per pill rate is reduced upon us exceeding 3,500 product packages per month.

Under the Master Services Agreement, we are solely responsible for billing and collecting funds from our customers and Epiq Scripts is paid out of funds that we actually collect.

We paid Epiq Scripts a total of $60,000 upon our entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited towards the future provision of pharmacy and related services as outlined and detailed in the Master Services Agreement and SOW. All costs related to the pharmacy services provided by Epiq Scripts are listed as related party costs of revenues on our statement of operations.

The Master Services Agreement has a term of five years, automatically renewable to additional one-year terms thereafter unless either party provides the other notice of termination at least 90 days prior to the date of automatic renewal. The Master Services Agreement can be terminated (i) upon breach of the agreement by the other party, subject to a 90-day cure right, (ii) if a party enters into bankruptcy or fails to pay its debts as they become due, or (iii) if Epiq Scripts becomes unable to perform the services covered by the Master Services Agreement and any statements of work associated therewith.

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Payments under the Master Services Agreement are due within 15 days after the end of each month during which collections are received. The Master Services Agreement contains customary confidentiality obligations, record retention provisions, audit rights, and representations and warranties of the parties. Each party to the Master Services Agreement agreed to indemnify, defend, and hold harmless the other and the other party’s officers, directors, shareholders, employees, and agents from and against any and all nonparty claims, or actions for damages, liabilities (including strict liability), penalties, costs and expenses (including reasonable legal fees, expenses and costs) to the proportionate extent caused by (1) the negligence or willful misconduct of the indemnitor or any of its employees or agents in connection with the performance of the agreement, or (2) any breach of any representation, warranty or covenant under the agreement by the indemnitor or any of its employees or agents. Additionally, the parties agreed that neither party will be liable to the other for special, incidental, or exemplary damages, subject to certain limited exceptions. The Master Services Agreement does not address product liability claims or assign any rights of indemnification or contribution in connection therewith.

We paid Epiq Scripts a total of $60,000 upon our entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited towards the future provision of pharmacy and related services as outlined and detailed in the Master Services Agreement and SOW, of which $11,745 remained outstanding as of December 31, 2022 and $84,382 remained outstanding as of September 30, 2023. All costs related to the pharmacy services provided by Epiq Scripts are listed as related party costs of revenues on our statement of operations.

Distribution Agreement with ISFLST

On July 9, 2024, we entered into a Master Distribution Agreement with ISFLST, Inc. (“ISFLST”) dated July 2, 2024 (the “Distribution Agreement”). Pursuant to the Distribution Agreement, we agreed to sell, and ISFLST agreed to purchase, certain of our products, including our MangoRx Grow and Mango ED products (collectively, the “Products”), for distribution and resale by ISFLST during the term of the agreement.

Pursuant to the Distribution Agreement, ISFLST agreed to use commercially reasonable efforts to sell and promote the sale of the Products in Asia Pacific and Latin America (excluding Mexico), and we provided ISFLST a non-exclusive, non-transferable license to market and sell the Products, and grant sub-licenses (subject to certain pre-requisites and limitations described in greater detail in the Distribution Agreement) to sell the Products, in the Market. We also agreed, subject to certain future mutually agreed milestones that ISFLST could earn exclusive rights to market the Products in the Market.

The Distribution Agreement has a term of three years and is automatically renewable thereafter for three additional one year terms, unless either party provides the other notice of non-renewal at least 90 days prior to an automatic renewal date. The agreement may also be terminated by the non-breaching party upon the material breach of the agreement by the counterparty and failure to cure such breach after 90 days written notice, or upon insolvency.

The Distribution Agreement includes customary confidentiality requirements of the parties, representations and warranties of the parties, mutual indemnification rights, disclaimers of warranties and limitation of liabilities, and force majeure provisions.

The Distribution Agreement also includes a non-solicitation obligation of ISFLST, which applies during the term of the agreement and for two years thereafter.

All pricing information will be mutually agreed to by the parties and set forth in a separate purchase order, subject to availability and volume requirements.

Consulting Agreement With Epiq Scripts

On September 15, 2023, we entered into a Consulting Agreement (the “Consulting Agreement”) with Epiq Scripts. Pursuant to the Consulting Agreement, Epiq Scripts agreed to provide pharmacy consulting services in connection with the Company’s global expansion efforts, and as reasonably requested by the Company, during the term of the agreement, which is for five years, unless otherwise earlier terminated (a) due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof; (b) the mutual agreement of the parties; or (c) the date that Epiq Scripts provides the Company written notice of termination, which may be at any time and for any reason.

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In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Epiq Scripts (1) a one-time payment of $65,000, payable within ten days of the entry into the agreement; and (2) a set fee, payable for each prescription drug pill sold by the Company for cash, to the extent such pill must be prescribed by a medical doctor, or sold through retail pharmacies over the counter, in jurisdictions where a doctor’s prescription is not required for the sale of such drugs, and sold in a Territory (defined below), which consideration per pill decreases each year that the agreement is in effect, and is only payable for the first five years of the agreement.

The Consulting Agreement further provides that no payments are due for the sale of any prescription pills until the First Sale.

Under the Consulting Agreement, (a) “Territory” means worldwide, except for the United States, including its territories and possessions and the District of Columbia; and (b) “First Sale” means the date that the first commercial sale of prescription pills occurs in the Territory.

Future payments are also required to be offset equitably for any prescription pill sold which is later refunded, charged back, returned, or reimbursed to a purchaser.

The agreement includes customary representations of the parties, confidentiality and non-solicitation provisions, rights of Epiq Scripts to audit the sales of prescription pills, subject to certain limitations and requirements, and the requirement that the Company reimburse certain expenses of Epiq Scripts, subject to certain limitations and pre-approvals.

First Amendment to MSA

On September 15, 2023, we entered into a First Addendum to Master Services Agreement (“MSA”) with Epiq Scripts (the “First Amendment”).

Pursuant to the First Amendment, the parties agreed to amend the MSA to include certain Right of first negotiation rights and right of first refusal rights (each as discussed below). Additionally, the First Amendment provides for certain rights to Epiq Scripts in the event that the Company seeks to obtain pharmaceutical services in connection with certain Company products (collectively, “Pharmaceutical Services”) in jurisdictions other than the United States, including, without limitation, Mexico and the United Kingdom, where Epiq Scripts does not currently maintain licenses or permits (“Future Jurisdictions”, which shall also include, to the extent applicable, any state in the United States in which Epiq Scripts does not then hold required permits or licenses for the provision of the Pharmaceutical Services) and/or to terminate Epiq Scripts’ rights to provide exclusive Pharmaceutical Services in any current state of the United States or Future Jurisdiction where Epiq Scripts may then be providing Pharmaceutical Services to the Company (each a “Current Jurisdiction”).

Specifically, the parties agreed in the First Amendment that should the Company decide to transfer any services provided by Epiq Scripts in a Current Jurisdiction to another pharmaceutical service provider (“Transferred Services”), the Company will be required to pay Epiq Scripts a fee of 1% of the total gross sales of all Prescription Products (defined below) by the Company resulting from the Transferred Services in the Current Jurisdiction, for a period of the lesser of (a) five (5) years from the date the Company transferred the Transferred Services; and (b) through the end of the term of the MSA (including where applicable, any renewal term)(the “Non-Use Fee”). The Non-Use Fee is payable monthly in arrears, for calendar quarters, by the 15th day following the end of each calendar quarter. “Prescription Products” means Products (as defined in the MSA) sold by the Company which must be prescribed by a medical doctor.

Notwithstanding the above, the Non-Use Fee shall not apply, and the Company shall not be obligated to pay any Non-Use Fee (a) in the event that the Transferred Services are provided directly by the Company or a majority-owned subsidiary of the Company; (b) in the event the Company decides to enter into an agreement with another pharmaceutical service provider to provide Pharmaceutical Services in a Future Jurisdiction; or (c) in connection with any services provided by any parties in any Future Jurisdictions.

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The First Amendment also provides that until the fifth anniversary of the First Amendment, the Company shall notify Epiq Scripts in writing of any plans to (a) expand its need for pharmacy services outside of those contemplated by the MSA; (b) expand its need for pharmacy services into a new jurisdiction which Epiq Scripts does not then operate in (including, but not limited to new countries); or (c) begin providing pharmacy services internally (either through organic growth or acquisition). Thereafter Epiq Scripts has the right to provide the Company written notice of its intention to provide such services (as described in (a) or (b) above, whereafter the Company is required to discuss and negotiate such services in good faith with Epiq Scripts for a period of not less than 15 days). Otherwise, in the event of the occurrence of an event discussed in (c) above, the Company is required to discuss the possibility of Epiq Scripts either co-operating the pharmacy or providing management services to the Company in good faith for 15 days. In the event after such 15 day period, the Company and Epiq Scripts cannot come to a mutually agreeable agreement, the Company is under no further obligation regarding the matter set forth in the notice provided to Epiq Scripts.

Finally, the First Amendment includes a requirement whereby if Epiq Scripts receives notice of any proposed fundamental transaction involving Epiq Scripts or its assets, including any agreement, arrangement, offer or proposal (including a letter of intent, term sheet, form of definitive agreement or definitive agreement) for an asset sale or acquisition, merger, acquisition or sale of securities, or redemption or repurchase of securities, Epiq Scripts must provide the Company notice of such offer within three days, after which receipt the Company will have the right of first refusal for 30 days to become the purchaser in connection with the notified transaction, on the terms, and subject to the conditions, set forth in such notified offer and pursuant to the conditions of the First Amendment.

On January 30, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into two Assignment, Assumption and Novation Agreements (the “Epiq Scripts Assignments”) with Epiq Scripts. Pursuant to the Epiq Scripts Assignments, the Company assigned all of its rights under (1) the MSA, as amended; and (2) the Consulting Agreement, to the Company’s current wholly-owned subsidiary, Mango & Peaches Corp. (“Mango & Peaches”). Mango & Peaches agreed to take responsibility for all obligations thereunder, effective as of the assignment date, and Epiq Scripts agreed to novate the responsibility of the Company thereunder, effective as of the assignment date. Additionally, we agreed to indemnify Mango & Peaches for any liability under such agreements prior to the assignment date and Mango & Peaches agreed to indemnify us against any liability under such agreements after the assignment date.

Consulting Agreements

On September 6, 2022, we entered into a Consulting Agreement with PHX Global, LLC (“PHX”), which is owned by Peter “Casey” Jensen, who was a member of the Board of Directors of American International. Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 3,333 shares of restricted common stock.

On November 7, 2023, we renewed the Consulting Agreement with PHX. Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 13,333 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $7.05 per share for a total of $94,000.

On April 25, 2024, the Company amended its Consulting Agreement with PHX dated November 7, 2023 whereby the Company agreed to issue PHX an additional 13,333 shares of restricted common stock. The additional 13,333 shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan. The shares were valued at $4.20 per share for a total of $56,000.

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On September 27, 2024, we extended a Consulting Agreement with PHX. Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for six months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 13,333 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $3.60 per share for a total of $48,000.

Greentree Service Agreements

On September 1, 2023, we entered into a service agreement with Greentree Financial Group, Inc. (“Greentree”). Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) bookkeeping services for the Company for the period from October 1, 2023 through September 30, 2024; (b) advice and assistance to the Company in connection with the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with US GAAP; (c) assistance to the Company with compliance filings for the quarters ended September 30, 2023, March 31, 2024, June 30, 2024 and the year ended December 31, 2023, including the structure and entries as well as assistance with US GAAP footnotes; (d) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the SEC; and (e) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, CPAs and transfer agent. Since February 2015, Mr. Eugene (Gene) M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022) has served as an Audit Manager for Greentree.

The Company agreed to issue Greentree 5,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before September 30, 2023; (b) $20,000 on or before March 31, 2024. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters. The shares were valued at $16.95 per share for a total of $84,750.

On December 2, 2024, the Company entered into another service agreement with Greentree. The Company and Greentree were previously party to a service agreement which expired pursuant to its terms on September 30, 2024. Since February 2015, Mr. Eugene M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022), has served as Audit Manager for Greentree.

Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) assistance to the Company with compliance filings for the quarters ended March 31, 2025, June 30, 2025, September 30, 2025, and the year ended December 31, 2024, including the consolidation structure and entries as well as assistance with United States Generally Accepted Accounting Principles (“US GAAP”) footnotes; (b) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the Securities and Exchange Commission (the “SEC”); (c) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, certified public accountants and transfer agent; and (d) preparing and filing the Company’s tax returns with the Internal Revenue Service for the 2024 tax year.

The Company agreed to issue Greentree 40,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement (fully-earned upon issuance), and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before December 31, 2024; and (b) $20,000 on or before March 31, 2025. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company.

The Service Agreement continues in effect through October 15, 2025, but may be terminated earlier with 45 days’ notice from the Company to Greentree, provided that in the event the Company terminates the agreement prior to the end of the Term, the entire cash fee due during the term of the Service Agreement is immediately due and payable.

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The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters.

On September 6, 2022, we entered into a Consulting Agreement with Ezekiel Elliott (“Elliott”), currently a professional football player in the National Football League (NFL), to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued Elliott 100,000 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. We also agreed to include the shares issued to Elliott in the Resale Prospectus, which shares of common stock were included therein.

On September 15, 2022, we entered into a Consulting Agreement with David Sandler, an individual (“Sandler”), to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for six months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued Sandler 10,000 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. We also agreed to include the shares issued to Sandler in the Resale Prospectus, which shares of common stock were included therein.

On September 15, 2022, we entered into a Consulting Agreement with Hsiaoching Chou, an individual (“Chou”), to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for six months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued Chou 5,000 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. We also agreed to include the shares issued to Chou in the Resale Prospectus, which shares of common stock were included therein.

On September 22, 2022, we entered into a service agreement with Greentree Financial Group, Inc. (“Greentree” and the “Service Agreement”). Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) bookkeeping services for the Company for the period from October 1, 2022 through June 30, 2023; (b) advice and assistance to the Company in connection with the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with United States Generally Accepted Accounting Principles (“US GAAP”); (c) assistance to the Company with compliance filings for the quarters ended September 30, 2022, March 31, 2023, June 30, 2023 and the year ended December 31, 2022, including the consolidation structure and entries as well as assistance with US GAAP footnotes; (d) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the SEC; and (e) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, CPAs and transfer agent. Since February 2015, Eugene M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022), has served as Audit Manager for Greentree.

The Company agreed to issue Greentree 100,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, and to pay Greentree $50,000 in cash, payable as follows: (a) $12,500 on or before September 30, 2022, which has been paid; (b) $12,500 on or before December 31, 2022, which has been paid; (c) $12,500 or before March 31, 2023; and (d) $12,500 on or before June 30, 2023. We also agreed to include the 100,000 shares of common stock issued to Greentree in the Resale Prospectus, which shares of common stock are included therein, and to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company.

The Service Agreement continued in effect through August 14, 2023.

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The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters.

On November 1, 2022, we entered into a Consulting Agreement with White Unicorn, LLC (“White Unicorn”), to provide business advisory services related to product packaging, strategic marketing, branding, advertising and future product development as reasonably requested by the Company during the term of the agreement, which was for 12 months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued White Unicorn 100,000 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions.

On December 21, 2022, we entered into a Consulting Agreement with Chartered Services, LLC (“Chartered Services”), to provide strategic marketing services for advertising and consulting, product distribution, digital marketing and identifying creative and constructive brand awareness to the Company during the term of the agreement, which was for six months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Chartered Services $150,000 in cash (with $75,000 payable upon entry into the agreement and $75,000 payable on January 31, 2023, which amount has been paid to date) and issued Chartered Services 250,000 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions.

On January 3, 2023, we entered into a Consulting Agreement with DojoLabs Group, Inc. (“DojoLabs”), to provide various strategic marketing related services to the Company pursuant to a defined scope of work during the term of the agreement, which is the earlier of a) all deliverables being received by the Company pursuant to the scope of work, or b) if terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay DojoLabs $100,000 in cash and issued DojoLabs 50,000 shares of restricted common stock with registration rights (the registration of the resale of which shares were included in the Resale Prospectus) and fully vest upon the completion of all work performed under the scope of work. The agreement contains customary confidentiality and non-solicitation provisions.

On January 6, 2023, we entered into a Consulting Agreement with Bethor, Ltd. (“Bethor”), to provide strategic advisory services to the Company during the term of the agreement, which was for 12 months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued Bethor 250,000 shares of restricted common stock with registration rights (the registration of the resale of which shares were included in the Resale Prospectus). The agreement contains customary confidentiality and non-solicitation provisions.

On January 6, 2023, the Company established an advisory board (the “Advisory Board”) and approved and adopted a charter (the “Advisory Board Charter”) to govern the Advisory Board. Pursuant to the Advisory Board Charter, the Advisory Board shall be comprised of a minimum of two (2) members, all of whom shall be appointed and subject to removal by the Board of Directors at any time. In addition to the enumerated responsibilities of the Advisory Board in the Advisory Board Charter, the primary function of the Advisory Board is to assist the Board of Directors in its general oversight of the Company’s development of new business ventures and strategic planning.

In connection with the establishment of the Advisory Board, the Board of Directors appointed Dr. Brian Rudman (“Dr. Rudman”) and Mr. Jarrett Boon (“Mr. Boon”), both of whom are independent, non-Board members and non-Company employees, to the Advisory Board. Dr. Rudman serves as Chairman of the Advisory Board.

In connection with Dr. Rudman’s appointment to the Advisory Board, the Company entered into an Advisor Agreement (the “Dr. Rudman Consulting Agreement”), dated effective January 6, 2023, with Dr. Rudman, whereby the Company agreed to issue Dr. Rudman 25,000 shares of the Company’s restricted common stock, pay Dr. Rudman $2,000 per month in cash, and reimburse Dr. Rudman for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in connection with the Company’s requests of the performance of his duties to the Company in service on the Advisory Board.

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In connection with Mr. Boon’s appointment to the Advisory Board, the Company entered into an Advisor Agreement (the “Mr. Boon Consulting Agreement”), dated effective January 6, 2023, with Mr. Boon, whereby the Company agreed to issue Mr. Boon 25,000 shares of the Company’s restricted common stock and to reimburse Mr. Boon for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in connection with the Company’s requests of the performance of his duties to the Company in service on the Advisory Board.

On January 24, 2023, we entered into Consulting Agreements with four consultants to the Company: (1) Sultan Haroon; (2) John Helfrich; (3) Justin Baker; and (4) Maja Matthews, each of whom is also an employee of Epiq Scripts. Pursuant to the Consulting Agreements, the Consultants agreed to provide us services related to the research, development, packaging and marketing for additional pharmaceutical and other over-the-counter related products during the term of the agreement, which each had a term of 18 months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued an aggregate of 350,000 shares of common stock to the consultants as follows: (1) Sultan Haroon 150,000 shares of restricted common stock; (2) John Helfrich 25,000 shares of restricted common stock; (3) Justin Baker 25,000 shares of restricted common stock; and (4) Maja Matthews 150,000 shares of restricted common stock. The shares issued to Haroon and Matthews vest at the rate of 50,000 shares upon entry into the agreement, 50,000 shares upon the Company’s successful launch of a new product category, and 50,000 shares upon the Company’s successful launch of a second and additional new product category, in each case prior to the 18-month anniversary of the applicable agreement. The shares issued to Helfrich and Baker vest at the rate of 10,000 shares upon entry into the agreement, 7,500 shares upon the Company’s successful launch of a new product category, and 7,500 shares upon the Company’s successful launch of a second and additional new product category, in each case prior to the 18-month anniversary of the applicable agreement. Any shares not vested by the eighteen-month anniversary of the applicable agreement are forfeited. The agreement contains customary confidentiality and non-solicitation provisions.

On May 1, 2023, we entered into a Software Development Agreement with Redlime Solutions, Inc. (“Redlime”) to provide software development services during the term of the agreement, which is for 12 months. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Redlime $300,000 in cash and issue Redlime 180,000 shares of restricted common stock. The shares were valued at $1.00 per share for a total of $180,000.

On May 25, 2023, the Board of Directors appointed Mr. Aaron Andrew, an independent, non-Board member and non-Company employee, to the Advisory Board. In connection with Mr. Andrew’s appointment to the Advisory Board, the Company entered into an Advisor Agreement (the “Andrew Consulting Agreement”), dated effective May 25, 2023, with Mr. Andrew, whereby the Company agreed to issue Mr. Andrew 50,000 shares of the Company’s restricted common stock under the 2022 Plan and to reimburse Mr. Andrew for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in connection with the Company’s requests of the performance of his duties to the Company in service on the Advisory Board. The shares were valued at $1.10 per share for a total of $55,000.

On June 1, 2023, we entered into a Consulting Agreement with Major Dodge (“Major”), to provide acting and production related services to the Company during the term of the agreement, which is for 12 months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued Major 20,000 shares of restricted common stock under the 2022 Plan. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $1.10 per share for a total of $22,000.

On June 1, 2023, we entered into a Production and Broadcasting Agreement with New To The Street Group, LLC (“New To The Street”), to provide production, broadcasting and other marketing related services to the Company during the term of the agreement, which was for 3 months unless otherwise earlier terminated. In consideration for agreeing to provide the services under the agreement, the Company issued New To The Street 50,000 shares of restricted common stock and agreed to pay New To The Street a monthly cash payment of $5,000. The shares were valued at $1.10 per share for a total of $55,000.

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On September 1, 2023, we entered into a service agreement with Greentree. Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) bookkeeping services for the Company for the period from October 1, 2023 through September 30, 2024; (b) advice and assistance to the Company in connection with the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with US GAAP; (c) assistance to the Company with compliance filings for the quarters ended September 30, 2023, March 31, 2024, June 30, 2024 and the year ended December 31, 2023, including the structure and entries as well as assistance with US GAAP footnotes; (d) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the SEC; and (e) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, CPAs and transfer agent. Since February 2015, Eugene (Gene) M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022) has served as an Audit Manager for Greentree.

The Company agreed to issue Greentree 75,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before September 30, 2023; (b) $20,000 on or before March 31, 2024. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters. The shares were valued at $1.13 per share for a total of $84,750.

On November 1, 2023, the Board of Directors appointed Dr. Douglas Christianson (“Dr. Christianson”) an independent, non-Board member and non-Company employee, to the Advisory Board. In connection with Dr. Christianson’s appointment to the Advisory Board, the Company entered into an Advisor Agreement (the “Christianson Consulting Agreement”), dated effective November 1, 2023, with Dr. Christianson, whereby the Company agreed to issue Dr. Christianson 50,000 shares of the Company’s common stock under the 2022 Plan, which vest six months from the issuance date, and to reimburse Dr. Christianson for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in connection with the Company’s requests of the performance of his duties to the Company in his service on the Advisory Board. The agreement has a one year term, but can be terminated with written notice from either party with 30 days’ notice. The agreement includes customary confidentiality obligations relating to Dr. Christianson and indemnification obligations of the parties, requiring each party to indemnify and hold harmless the other against breaches of the agreement and intentionally misconduct or gross negligence (Dr. Christianson) and the operations of the Company (the Company). The shares were valued at $0.65 per share for a total of $32,500.

On November 1, 2023, we entered into an Influencer Contract with Jason Szkup (“Scoop”), to provide influencer and marketing related services to the Company during the term of the agreement, including posting social media videos. The agreement has a term of three months, unless otherwise earlier terminated. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Scoop $10,000 and to issue Scoop 30,000 shares of common stock under the 2022 Plan. The agreement contains customary confidentiality and non-disclosure provisions. The shares were valued at $0.65 per share for a total of $19,500.

On November 7, 2023, we entered into a subsequent Consulting Agreement with PHX to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company paid PHX $25,000 in cash and issued PHX 200,000 shares of common stock under the 2022 Plan. The agreement contains customary confidentiality and non-solicitation provisions.

Master Services Agreement with Global Career Networks

On December 1, 2022, the Company entered into a Master Services Agreement with Global Career Networks, Inc. (“GCN”). Pursuant to the agreement, we issued GCN 100,000 shares of restricted common stock with registration rights (which shares were included in the Resale Prospectus) and GCN agreed to assist us with a planned twitter marketing campaign. The agreement has a one year term (provided the individual project described therein had a six month term, beginning December 1, 2022), and may be renewed thereafter for additional one year terms with the mutual approval of the parties. Either party may terminate the agreement at any time for any reason, with at least 60 days’ notice, or upon the occurrence of any breach or default under the agreement, which remains uncured within 30 days of written notice thereof, or if the non-terminating party is subject to bankruptcy. The agreement contains customary confidentiality, indemnification obligations, and limitations of liability.

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Intellectual Property Purchase Agreement

Effective on April 24, 2025, the Company entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”), with Smokeless Technology Corp. (“Smokeless”). Pursuant to the IP Purchase Agreement, we purchased certain intellectual property, contracts, and know-how owned by Smokeless related to certain intellectual property and related assets including, without limitation, all patents, trademarks, product formulations, know-how, agreements, contracts, contractor agreements, supply chain contracts, manufacturing contacts and agreements for the entrance into a new business involving and surrounding oral pouches as a delivery mechanism for nutritional and wellness products (collectively, the “Purchased IP”), in consideration for 1,600,000 shares of the Company’s restricted common stock (the “IP Purchase Shares”) and the Royalty Payments (defined and discussed below).

Pursuant to the IP Purchase Agreement, we agreed to pay Smokeless a royalty of ten percent (10%) of gross worldwide sales of any product we sell associated with the Purchased IP, which meets the following requirements: (a) the design of the product was not transferred or provided for purposes of providing a license to cover an offering of a third party and controlled by us, and (b) the product is sold by us, or in development with the intention to commercialize (collectively, “Mango Purchased IP Products”), which will go into effect on April 23, 2026 and are required to be paid in perpetuity to the extent the Mango Purchased IP Products are being sold (the “Royalty Payments”). The Royalty Payments are required to be paid on an annual basis, within 30 days after the end of the calendar year.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The IP Purchase Agreement, and the purchase of the Purchased IP, closed on April 24, 2025, upon the parties entry into the IP Purchase Agreement, and the IP Purchase Shares were issued on April 25, 2025.

Consulting Agreement

On April 24, 2025, we entered into a Consulting Agreement with Strategem Solutions Inc. (“Strategem” and the “Consulting Agreement”), pursuant to which Strategem agreed to provide us the services of Tim Corkum (“Corkum”), in the capacity of President of a to be formed wholly-owned subsidiary of the Company, and to provide us consulting services related to the development of a pouch division, product innovation, business development, and commercialization strategy for a smokeless product vertical. Corkum is a Director of Smokeless. The Consulting Agreement has a term of 12 months unless otherwise earlier terminated due to breach of the agreement by either party, subject to a thirty-day cure right. In consideration for agreeing to provide the services under the agreement, the Company agreed to issue an aggregate of 120,000 shares of the Company’s common stock to Strategem (the “Sign-On Shares”). The Sign-On Shares will be issued under the Mangoceuticals, Inc. 2022 Equity Incentive Plan and vest at a rate of 10,000 shares per month with the first month vesting upon execution of the Consulting Agreement. Any shares not vested on the date the term ends will be forfeited. We also agreed to pay Strategem $12,500 per month in cash during the term of the Consulting Agreement, which shall accrue on a monthly basis until the Company has completed a successful raise of an aggregate of at least $1.5 million from the sale of either debt or equity of the Company after the date of the agreement. The Consulting Agreement includes customary confidentiality and non-solicitation obligations, mutual representations and warranties, and confirmations that Strategem/Corkum is serving as an independent contractor to the Company.

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Intellectual Property

We believe that our ability to obtain and maintain intellectual property protection for our technology platform, preserve the confidentiality of our trade secrets, and operate without violating the intellectual property rights of others will be important to our success. We rely on a combination of trademark, copyright, trade secret, including federal, state and common law rights in the United States and other countries, nondisclosure agreements, and other measures to protect our intellectual property, and may seek patent protection of our intellectual property in the future. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Our business is affected by our ability to protect against misappropriation and infringement of our intellectual property and other proprietary rights.

Our intellectual property includes the content of our websites, our registered domain names, our unregistered trademarks, and certain trade secrets.

We have been granted with the United States Patent and Trademark Office for a federal trademark for the following word mark on October 13, 2024 with Reg. No. 7,184,368:

Additionally, the Company has been granted with the United States Patent and Trademark Office for the following federal trademarks:

- If You Take It They Will Come April 11, 2023 Reg. No. 7,025,954

- It Takes Two To Mango May 16, 2023 Reg. No. 7,055,400

- Orange Is The New Blue December 19, 2023 Reg. No. 7,246,645

- Big Mango Energy November 28, 2023 Reg. No. 7,232,305

The Company has also applied with the United States Patent and Trademark Office for the following federal trademarks:

- TreatMint

- Make Every Day Hump Day

Employees

The Company is currently operated and managed by the Founder, Chairman and Chief Executive Officer, Jacob D. Cohen, Amanda Hammer, the Chief Operating Officer of the Company, and Eugene Johnston, the Chief Financial Officer of the Company. The Company utilizes the assistance of various independent contractors for administrative and technology development related services. We anticipate establishing a compensation program designed to align the compensation of our employees with performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results in the future. The structure of our anticipated compensation program will balance incentives earnings for both short-term and long-term performance such as incentive bonuses and flexible schedules. The Company also intends to develop a culture of inclusion and diversity and places a high value on diversity and inclusion. Our future success will depend partially on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees to be satisfactory. Mr. Cohen and Mrs. Hammer, are currently party to employment agreements with the Company as discussed below under “Executive and Director Compensation-Employment Agreements.”

Properties

On September 28, 2022, and with an effective date of October 1, 2022, the Company entered into a Lease Agreement with Rox Trep Tollway, L.P. (the “Landlord”) to lease and occupy approximately 2,201 square feet of office space located at 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248 to serve as the Company’s main headquarters (the “Lease Agreement”). The Lease Agreement has a term of 38 months (through December 31, 2025) and has a monthly base rent of $0 for the second month; $5,778, or $31.50 per square foot, for months 1 and 3-18 and increases at the rate of $1 per square foot per annum thereafter until the end of the lease term (the “Base Rent”). In addition to the Base Rent, the Company is required to reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the building at the rate of 2.45% (the “Proportionate Rent”). Upon the execution of the Lease Agreement, the Company agreed to prepay the first full month’s Base Rent along with a security deposit equal to $16,942. The lease includes an option to extend the lease for an additional period of 36 calendar months at market.

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We believe our facilities are sufficient to meet our current needs and that suitable space will be available as and when needed. We do not own any real property.

Legal Proceedings

On October 31, 2024, Eli Lilly and Company filed a complaint against us in the Northern District of Texas Dallas Division. The complaint alleges causes of action against us for false and misleading advertising and promotion in violation of Section 43(a)(1)(B) of the Lanham Act; and false advertising, in connection with the Company’s TRIM product, and seeks (a) a declaratory judgment, an injunction from falsely stating or suggesting that our oral dissolvable tirzepatide tablets are approved by FDA, have been the subject of clinical studies, or achieve certain therapeutic outcomes; engaging in any unfair competition with Eli Lilly; and engaging in any deceptive or unfair acts; (b) an order requiring the Company and its officers, agents, servants, employees, and attorneys and all persons acting in concert or participation with any of them, to engage in corrective advertising by informing consumers that: a. our oral dissolvable tirzepatide tablets do not contain the same formulation as MOUNJARO® or ZEPBOUND®; our oral dissolvable tirzepatide tablets do not contain the same dosage as MOUNJARO® or ZEPBOUND®; our oral dissolvable tirzepatide tablets are not and have never been approved by FDA; our oral dissolvable tirzepatide tablets have never been studied in clinical trials; and our oral dissolvable tirzepatide tablets have never been demonstrated to be safe or effective; (c) an order directing the Company to file with the court and serve on Eli Lilly’s attorneys, thirty (30) days after the date of entry of any injunction, a report in writing and under oath setting forth in detail the manner and form in which it has complied with the court’s injunction; (e) an order requiring the Company to account for and pay to Eli Lilly any and all profits arising from the foregoing acts of alleged false advertising; (f) an order requiring the Company to pay Eli Lilly compensatory damages in an amount as of yet undetermined caused by the false advertising and trebling such compensatory damages for payment to Lilly in accordance with 15 U.S.C. § 1117 and other applicable laws; (f) an order requiring the Company to pay Eli Lilly all types of monetary remedies available under Texas state law in amounts as of yet undetermined caused by the foregoing acts of unfair competition; (g) pre-judgment and post-judgment interest on all damages; and (h) attorney’s fees.

The initial Complaint asserted two claims: (i) false advertising under the federal Lanham Act; and (ii) common law deceptive advertising. The Company moved to dismiss the second claim, arguing that Texas does not recognize such a claim. Thereafter on January 30, 2025, Eli Lilly responded by filing an amended complaint wherein it removed the 2nd cause of action. On February 24, 2025, the Company filed its response along with its affirmative defenses and concluding with a motion to dismiss.

When the Action was filed, management responded by making changes to its website; specifically, removing the allegedly offending references to FDA studies. The product is no longer identified on the MangoRx website, the product cannot be purchased and no sales have been made. The Company, by and through counsel, has been attempting to resolve the matter, but intends to vigorously defend the matter if an early resolution is not reached.

The impact and outcome of litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The above claims and others, even if lacking merit, could result in the expenditure by us of significant financial and managerial resources. We may become involved in additional material legal proceedings in the future.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer shares of our common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market, will be determined in the marketplace, and may be influenced by many factors, including the depth and liquidity of the market for our common stock.

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MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock commenced trading on the Nasdaq under the symbol “MGRX” on March 21, 2023.

Holders

As of May 27, 2025, 9,884,477 shares of our common stock were outstanding among 37 holders of record.

Dividend Policy

We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Except for a one-time special dividend in connection with our distribution of the Shi Loan (as defined herein), we have not paid any cash dividends. See “Certain Relationships and Related Party Transactions.” Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, our ability to pay cash dividends is currently restricted by the terms of our credit facilities. Our ability to pay cash dividends on our capital stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any additional indebtedness we may incur.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 27, 2025 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined under “Executive Compensation,” (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

The column titled “Beneficial Ownership” is based on a total of 9,884,477 shares of our common stock outstanding as of the Date of Determination.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248.

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Title of Class	Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent Beneficial Ownership
Directors, Named Executive Officers and Executive Officers
Common Stock	Jacob D. Cohen	921,667	(1)	9.32%
Common Stock	Isaac Antonios	60,000		-
Common Stock	Eugene M. Johnston	38,334		*
Common Stock	Amanda Hammer	15,001	(2)	*
Common Stock	Lorraine D’Alessio	36,667		*
Common Stock	Alex P. Hamilton	26,667		*
Common Stock	Dr. Kenny Myers	36,667		*

	All executive officers and directors as a group (7 persons)	1,135,003	(1)	11.48%

Greater than 5% Stockholders
Common Stock	Greenfield Investments, Ltd.	515,000		5.21%
Common Stock	Propre Energie, Inc(3)	650,000		6.58%
Common Stock	Navy Wharf, Ltd(4)	1,000,000		10.12%

* Less than 1%.

(1)	A total of 605,000 of the outstanding shares of common stock beneficially owned by Mr. Cohen are held in the name of The Tiger Cub Trust, which is beneficially owned by Jacob D. Cohen, its Trustee, and which shares Mr. Cohen is deemed to beneficially own. Includes 33,333 shares of common stock issuable upon exercise of options to purchase shares of common stock of the Company held by Mr. Cohen, with an exercise price of $16.50 per share, and does not include options to purchase 16,667 shares of common stock which an exercise price of $16.50 per share, which vest on September 1, 2025, and expire on August 31, 2027, and also includes options to purchase 83,333 shares of common stock with an exercise price of $4.80 per share and an expiration date of December 28, 2028.

(2)	Includes options to purchase 3,333 shares of common stock with an exercise price of $16.50 per share and an expiration date of May 1, 2033, and does not include options to purchase 6,667 shares of common stock with an exercise price of $16,50 per share, which vest at the rate of 1/2 of such options on each of May 1, 2025 and 2026, which have not vested as of the Date of Determination.

(3)	Address: 12 Four Oaks Gate Toronto Ontario M4J 2X2 Canada. The shares held by Propre Energie, Inc. may be beneficially owned by Peter Polimeneas, its Director.

(4)	Address: Four Oaks Gate Toronto Ontario M4J 2X2 Canada. The shares of Common Stock held by Navy Wharf, Ltd. may be deemed to be beneficially owned by Marvalyn Smith, its President.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2024 regarding the Company’s 2022 Equity Incentive Plan, as amended, under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)
Equity compensation plans approved by the security holders (1)	156,666	$9.34	111
Equity compensation plans not approved by the security holders	-	-	-
Total	156,666	$9.34	111

(1)	Represents options issuable upon grants previously made under the Company’s 2022 Equity Incentive Plan, as amended, which is discussed under “Executive Compensation-2022 Equity Incentive Plan.”

MANAGEMENT

Executive Officers and Directors

The following table sets forth information with respect to persons who are serving as directors and executive officers of the Company as of May 27, 2025.

Name	Position	Age	Director Since
Jacob D. Cohen	Chairman and Chief Executive Officer	45	October 2021
Antonios “Tony” Isaac	President and Director	70	January 2025
Eugene M. Johnston	Chief Financial Officer	61	-
Amanda Hammer	Chief Operating Officer	39	-
Lorraine D’Alessio	Director	45	October 2022
Alex P. Hamilton	Director	52	October 2022
Dr. Kenny Myers	Director	58	October 2022

Business Experience

The following is a brief description of the education and business experience of our directors and executive officers.

Jacob D. Cohen - Chairman and Chief Executive Officer

Jacob Cohen is a serial entrepreneur, corporate finance and executive management professional with over 20 years of investment banking and capital markets experience having started and growing multiple companies in various industry sectors including marketing, advertising, healthcare, IT and financial services. Prior to founding the Company, Mr. Cohen was the co-founder and managing partner of several boutique investment bank and strategic advisory firms where he advised both early and later stage companies in raising capital in the form of debt and/or equity and in both private and public markets.

Prior to his experiences in investment banking, Mr. Cohen served as the Chief Financial Officer of The Renewed Group, Inc., a manufacturer, wholesaler and retailer of eco-friendly and sustainable apparel primarily made from recycled textiles and under the brand name REUSE JEANS from 2010 through the end of 2013. Further, Mr. Cohen served from 2008 through 2010 as Executive Vice President and Controller of Metiscan, Inc., a publicly-traded company, and as the President and Chief Executive Officer of one of its subsidiaries, Shoreline Employment Services, Inc. During his tenure at Metiscan, Mr. Cohen was instrumental in restructuring, reorganizing and operating the company and its five subsidiaries, and successfully raised over $8 million in equity financing for growth capital. Mr. Cohen also spearheaded the company’s financial audit process and managed its various filings with the SEC.

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From 2007 through 2008, Mr. Cohen served as the Chief Operating Officer of Artfest International, which he assisted in taking public at the end of 2007. Throughout his career, Mr. Cohen was involved in starting many new ventures, including The AdvertEyes Network, a digital signage advertising company where he served as founder and CEO. Other positions include investment advisor and institutional equity research analyst for Solomon Advisors and Huberman Financial, securities broker-dealers, from 2003 through 2005, and investment banker for Allegiance Capital, a middle market investment bank specializing on mergers and acquisitions, from 2005-2007. Mr. Cohen holds a Bachelor of Arts in International Economics and Finance from Brandeis University in Waltham, Massachusetts.

Mr. Cohen has served as Chief Executive Officer of the Company since October 2021, as a director from October 2021 to present, and as Chairman from September 2022 to present. Mr. Cohen also currently serves as a director of American International, a publicly-traded company which was the majority owner and parent to Epiq Scripts, LLC prior to February 15, 2023, and which is the former sole owner of the Company, having fully divested its ownership in June 2022. Mr. Cohen served as Chief Executive Officer and President of American International from April 2019 to March 2023. Cohen also serves as Chief Executive Officer of Ronin Equity Partners, Inc., a private investment company, which role he has held since August 2016. Mr. Cohen also serves the Chief Executive Officer of Cohen Enterprises, Inc., a private investment company, which position he has held since November 2013. Since February 15, 2023, Mr. Cohen has owned 51% of and controlled, Epiq Scripts. Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

We believe that Mr. Cohen’s extensive background in investment banking, public company management and corporate finance makes him well qualified to serve on the Board of Directors.

Antonios (Tony) Isaac - President and Director

Antonios (Tony) Isaac was elected as a director of the Company effective January 15, 2025. Mr. Isaac has been a director of Alt5 Sigma (Nasdaq: ALTS), which operates a next generation blockchain platform, since May 2015, Chief Executive Officer of Alt5 Sigma since May 2016, and President of Alt5 Sigma since August 2024. Mr. Isaac served as Financial Planning and Strategist/Economist of Live Ventures Incorporated (Nasdaq: LIVE), a holding company for diversified businesses, from March 2012 to May 2015. He is the Chairman and Co-Founder of the Isaac Organization, a privately held investment company.

Mr. Isaac has invested in various companies, both private and public, from 1981 to the present. His specialty is negotiation and problem-solving in complex real estate and business transactions. Mr. Isaac has served as a director of Live Ventures Incorporated since December 2011. He graduated from Ottawa University in 1981, where he majored in Commerce, Business Administration, and Economics.

We have concluded that Mr. Isaac is well qualified to serve on our Board of Directors based upon his significant business experience and public company background and knowledge.

Eugene M. Johnston - Chief Financial Officer

Mr. Johnston has served as Chief Financial Officer of the Company since October 2022. Since February 2015, Mr. Johnston has served as Audit Manager for Greentree Financial Group, Inc., an accounting and auditing firm. From August 1999 to September 2014, Mr. Johnston served as Chief Executive Officer of Peoplesway.com, Inc., a skincare and nutritional products company, and from August 1999 to present, Mr. Johnston has served as a member of the Board of Directors of Peoplesway.com, Inc. From January 1999 to July 1999, Mr. Johnston served as Chief Executive Officer of RMC Group, Inc., a skincare and nutritional products company. Prior to that, from April 1987 to January 1989, Mr. Johnston served as Vice President of Sales Administration at WeCare Distributors, Inc., a skincare and nutritional products company. Mr. Johnston received a Bachelor’s in Science in Business Administration from the University of North Carolina Charlotte.

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Amanda Hammer - Chief Operating Officer

Mrs. Hammer has served as the Company’s Chief Operating Officer since May 2023 and as director of e-Commerce from October 2022 to May 2023. Prior to that, she served in various roles with D Magazine Partners, a media/publishing company, including Chief Operating Officer (December 2021 to September 2022); Audience Development and Digital Operations Director (July 2019 to November 2021); and Audience Development Director (August 2018 to June 2019). From February 2018 to July 2018, Mrs. Hammer served as a Sales Consultant with Liberty Mutual insurance. From October 2014 to October 2017, Mrs. Hammer served as Director of Membership and Product Development at McKissock LLC, a professional development / e-learning company. Prior to that, from August 2008 to September 2014, she served as Training and Membership Director at The Institute for Luxury Home Marketing, a real estate / professional association. Mrs. Hammer obtained dual Bachelor of Arts degrees (i) with a concentration in Graphic Design, and (ii) in Communication Studies, from the University of Iowa. She has also obtained a Negotiation and Leadership Certificate from Harvard Law School. She is a member of the Texas Women’s Foundation and the MetroTex Young Professionals Network.

Independent Directors

Lorraine D’Alessio - Director

Lorraine D’Alessio was elected as a director of the Company effective October 14, 2022. From January 2022 to March 2023, Ms. D’Alessio has served as a member of the Board of Directors and member of the Audit Committee of the Board of Directors of American International.

Since 2010, Ms. D’Alessio has served as CEO and Managing Partner at D’Alessio Law Group, PLC, a law firm in Beverly Hills, California which provides immigration and entertainment law services. In that capacity, she has provided counsel to entertainment agencies, unions, private companies, academic institutions, tech startups, entrepreneurs and enterprises including: Next Models, Food Network, SubPac, Pepperdine University, ACTRA, New York Film Academy, Plug and Play, Expert Dojo, and 500 Startups.

Ms. D’Alessio was named the 2017 Leader in Law by the Los Angeles Business Journal and is the recipient of the 2018 Enterprising Woman Award. Since 2016, Ms. D’Alessio has also served on the board of directors of Artists for Change, a non-profit organization which focuses on creating high impact film, television, and multimedia projects to inspire individuals, organizations, and communities to bring about positive social change.

From 2005 to 2007, Ms. D’Alessio served as a policy analyst and advisor for the government of Ontario, Canada.

Ms. D’Alessio received her Bachelor’s degree in International Relations from the University of Toronto in 2005, a Master’s of Public Policy in Public Policy Administration from Queen’s University, in Kingston, Ontario in 2006, and a Juris Doctorate degree from Southwestern Law School in Los Angeles, California in 2010.

The Board of Directors believes that Ms. D’Alessio is well qualified to serve on the Board of Directors because of her legal expertise and extensive knowledge of corporate governance and controls.

Alex P. Hamilton - Director

Alex P. Hamilton was elected as a director of the Company effective October 14, 2022.

In April 2016, Mr. Hamilton founded Hamilton Laundry, a boutique laundromat that serves high-end luxury commercial companies, and has served as its chief executive officer since then. He has also served as Chief Executive Officer of Hamilton Strategy Group, Inc., a consulting firm, since November 2014. Mr. Hamilton is also the Co-Founder of Donald Capital LLC, a FINRA registered investment banking firm, and has served as its president since May 2019. Since May 2021, Mr. Hamilton has served as a member of the Board of Directors, the Chairman of the Audit Committee and member of the Corporate Governance and Nominating Committee of Addentax Group Corp. (ATXG:Nasdaq), an integrated service provider focusing on garment manufacturing, logistics service, property management and subleasing, and epidemic prevention supplies. From February 2017 to July 2019, Mr. Hamilton served as Chief Financial Officer of Hemp Logic, Inc. From December 2018 to February 2019, Mr. Hamilton served as the Interim Chief Financial Officer of ChineseInvestors.com, Inc. From December 2020 to July 2021, Mr. Hamilton served as a non-executive Board Member, Chairman of the Audit Committee and Member of the Nominating and Compensation Committee of Meiwu Technology Co., LTD (WNW:Nasdaq). Mr. Hamilton, served as the Chief Financial Officer and Director of CBD Biotech, Inc. from November 2018 to February 2021. From January 2015 to May 2019, Mr. Hamilton served as Senior Managing Director of Consilium Global Research. From November 2013 to November 2014, Mr. Hamilton was the president of Kei Advisors. From November 2012 to November 2013, Mr. Hamilton served as Senior Director of FTI Consulting, a management consulting company. Prior to that, Mr. Hamilton served as managing director of Early Bird Capital (August 2010 to September 2012) and Jesup & Lamont (July 2007 to February 2010), and as a Vice President of The Benchmark Company (February 2006 to July 2007). Mr. Hamilton holds his Series 7, 24 and 63 licenses. Mr. Hamilton received a Batchelor’s Degree in Economics from Brandeis University in Waltham, Massachusetts.

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The Board of Directors believes that Mr. Hamilton is well qualified to serve on the Board of Directors because of his extensive business knowledge, public company experience and experience serving in various positions with investment management firms.

Dr. Kenny Myers - Director

Dr. Kenny Myers was elected as a director of the Company effective October 14, 2022. From January 2022 to March 2023, Dr. Myers has served as a member of the Board of Directors and Audit Committee of American International.

Since March 2020, Dr. Myers has served as VP of Business Development for Living Fit Nation, Inc., a corporate wellness provider which designs and implements customized employee health and wellness programs for corporations around the United States. From March 2012 to February 2020, Dr. Myers worked as VP of Business Development at One Health Medical Systems, LLC, an integrated health services provider, where he was responsible for overseeing the planning, development and execution of the organization’s marketing and advertising initiatives. From May 1998 to March 2012, Dr. Myers was CEO of Texas Physicians Network, a healthcare management company where he was responsible for the marketing and management of several urgent care centers, medical clinics and other related healthcare facilities.

Dr. Myers received his Bachelor of Science degree in Microbiology from Oklahoma University in 1989, and a Doctor of Chiropractic Degree from Parker University in Dallas, Texas in 1996.

The Board of Directors believes that Dr. Myers is well qualified to serve on the Board of Directors because of his background in the health services industry and his experience in business marketing and development.

Terms of Office of Officers and Directors

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until December 31, 2024, one fiscal year following our listing on Nasdaq. The term of office of our directors will expire at our first annual meeting of shareholders, subject to re-nomination and reappointment to the board by our shareholders.

Our officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our Bylaws as it deems appropriate. Our Bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Board of Directors.

Corporate Governance

Family Relationships among Directors and Officers

There are no family relationships among our directors and executive officers.

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Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person, including directors, pursuant to which the officer was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Jacob D. Cohen. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Cohen possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks.

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Other Directorships

No director of the Company is also a director of an issuer with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), except for Mr. Alex Hamilton who serves as a member of the Board of Directors, the Chairman of the Audit Committee and member of the Corporate Governance and Nominating Committee, of Addentax Group Corp. (NASDAQ:ATXG).

Committees of the Board

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Board Committee Membership

Committee membership of the Board of Directors is as follows:

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jacob D. Cohen(1)
Lorraine D’Alessio	X	M	M	C
Alex P. Hamilton	X	C
Dr. Kenny Myers	X	M	C	M

(1)	Chairman of Board of Directors.
C	Chairman of Committee.
M	Member.

Audit Committee

We have established an Audit Committee of the Board of Directors. Ms. D’Alessio, Mr. Hamilton and Dr. Meyers serve as members of our Audit Committee, and Mr. Hamilton chairs the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. The Board of Directors has determined that each of Ms. D’Alessio, Mr. Hamilton and Dr. Meyers meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

The Board has determined that Mr. Hamilton, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our consolidated financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of Audit Committee functions. Mr. Hamilton has acquired these attributes as a result of his significant experience serving on the Board of Directors of various private and public companies and the Co-Founder and president of Donald Capital LLC, a FINRA registered investment banking firm.

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We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our consolidated financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee also has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

Compensation Committee and Nominating and Corporate Governance Committee

We have established a Compensation Committee of the Board of Directors. Ms. D’Alessio and Dr. Meyers serve as members of our Compensation Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the Compensation Committee, all of whom must be independent. Each of Ms. D’Alessio and Dr. Meyers are independent, and Dr. Meyer’s chairs the Compensation Committee.

We have adopted a Compensation Committee Charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

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●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominations for Directors

We have established a Nominating and Corporate Governance Committee. The members of our nominating and corporate governance are Ms. D’Alessio and Dr. Meyers and Ms. D’Alessio serves as chair of the Nominating and Corporate Governance Committee.

The primary purposes of our Nominating and Corporate Governance Committee are to assist the board in:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board of Directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the Board of Directors;

●	developing, recommending to the Board of Directors and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The Nominating and Corporate Governance Committee is governed by a charter that complies with the rules of the Nasdaq.

Our Nominating and Corporate Governance Committee will recommend to the Board of Directors candidates for nomination for election at the annual meeting of the shareholders. The Board of Directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

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Director Independence

Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that all of our directors, other than Mr. Cohen, are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

Shareholder Communications with the Board

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary, 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Policy against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between shareholders and executives that equity awards are intended to build; however, while ‘short sales’ are discouraged by the Company, the Company does not currently have a policy prohibiting such transactions. We plan to implement a policy prohibiting such transactions in the future.

Compensation Recovery

On October 26, 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

Code of Ethics

We have adopted a Code of Ethical Business Conduct (“Code of Ethics”) that applies to all of our directors, officers and employees. We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions in a Current Report on Form 8-K.

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There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board.

Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our Board of Directors believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and shareholders.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity for the years ended December 31, 2024 and 2023 (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers for the years ended December 31, 2024 and 2023, if any (subject to the limitations below); and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) but for the fact that the individual was not serving as an executive officer at December 31, 2024 or 2023 (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Jacob D. Cohen	2024	320,000	-	280,000(3)		-		30,000	(9)	630,000
CEO and Chairman	2023	260,000	-	-		362,238	(8)	18,000	(9)	598,256

Jonathan Arango	2024	41,000	-	-		-		-		41,000
Former President, Secretary and Director(10)	2023	120,000	5,000	-		-		-		125,000

Eugene M. Johnston	2024	46,000	10,000	61,750	(4)	-		-		117,750
CFO	2023	14,000	-	42,500	(5)	-		-		56,500

Amanda Hammer	2024	150,000	-	35,000	(6)	-		-		185,000
COO	2023	105,417	-	75,000	(7)	149,014	(7)	-		329,431

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(1)	In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of generally accepted accounting principles in effect in the United States (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although the awards are subject to vesting periods based on continued employment.

(2)	Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

(3)	On June 4, 2024, Mr. Cohen was issued 53,333 shares of common stock as one time stock grant at a price of $5.25 per share. On August 31, 2022, in consideration for agreeing to an employment agreement with the Company, Mr. Cohen received a sign-on bonus of options to purchase 50,000 shares of common stock of the Company, with an exercise price of $16.50 per share, with options to purchase 50,000 shares vesting every 12 months that the agreement is in effect, beginning September 1, 2023. The options have a term of five years.

(4)	On November 12, 2024, Mr. Johnston was issued 25,000 shares of common stock as one time stock grant at a price of $2.47 per share.

(5)	On October 3, 2023, in consideration for agreeing to a consulting agreement with the Company, Mr. Johnston received 3,333 shares of common stock of the Company. The shares were valued at $12.75 per share for a total of $42,500.

(6)	On June 4, 2024, Ms. Hammer was issued 6,667 shares of common stock as one time stock grant at a price of $5.25 per share.

(7)	On May 1, 2023, in consideration for agreeing to an employment agreement with the Company, Ms. Hammer received a sign-on bonus of 5,000 shares of common stock of the Company. The shares were valued at $15.00 per share for a total of $75,000. Additionally, Ms. Hammer received options to purchase 10,000 shares of common stock of the Company, with an exercise price of $16.50 per share, with options to purchase 3,333 shares vesting every 12 months that the agreement is in effect, beginning May 1, 2024. The options have a term of five years.

(8)	On December 28, 2023, in consideration for services rendered for the Company, Mr. Cohen received options to purchase 83,334 shares of common stock of the Company, with an exercise price of $4.80 per share with all options being deemed vested as of the date of grant. The options have a term of five years.

(9)	Pursuant to Mr. Cohen’s employment agreement, Mr. Cohen is provided a car allowance of $2,500 per month for a total of $30,000.

(10)	Resigned as an officer and director of the Company on March 28, 2024.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of December 31, 2024 concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option Exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Jacob D. Cohen	33,333	16,667	(1)	$16.50	9/1/2027	-	$-
	83,333	-		$4.80	12/28/2028	-	$-

Eugene M. Johnston	-	-		$-	-	-	$-

Amanda Hammer	3,333	6,667	(2)	$16.50	5/1/2033	-	$-

(1)	On August 31, 2022, in consideration for agreeing to an employment agreement with the Company, Mr. Cohen received a sign-on bonus of options to purchase 50,000 shares of common stock of the Company, with an exercise price of $16.50 per share, with options to purchase 16,667 shares vesting every 12 months that the agreement is in effect, beginning September 1, 2023. The options have a term of five years.

(2)	Ms. Hammer was granted options to purchase 10,000 shares of common stock of the Company in May 2023, with an exercise price of $16.50 per share, with options to purchase 3,333 shares vesting every 12 months, subject to her continued employment.

Employment and Consulting Agreements

Jacob D. Cohen, Chief Executive Officer

On August 31, 2022, we entered into an Executive Employment Agreement with Jacob D. Cohen. The agreement, which provides for Mr. Cohen to serve as our Chief Executive Officer, was effective September 1, 2022, and has a term extending through September 1, 2025, provided that the agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Cohen’s annual compensation package currently includes (a) a base salary of $300,000 per year ($180,000 per year through May 1, 2023), subject to automatic annual increases of $60,000 each year the agreement is in place, and subject to further increases as determined in the sole discretion of the Compensation Committee or the Board of Directors, and (b) a bonus payment to be determined in the sole discretion of the Compensation Committee or the Board of Directors in an annual targeted amount of 200% of his base salary (the “Targeted Bonus”), subject to the compliance by Mr. Cohen with performance goals that may be established by the Compensation Committee or the Board of Directors from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee or the Board of Directors. Mr. Cohen is also paid an automobile allowance of $1,500 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

In consideration for agreeing to the terms of the agreement, Mr. Cohen received a sign-on bonus of options to purchase 750,000 shares of common stock of the Company, with an exercise price of $1.10 per share, with options to purchase 250,000 shares vesting every 12 months that the agreement is in effect. The options have a term of five years.

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Mr. Cohen’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Cohen may also receive bonuses from time to time, in the discretion of the Board and/or Compensation Committee in cash, stock, or options.

The agreement prohibits Mr. Cohen from competing against us during the term of the agreement and for a period of 12 months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the 12 months preceding the date of the termination of the agreement. “Restricted Services” means the or men’s wellness services and any other services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Cohen has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” branded men’s wellness products sold to consumers via a telemedicine platform and any other product and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Cohen obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Cohen’s employment (a) for “cause” which means (i) Mr. Cohen materially breaches any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within 30 days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); or (ii) Mr. Cohen commits any act of misappropriation of funds or embezzlement; or (iii) Mr. Cohen commits any act of fraud; or (iv) Mr. Cohen is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; and, in the case of any of the above offenses, such offense casts reasonable doubt on Mr. Cohen’s ability to perform his duties going forward; (b) in the event Mr. Cohen suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above, or (e) at any time without cause. The agreement also automatically terminates upon the death of Mr. Cohen.

Mr. Cohen may terminate his employment (a) for “good reason” if there is (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. Cohen is required to report, including, if applicable, a requirement that Mr. Cohen report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in Mr. Cohen’s base salary; provided, however, prior to any such termination by Mr. Cohen for “good reason,” Mr. Cohen must first advise us in writing (within 90 days of the occurrence of such event) and provide us 30 days to cure, after which in the event we do not cure the issue leading to such “good reason” notice, Mr. Cohen has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mr. Cohen’s employment is terminated due to his death or disability, Mr. Cohen or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) Mr. Cohen’s base salary accrued through the termination date; (ii) any unpaid cash bonus for the prior year that would have been paid had Mr. Cohen not been terminated prior to such payment; and (iii) Mr. Cohen’s Targeted Bonus for the year of termination multiplied by the number of days in such year preceding the termination date divided by 365. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by Mr. Cohen shall vest and shall be exercisable until the earlier of (x) ninety days from the date of termination and (y) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

If Mr. Cohen’s employment is terminated pursuant to Mr. Cohen without “good reason” or his non-renewal of the agreement, or by the Company with cause, Mr. Cohen is entitled to his base salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to the Mr. Cohen or the Company with respect to the Mr. Cohen. Additionally, any unvested stock options or equity compensation held by Mr. Cohen shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of Mr. Cohen.

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If Mr. Cohen’s employment is terminated by Mr. Cohen for “good reason” or by the Company without “cause” or due to the Company’s non-renewal, (a) Mr. Cohen is entitled to his base salary accrued through the termination date and any unpaid cash bonus for the prior completed calendar year that would have been paid had Mr. Cohen not been terminated prior to such payment, plus a lump sum cash severance payment equal to the sum of (i) an amount equal to Mr. Cohen’s current annual base salary plus (ii) an amount equal to Mr. Cohen’s Targeted Bonus for the year containing the termination date (the “Severance Payment”); and (b) provided Mr. Cohen elects to receive continued health insurance coverage through COBRA, the Company will pay Mr. Cohen’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for 12 months following the termination date (the “Health Payment”); provided, however, that if at any time Mr. Cohen is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to the Mr. Cohen will vest immediately upon such termination and shall be exercisable by the Mr. Cohen until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

As a condition to Mr. Cohen’s right to receive any Severance Payment, (a) Mr. Cohen must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of Mr. Cohen’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which Mr. Cohen has accrued a benefit); and (b) Mr. Cohen must not have breached any of his covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the Termination Date.

If a Change of Control (as defined below) occurs during the term of the agreement, or within six months after Mr. Cohen’s termination of employment by him for good reason or by the Company without cause or upon non-renewal, the Company is required to pay Mr. Cohen, within 60 days following the date of such Change of Control, a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the current annual base salary of the Mr. Cohen; and (b) the amount of the most recent cash bonus paid to the Mr. Cohen (collectively (a) and (b), the “Change of Control Payment”) and (y) equals the amount of any severance payment actually paid to Mr. Cohen in connection with a non-Change of Control termination, as discussed above). In the event the Compensation Committee has not previously made a determination regarding cash bonus or the most recent cash bonus was zero, the “amount of the most recent cash bonus paid to the Mr. Cohen” is instead equal to “the targeted bonus for the year in which the Change in Control occurs.” Additionally, following a change of control termination, all outstanding stock options and other equity compensation held by Mr. Cohen are exercisable by the Mr. Cohen pursuant to the terms thereof until the earlier of (a) ninety (90) days from his termination date and (b) the latest date upon which such stock options and other equity compensation would have expired by their original terms under any circumstances; provided any equity awards outstanding prior to the entry into the Executive Employment Agreement continue to be governed by the terms set forth in such award agreements.

“Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our shareholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on September 1, 2022, except in the event that such slate of directors is proposed by a committee of the Board of Directors.

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The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Cohen is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Cohen will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for 12 months after his employment with us ends pursuant to the agreement. Accordingly, Mr. Cohen could be in a position to use industry experience gained while working with us to compete with us.

Effective May 1, 2023, the Board of Directors of the Company, with Mr. Jacob Cohen, the Company’s Chief Executive Officer and Chairman, abstaining, with the recommendation of the Compensation Committee of the Board of Directors of the Company, approved an increase in the annual salary of Mr. Cohen, from $180,000 to $300,000 per year.

On August 22, 2024, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors of the Company, approved an increase in the monthly car allowance payable to Mr. Jacob Cohen, the Chief Executive Officer, pursuant to the terms of that certain Executive Employment Agreement entered into between the Company and Mr. Cohen on August 31, 2022, from $1,500 to $2,500 per month.

On December 13, 2024, we entered into an Amended and Restated Executive Employment Agreement with Jacob D. Cohen, our Chief Executive Officer (the “A&R Agreement”).

The A&R Agreement, which has an effective date of December 15, 2024, amended that prior Executive Employment Agreement dated September 1, 2022, by and between the Company and Mr. Cohen, as amended to date (the “Prior Agreement”) to among other things i) expand Mr. Cohen’s duties and obligations to include serving not only as the Chief Executive Officer of the Company, but also as the Chief Executive Officer of Mango & Peaches; ii) extend the term of Mr. Cohen’s engagement to be for a term of three years through December 1, 2027; iii) amended certain provisions of the Prior Agreement relating to the definition of “cause” for termination by the Company and the definition of change of control, to apply in the event that a majority of the members of the Board of Directors change after December 15, 2024, whether or not the directors are nominated by any committee of the Board of Directors; iv) increase Mr. Cohen’s base salary to $360,000 per year and provide that any cash bonus or equity bonus earned by Mr. Cohen will be paid after the end of the fiscal year to which it relates, at the same time and under the same terms and conditions as other executives of the Company; provided that in no event shall the cash bonus or equity bonus be paid later than March 15th of the fiscal year following the fiscal year for which it was earned; v) provide for Mr. Cohen to be paid a flat fee allowance of $7,500 per month which is intended to cover the cost of office space used by Mr. Cohen and all overhead costs associated therewith; vi) provide Mr. Cohen the right to earn a cash bonus of up to $10,000,000, during the term of the A&R Agreement, based on Mango & Peaches meeting certain milestones and achievements (the “Mango & Peaches Bonus”) as set forth in greater detail in Exhibit B to the A&R Agreement, which at the option of Mr. Cohen can be converted into shares of common stock of Mango & Peaches at a conversion rate of $0.50 per share, as equitably adjusted for stock splits, dividends and recapitalizations of Mango & Peaches. The right to earn any unvested Mango & Peaches Bonus terminates upon the termination of the A&R Agreement, except (1) if a change of control (as defined in the A&R Agreement) occurs; (2) if the A&R Agreement is terminated by Mr. Cohen for good reason (as defined in the A&R Agreement); or (3) if the A&R Agreement is terminated by the Company for a reason other than “cause” (as defined in the A&R Agreement), in which case the unvested portion of the Mango & Peaches Bonus shall vest in full to Mr. Cohen upon the occurrence of such change of control or termination, as applicable; vii) increase the severance payable to Mr. Cohen upon a termination of the A&R Agreement by Mr. Cohen for good reason or without “cause” by the Company, each as described in greater detail in the A&R Agreement, the sum of (i) an amount equal to three (3) times his then current annual base salary (up from one (1) times previously), plus (ii) an amount equal to Mr. Cohen’s targeted bonus for the year containing the termination date; and (b) provided Mr. Cohen elects to receive continued health insurance coverage through COBRA, the Company will pay Mr. Cohen’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve (12) months following the termination date; and viii) provide for the compensation payable under the A&R Agreement to be subject to the Company’s clawback policy, to the extent applicable.

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The A&R Agreement also provided for Mr. Cohen to be issued (a) 1,700,000 shares of the common stock of Mango & Peaches (representing 25.4% of Mango and Peaches’ outstanding shares of common stock); and (b) 100 shares of a to be designated series of Series A Preferred Stock of Mango & Peaches. The Series A Preferred Stock shares of Mango & Peaches.

The Company plans to seek ratification of the terms of the A&R Agreement as it relates to the Mango & Peaches shares issuable to Mr. Cohen at the next meeting of shareholders of the Company.

Antonios (Tony) Isaac - President

The Company entered into a Consulting Agreement with Mr. Antonios “Tony” Isaac on January 15, 2025 (the “Isaac Consulting Agreement”).

Pursuant to the Isaac Consulting Agreement, Mr. Isaac agreed to serve as the President of the Company and to provide services to the Company as reasonably requested during the term of the Isaac Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Isaac under the Isaac Consulting Agreement, the Company agreed to pay him $10,000 per month.

Pursuant to the Isaac Consulting Agreement, we agreed to reimburse Mr. Isaac’s expenses, subject to pre-approval for any expense greater than $500.

The Isaac Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Isaac, at any time, for any reason. The Company may also terminate Mr. Isaac’s position as President of the Company at any time, for any reason, which shall not operate as a termination of the Isaac Consulting Agreement, but shall only result in a termination of Mr. Isaac’s role as President of the Company. The Company may also immediately terminate the Isaac Consulting Agreement for Cause upon written notice of termination to Mr. Isaac, with the particular Cause being specified in such notice. With respect to a termination by the Company, “Cause” means any of the following in the Company’s reasonable judgment: (i) Mr. Isaac’s act or acts amounting to gross negligence or willful misconduct to the detriment of the Company; (ii) Mr. Isaac’s fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (iii) Mr. Isaac’s failure to observe or perform any covenant, condition or provision of this Agreement; (iv) Mr. Isaac’s willful failure to comply with a lawful directive of the Company’s Board of Directors; (v) Mr. Isaac’s failure to comply with any of the Company’s written policies and procedures; or (vi) Mr. Isaac’s conviction of, or plea of guilty or nolo contendere to a felony.

The Isaac Consulting Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions, subject to customary exceptions. Further, Mr. Isaac is subject to certain non-solicitation covenants during the term of the agreement and for 12 months thereafter.

Mr. Isaac is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Isaac’s compensation under the Isaac Consulting Agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended Isaac Consulting Agreement.

Eugene M. Johnston, Chief Financial Officer

On October 1, 2022, the Company entered into an offer letter with Eugene M. Johnston (the “Offer Letter”). The Offer Letter provided for Mr. Johnston to serve as the full-time Chief Financial Officer of the Company, reporting to the Company’s Board of Directors and Chief Executive Officer, for a term of 12 months from October 1, 2022 to September 30, 2023. Pursuant to the Offer Letter, the Company agreed to grant Mr. Johnston 10,000 shares of the Company’s restricted stock which vested over a 6-month period at the rate of 1,667 shares per month with the first 1,667 shares vesting on November 1, 2022. Pursuant to the Offer Letter, Mr. Johnston is eligible to participate in any of the Company’s future sponsored benefit plans, including but not limited to, health insurance benefits, 401k, stock option or restricted stock grants, and other fringe benefits, once established, and no earlier than the first of the month following 105 days of Johnston’s start date. Mr. Johnston is also eligible to receive equity incentive grants or cash bonus awards as determined by the Company’s Board (or a committee of the Board) in their sole discretion from time to time. The shares were valued at $4.20 per share for a total of $41,763.

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On October 1, 2023, the Company executed a Summary of Terms and Conditions with Mr. Johnston continuing his appointment as the Company’s Chief Financial Officer on a full-time basis for a term of 12 months, through October 1, 2024. Pursuant to the agreement, the Company issued Mr. Johnston 3,333 shares of the Company’s common stock and agreed to pay him $2,000 per month. The shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan.

On November 11, 2024 and effective on October 1, 2024, the Company entered into a Consulting agreement with Mr. Johnston, the Company’s Chief Financial Officer pursuant to which Mr. Johnston agreed to serve as the Chief Financial Officer of the Company and to provide services to the Company as reasonably requested during the term of the Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Johnston under the Consulting Agreement, the Company agreed to pay him (a) $4,000 per month; and (b) to issue him 25,000 shares of Company common stock under the Company’s 2022 Equity Incentive Plan, as amended, which shares vested upon execution of the Consulting Agreement. Pursuant to the Consulting Agreement, we agreed to reimburse Mr. Johnston’s expenses, subject to pre-approval for any expense greater than $500. The Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Johnston, at any time, for any reason.

The Consulting Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions, subject to customary exceptions. Further, Mr. Johnston is subject to certain non-solicitation covenants during the term of the agreement and for 12 months thereafter.

Mr. Johnston is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors. Mr. Johnston’s compensation under the Consulting Agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended Consulting Agreement.

Amanda Hammer, Chief Operating Officer

On and effective on May 1, 2023, we entered into an Employment Agreement with Mrs. Amanda Hammer. The Employment Agreement provides for Mrs. Hammer to serve as Chief Operating Officer of the Company for an initial three-year term extending through May 1, 2026, provided that the agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

The agreement provides for Mrs. Hammer to receive an annual salary of $150,000 per year (the “Base Salary”). The Employment Agreement also required the Company to grant Mrs. Hammer a sign-on bonus of (a) 5,000 shares of common stock of the Company, vested in full upon issuance, and (b) options to purchase an additional 10,000 shares of common stock of the Company, with an exercise price of the greater of (i) $16.50 per share; and (ii) the closing sales price of the Company’s common stock on the Nasdaq Capital Market on the date the Employment Agreement and the grant is approved by the Board (which date was May 1, 2023), and which exercise price was $16.50 per share, with options to purchase 3,333 shares vesting every 12 months that the Employment Agreement is in effect, subject to the terms of the Company’s 2022 Equity Incentive Plan. The options are exercisable for a period of ten years and are documented by a separate option agreement entered into by the Company and Mrs. Hammer (the “Option Agreement”).

Pursuant to the terms of the Employment Agreement, Mrs. Hammer’s annual compensation package includes (1) a Base Salary (described above), subject to increases from time to time in the determination of the Compensation Committee of the Board (or the Board with the recommendation of the Compensation Committee), and (2) a discretionary bonus payment to be determined in the sole discretion of the Compensation Committee or the Board of Directors in the targeted amount of 100% of her Base Salary (the “Cash Bonus”). Mrs. Hammer is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

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Mrs. Hammer’s compensation under her employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement.

The Employment Agreement prohibits Mrs. Hammer from competing against us during the term of the agreement and for a period of 12 months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the 12 months preceding the date of the termination of the agreement. “Restricted Products” means any product that the Company or any of its subsidiaries has provided or is developing, manufacturing, distributing, selling and/or providing at any time during the term of the Agreement, or which she obtained any trade secret or other confidential information about at any time during the term, or which she became aware of as a result of services rendered under the Employment Agreement. “Restricted Services” means any services that the Company or any of its subsidiaries has provided or is developing, performing and/or providing at any time during the term of the agreement, or which she obtained any trade secret or other confidential information about at any time during the term, or which she became aware of as a result of services rendered under the Employment Agreement. The non-compete requirements described in the paragraph above, as well as the restriction on Mrs. Hammer to refrain, for a period of 12 months from the termination date, from soliciting customers of the Company with whom Mrs. Hammer worked during the last year of Mrs. Hammer’s employment with the Company and from soliciting employees of the Company to leave the employment of the Company, are defined as the “Non-Compete Provisions”.

We may terminate Mrs. Hammer’s Employment Agreement (a) for “cause” which means (i) that Mrs. Hammer has materially breached any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within 30 days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); (ii) Mrs. Hammer commits any act of misappropriation of funds or embezzlement; (iii) Mrs. Hammer commits any act of fraud; or (iv) Mrs. Hammer is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; (b) in the event Mrs. Hammer suffers a physical or mental disability which renders him unable to perform her duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mrs. Hammer.

Mrs. Hammer may terminate her employment (a) for “good reason” if there is (i) a material diminution in her authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities or a requirement that Mrs. Hammer report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in Mrs. Hammer’s Base Salary, in each case without her prior written consent; provided, however, prior to any such termination by Mrs. Hammer for “good reason,” Mrs. Hammer must first advise us in writing (within 30 days of the occurrence of such event) and provide us 30 days to cure (5 days in the event the event results to a reduction in her salary), after which in the event we do not cure the issue leading to such “good reason” notice, Mrs. Hammer has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mrs. Hammer’s employment is terminated due to her death or disability, Mrs. Hammer or her estate is entitled to a lump sum cash severance payment equal to the sum of (i) Mrs. Hammer’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had Mrs. Hammer not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s targeted bonus, multiplied by the number of days in such year preceding the termination date divided by 365. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by Mrs. Hammer upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

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If Mrs. Hammer’s employment is terminated by Mrs. Hammer without “good reason” or her non-renewal of the agreement, or by non-renewal by the Company, by the Company with cause or the Company’s non-renewal of the agreement, Mrs. Hammer is entitled to her Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to Mrs. Hammer or the Company with respect to Mrs. Hammer. Additionally, any unvested stock options or equity compensation held by Mrs. Hammer shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of Mrs. Hammer.

If Mrs. Hammer’s employment is terminated by Mrs. Hammer for “good reason”, or by the Company without “cause”, (a) Mrs. Hammer is entitled to her Base Salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had Mrs. Hammer not been terminated prior to such payment, plus a lump sum cash severance payment equal to (x) the sum of (i) an amount equal to her current annual Base Salary; plus (ii) an amount equal to her targeted bonus for the year containing the termination date, multiplied by (y) a fraction, (A) the numerator of which shall equal the Severance Months (defined below), and (B) the denominator of which is 12 (the “Severance Payment”); and (b) provided Mrs. Hammer elects to receive continued health insurance coverage through COBRA, the Company will pay Mrs. Hammer’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for the Severance Months following the termination date (the “Health Payment”); provided, however, that if at any time Mrs. Hammer is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to Mrs. Hammer will vest immediately upon such termination and shall be exercisable by Mrs. Hammer until the earlier of (A) ninety (90) days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreement.

As a condition to Mrs. Hammer’s right to receive any Severance Payment, (A) Mrs. Hammer must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of Mrs. Hammer’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which Mrs. Hammer has accrued a benefit), which must be effective by the 60th day following her termination date; and (B) Mrs. Hammer must not have breached any of her covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

“Severance Months” means (a) three, in the event the period of time between the effective date and the termination date is less than one year; (b) six, in the event the period of time between the effective date and the termination date is one year or more, but less than two years; (c) nine, in the event the period of time between the effective date and the termination date is two years or more, but less than three years; and (d) twelve, in the event the period of time between the effective date and the termination date is more than three years.

The Employment Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mrs. Hammer is subject to non-solicitation covenants during the term of the agreement.

Although Mrs. Hammer will be prohibited from competing with us while she is employed with us, she will only be prohibited from competing for twelve months after her employment with us ends pursuant to her employment agreement. Accordingly, Mrs. Hammer could be in a position to use industry experience gained while working with us to compete with us.

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On, and effective on February 6, 2025, the Company, with the approval of the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, entered into a First Amendment to Employment Agreement with Amanda Hammer, the Company’s Chief Operating Officer (the “Hammer Amendment”).

Pursuant to the Hammer Amendment, Ms. Hammer’s role with the Company was expanded to include serving as Chief Operating Officer of Mango & Peaches; certain provisions of the employment agreement relating to the Company were amended to include both the Company and Mango & Peaches; Ms. Hammer’s compensation was increased to $180,000 per year, effective February 1, 2025; and the Company agreed to pay Ms. Hammer a cash bonus of $15,000 within 30 days of the effective date of the Hammer Amendment.

Jonathan Arango, Former President and Secretary

On August 31, 2022, we entered into an Executive Employment Agreement with Jonathan Arango. The agreement, which provides for Mr. Arango to serve as our President, Chief Operating Officer (which role he ceased serving as in May 2023) and Secretary, was effective September 1, 2022, and has a term extending through September 1, 2025, provided that the agreement automatically extended for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Arango’s annual compensation package included (1) a base salary of $120,000 per year, subject to annual increases of $30,000, each year the agreement is in place, and subject to further increases as determined in the sole discretion of the Compensation Committee or the Board of Directors, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee or the Board of Directors in an annual targeted amount of 200% of his base salary, subject to the compliance by Mr. Arango with performance goals that may be established by the Compensation Committee or the Board of Directors from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee or the Board of Directors. Mr. Arango was also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

Other than as discussed above, Mr. Arango’s employment, including, but not limited to required severance and change of control payments, was identical terms as Mr. Cohen’s agreement discussed above.

Mr. Arango’s employment agreement terminated automatically upon his resignation from the Company on March 28, 2024.

Although Mr. Arango was be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for 12 months after his employment with us ends pursuant to the agreement. Accordingly, Mr. Arango could be in a position to use industry experience gained while working with us to compete with us.

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Compensation of Directors

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2024. The compensation of our executive directors is included above under “Executive Compensation Table.”

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($) (1) (2)(3)	All Other Compensation ($)	Total ($)
Lorraine D’Alessio	$-	$35,000	$-	$35,000
Alex P. Hamilton	$-	$35,000	$-	$35,000
Dr. Kenny Myers	$-	$35,000	$-	$35,000

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)	In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of generally accepted accounting principles in effect in the United States (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although the awards are subject to vesting periods based on continued employment.

(2)	No specific board compensation policy has been adopted to date; however, on October 14, 2022, we entered into offer letters with each of our three independent non-executive directors, Ms. D’Alessio, Mr. Hamilton and Dr. Meyers. Pursuant to the Offer Letters, each non-executive director agreed to serve as a member of our Board of Directors, and we agreed to grant each non-executive director 5,000 shares of restricted common stock (the “Director Shares”). The Director Shares were issued under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), with the following vesting schedule: 1/3 of the Director Shares vested on October 14, 2022, and the remaining Director Shares vest annually in two increments on each of October 14, 2023 (vested) and 2024, subject to such directors continuing to provide services to the Company on such dates, and subject to the Restricted Stock Award agreements entered into in order to evidence such grants. The shares were valued at $15.00 per share for a total of $75,000 per director, or $225,000 in aggregate.

(3)	On June 3, 2024, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, an aggregate of 20,000 fully vested and earned shares of Company common stock under the Company’s Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan, in consideration as a bonus to the Company’s independent directors. The Plan has been registered on Form S-8 Registration Statements previously filed by the Company. Specifically, each of Ms. D’Alessio, Dr. Myers and Mr. Hamilton received 6,667 shares of the Company’s common stock valued at $5.25 per share.

No specific board compensation policy has been adopted to date, however, we expect that our non-executive directors will be granted equity compensation and paid cash, from time to time, for their services on the Board of Directors.

Key Man Insurance

The Company holds key man life insurance in the aggregate amount of $2,000,000 on the life of Jacob D. Cohen, the Chief Executive Officer of the Company.

2022 Equity Incentive Plan

On August 31, 2022, the Board of Directors and our majority shareholders adopted the Company’s 2022 Equity Incentive Plan, which was amended by the First Amendment thereto approved by the Board of Directors on February 26, 2024 and the shareholders on March 25, 2024. On March 17, 2025, at a Special Meeting of the stockholders of the Company, the stockholders of the Company approved a Second Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan (“Second Amendment” and the Amended and Restated Mangoceuticals, Inc. 2022 Equity Incentive Plan, as amended by the Second Amendment, the “2022 Plan”). The Second Amendment was originally approved by the Board of Directors of the Company on February 15, 2025, subject to stockholder approval and the Second Amendment became effective at the time of stockholder approval.

The 2022 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) shares in performance of services; (vii) other awards of equity or equity based compensation; or (viii) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

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Shares Available Under the 2022 Plan; Evergreen Provision

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2022 Plan is the sum of (i) 10,000,000 shares, and (ii) an automatic increase on April 1st of each year for a period of six years commencing on April 1, 2026 and ending on (and including) April 1, 2032, in an amount equal to the lesser of (x) ten percent (10%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year (the “Evergreen Measurement Date”); and (y) 2,000,000 shares of common stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock. This is also known as an “evergreen” provision. Notwithstanding the foregoing, no more than a total of 26,000,000 shares of common stock (or awards) may be issued or granted under the 2022 Plan in aggregate, and no more than 26,000,000 shares of common stock may be issued pursuant to the exercise of Incentive Stock Options.

If an award granted under the 2022 Plan entitles a holder to receive or purchase shares of our common stock, then on the date of grant of the award, the number of shares covered by the award (or to which the award relates) will be counted against the total number of shares available for granting awards under the 2022 Plan. As a result, the shares available for granting future awards under the 2022 Plan will be reduced as of the date of grant. However, certain shares that have been counted against the total number of shares authorized under the 2022 Plan in connection with awards previously granted under such 2022 Plan will again be available for awards under the 2022 Plan as follows: shares of our common stock covered by an award or to which an award relates which were not issued because the award terminated or was paid in cash or any portion thereof that was forfeited or cancelled without the delivery of shares will again be available for awards, including, but not limited to shares forfeited to pay any exercise price or tax obligation.

In addition, shares of common stock related to awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the 2022 Plan.

The shares available for awards under the 2022 Plan will be authorized but unissued shares of our common stock or shares acquired in the open market or otherwise.

Administration

The Company is the issuer (manager) of the 2022 Plan. The 2022 Plan is administered by either (a) the entire Board of Directors of the Company, or (b) the Compensation Committee; or (b) as determined from time to time by the Board of Directors (the “Administrator”). Subject to the terms of the 2022 Plan, the Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2022 Plan, including the period of their exercisability and vesting. The Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2022 Plan.

The Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

On or after the date of grant of an award under the 2022 Plan, the Administrator may (i) accelerate the date on which any such award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such award, including, without limitation, extending the period following a termination of a participant’s employment during which any such award may remain outstanding, or (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such award; provided, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Internal Revenue Code (the “Code”).

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Eligibility

All of our employees (including our affiliates), non-employee directors and consultants are eligible to participate in the 2022 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2022 Plan only to our employees (including our affiliates).

No awards are issuable by the Company under the 2022 Plan (a) in connection with services associated with the offer or sale of securities in a capital-raising transaction; or (b) where the services directly or indirectly promote or maintain a market for the Company’s securities.

Limit on Non-Employee Director Compensation

The maximum number of shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid during the compensation year to the non-employee director, in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $500,000, or $1,000,000 in the first year such non-employee director is appointed to the Board, or in the case of any non-employee chairperson of the Board, in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). Compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

Option Terms

Stock options may be granted by the Administrator and may be either non-qualified (non-statutory) stock options or incentive stock options. The Administrator, in its sole discretion, determines the exercise price of any options granted under the Plan which exercise price is set forth in the agreement evidencing the option, provided however that at no time can the exercise price be less than the $0.0001 par value per share of the Company’s common stock. Stock options are subject to the terms and conditions, including vesting conditions, set by the Administrator (and incentive stock options are subject to further statutory restrictions that will be set forth in the grant agreement for those options). The exercise price for all stock options granted under the 2022 Plan will be determined by the Administrator, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Company’s common stock on the date of grant. Further, shareholders who own greater than 10% of the Company’s voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the Company’s common stock on the date of grant.

The term of all stock options granted under the 2022 Plan will be determined by the Administrator, but the term of an incentive stock option may not exceed 10 years (five years for incentive stock options granted to shareholders who own greater than 10% of the Company’s voting stock). Each stock option gives the grantee the right to receive a number of shares of the Company’s common stock upon exercise of the stock option and payment of the exercise price. The exercise price may be paid in cash or if approved by the Administrator, shares of the Company’s common stock. The Administrator may also permit other ways for a grantee to pay the exercise price.

Options granted under the 2022 Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator.

Incentive stock options granted under the 2022 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Nonqualified (non-statutory stock options) granted under the 2022 Plan are not intended to qualify as incentive stock options under the Code.

The Administrator may impose limitations on the transferability of stock options granted under the 2022 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2022 Plan other than by will or the laws of descent and distribution or, subject to approval by the Administrator, pursuant to a domestic relations order. However, the Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third party financial institution for value.

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Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the optionholder, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or the immediate sale of shares acquired upon exercise of the option is prohibited by our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option (to the extent allowed); or (v) other legal consideration approved by the administrator.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term “cause” is defined in the 2022 Plan to mean any event which would qualify as cause for termination under the participant’s employment agreement with the Company, or, if there is no such employment agreement, any of the following (i) the recipient’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the recipient’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the recipient’s failure to perform the recipient’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the recipient by the Company; (iv) the recipient’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the recipient’s material violation of any provision of any agreement(s) between the recipient and the Company relating to noncompetition, non-solicitation, nondisclosure and/or assignment of inventions.

Restricted Stock Unit Awards

Restricted stock unit (RSU) awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

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Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator determines the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2022 Plan will vest at the rate specified in the stock appreciation right agreement as determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by our Board of Directors and specified in the stock appreciation right agreement.

The administrator determines the term of stock appreciation rights granted under our 2022 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

Our 2022 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

The performance goals may be based on any measure of performance selected by our Board of Directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board of Directors at the time the performance award is granted, our Board of Directors will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Stock Awards

The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Tax Withholding Adjustments

To the extent provided by the terms of an option or other award, or otherwise agreed to by the Administrator, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing our company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

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Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2022 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2022 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2022 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.

Change in Control

Stock awards granted under our 2022 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2022 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

The Administrator has the right to effect, at any time and from time to time, subject to the consent of any participant whose award is materially impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding option or SAR; (2) the cancellation of any outstanding option or SAR and the grant in substitution therefor of (A) a new option, SAR, restricted stock award, RSU award or other award, under the 2022 Plan or another equity plan of the Company, covering the same or a different number of shares of common stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

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Duration; Termination of the 2022 Plan

Our Board of Directors has the authority to amend, suspend, or terminate our 2022 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders. No incentive stock options may be granted after the tenth anniversary of the date our Board of Directors adopted our 2022 Plan. No stock awards may be granted under our 2022 Plan while it is suspended or after it is terminated.

Current Available Shares

As of May 27, 2025, an aggregate of 7,875,111 shares are available for awards under the 2022 Plan.

Certain Relationships and Related Party Transactions

Except as discussed below or otherwise disclosed under “Executive Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since January 1, 2023, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at December 31, 2024 or 2023, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest (other than compensation and related agreements described above under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions

Issuances and Sales of Securities

On May 1, 2023, the Company issued Amanda Hammer, the Chief Operating Officer (COO) of the Company, 5,000 shares of commons tock under the 2022 Plan as a sign-on bonus and granted 10,000 options to purchase shares of common stock of the Company, under the 2022 Plan to Ms. Hammer, related to her employment agreement. The options have an exercise price of $16.50 per share, an original life of five years and vest at the annual renewal of their employment over three years.

On October 1, 2023, the Company executed a Summary of Terms and Conditions (“Consulting Agreement”) with Eugene M. Johnston continuing his appointment as the Company’s Chief Financial Officer on a full-time basis for a term of 12 months. Pursuant to the Consulting Agreement, the Company issued Mr. Johnston 3,333 shares of the Company’s common stock and agreed to pay $2,000 per month. The Consulting Shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan.

Effective December 28, 2023, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, approved the grant of stock options to purchase 83,333 shares of the Company’s common stock to Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman, in consideration for services rendered to the Company. The options were granted under the Company’s 2022 Equity Incentive Plan, and the options had a term of five years, subject in all cases to the terms and conditions of the 2022 Plan, the award agreement entered into to evidence such grant, and Mr. Cohen’s continued service with the Company. The options vested in full upon grant. The options have an exercise price of $4.80 per share, 110% of the closing sales price of the Company’s common stock on the NASDAQ Capital market on December 28, 2023, the date the grant was approved.

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Effective on June 3, 2024, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, an aggregate of 83,333 fully-vested and earned shares of Company common stock under the Company’s Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan, in consideration as a bonus for 2024 (Mr. Cohen) and services rendered during 2024 (each other recipient), to certain officers, an employee and the Company’s directors. Included as part of the issuances was the issuance of the following shares of common stock to officers and directors of the Company:

Recipient	Position With Company	Shares
Jacob D. Cohen	Chief Executive Officer and Chairman	53,333
Amanda Hammer	Chief Operating Officer	6,667
Kenny Myers	Director	6,667
Alex Hamilton	Director	6,667
Lorraine D’Alessio	Director	6,667

On November 11, 2024, we issued Eugene M. Johnston, our Chief Financial Officer, 25,000 shares of common stock under the Company’s Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan as additional consideration to Mr. Johnston for services provided as Chief Financial Officer.

Effective on April 10, 2025, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, an aggregate of 335,000 fully-vested and earned shares of Company common stock under the Company’s Second Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan (the “Plan”), as a discretionary bonus for consideration for services rendered during 2025, to certain of the Company’s officers and directors, as illustrated below.

Recipient	Position With Company	Shares
Jacob D. Cohen	Chief Executive Officer and Chairman	200,000
Antonios Isaac	Director	60,000
Kenny Myers	Director	25,000
Alex Hamilton	Director	25,000
Lorraine D’Alessio	Director	25,000

Related Party Agreements

Epiq Scripts

On September 1, 2022, and effective on August 30, 2022, we entered into a Master Services Agreement with Epiq Scripts, LLC, then 51% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer. Pursuant to the Master Services Agreement and a related statement of work, Epiq Scripts agreed to provide for the online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution of products sold exclusively via our website that may be prescribed as part of a telehealth consultation on our platform. Epiq Scripts also agreed to provide mail service pharmacy services to us on an exclusive basis during the term of the SOW. The Master Services Agreement and SOW are described in greater detail above under “Business-Material Agreements-Master Services Agreement with Epiq Scripts”.

We paid Epiq Scripts a total of $60,000 upon our entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited towards the future provision of pharmacy and related services as outlined and detailed in the Master Services Agreement and SOW. All costs related to the pharmacy services provided by Epiq Scripts are listed as related party costs of revenues on our statement of operations.

On January 24, 2023, we entered into Consulting Agreements with four consultants to the Company: (1) Sultan Haroon; (2) John Helfrich; (3) Justin Baker; and (4) Maja Matthews, each of whom is also an employee of Epiq Scripts. Pursuant to the Consulting Agreements, the Consultants agreed to provide us services related to the research, development, packaging and marketing for additional pharmaceutical and other over-the-counter related products during the term of the agreement, which each have a term of 18 months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued an aggregate of 23,332 shares of common stock to the consultants as follows: (1) Sultan Haroon 10,000 shares of restricted common stock; (2) John Helfrich 1,667 shares of restricted common stock; (3) Justin Baker 1,667 shares of restricted common stock; and (4) Maja Matthews 10,000 shares of restricted common stock. The shares issued to Haroon and Matthews vest at the rate of 3,333 shares upon entry into the agreement, 3,333 shares upon the Company’s successful launch of a new product category, and 3,334 shares upon the Company’s successful launch of a second and additional new product category, in each case prior to the 18-month anniversary of the applicable agreement, all of which shares have vested to date The shares issued to Helfrich and Baker vest at the rate of 667 shares upon entry into the agreement, 500 shares upon the Company’s successful launch of a new product category, and 500 shares upon the Company’s successful launch of a second and additional new product category, in each case prior to the 18-month anniversary of the applicable agreement. Any shares not vested by the eighteen-month anniversary of the applicable agreement are forfeited. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $15.00 per share for a total of $350,000.

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On February 15, 2023, the 51% of Epiq Scripts then owned by American International was transferred to Mr. Cohen as part of an exchange transaction, whereby Mr. Cohen agreed to cancel his preferred stock of American International, which provided him voting control over American International, in exchange for among other assets, American International’s ownership of Epiq Scripts. As a result, Epiq Scripts is currently 51% owned by Mr. Cohen, our Chairman and Chief Executive Officer. Mr. Cohen has served as the co-Manager of Epiq Scripts since January 2022.

On September 15, 2023, we entered into a Consulting Agreement with Epiq Scripts. Pursuant to the Consulting Agreement, Epiq Scripts agreed to provide pharmacy consulting services in connection with the Company’s global expansion efforts, and as reasonably requested by the Company, during the term of the agreement, which is for five years, unless otherwise earlier terminated (a) due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof; (b) the mutual agreement of the parties; or (c) the date that Epiq Scripts provides the Company written notice of termination, which may be at any time and for any reason.

In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Epiq Scripts (1) a one-time payment of $65,000, payable within ten days of the entry into the agreement, which was timely paid; and (2) a set fee, payable for each prescription drug pill sold by the Company for cash, to the extent such pill must be prescribed by a medical doctor, or sold through retail pharmacies over the counter, in jurisdictions where a doctor’s prescription is not required for the sale of such drugs, and sold in a Territory (defined below), which consideration per pill decreases each year that the agreement is in effect, and is only payable for the first five years of the agreement.

The Consulting Agreement further provides that no payments are due for the sale of any prescription pills until the First Sale.

Future payments are also required to be offset equitably for any prescription pill sold which is later refunded, charged back, returned, or reimbursed to a purchaser.

The agreement includes customary representations of the parties, confidentiality and non-solicitation provisions, rights of Epiq Scripts to audit the sales of prescription pills, subject to certain limitations and requirements, and the requirement that the Company reimburse certain expenses of Epiq Scripts, subject to certain limitations and pre-approvals.

On September 15, 2023, we entered into a First Addendum to Master Services Agreement with Epiq Scripts. Pursuant to the First Amendment, the parties agreed to amend the MSA to include certain Right of first negotiation rights and right of first refusal rights (each as discussed below). Additionally, the First Amendment provides for certain rights to Epiq Scripts in the event that the Company seeks to obtain pharmaceutical services in connection with certain Company products in jurisdictions other than the United States, including, without limitation, Mexico and the United Kingdom, where Epiq Scripts does not currently maintain licenses or permits and/or to terminate Epiq Scripts’ rights to provide exclusive Pharmaceutical Services in any current state of the United States or Future Jurisdiction where Epiq Scripts may then be providing Pharmaceutical Services to the Company.

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Specifically, the parties agreed in the First Amendment that should the Company decide to transfer any services provided by Epiq Scripts in a Current Jurisdiction to another pharmaceutical service provider, the Company will be required to pay Epiq Scripts a fee of 1% of the total gross sales of all Prescription Products (defined below) by the Company resulting from the Transferred Services in the Current Jurisdiction, for a period of the lesser of (a) five (5) years from the date the Company transferred the Transferred Services; and (b) through the end of the term of the MSA (including where applicable, any renewal term)(the “Non-Use Fee”). The Non-Use Fee is payable monthly in arrears, for calendar quarters, by the 15th day following the end of each calendar quarter.

Notwithstanding the above, the Non-Use Fee shall not apply, and the Company shall not be obligated to pay any Non-Use Fee (a) in the event that the Transferred Services are provided directly by the Company or a majority-owned subsidiary of the Company; (b) in the event the Company decides to enter into an agreement with another pharmaceutical service provider to provide Pharmaceutical Services in a Future Jurisdiction; or (c) in connection with any services provided by any parties in any Future Jurisdictions.

The First Amendment also provides that until the fifth anniversary of the First Amendment, the Company shall notify Epiq Scripts in writing of any plans to (a) expand its need for pharmacy services outside of those contemplated by the MSA; (b) expand its need for pharmacy services into a new jurisdiction which Epiq Scripts does not then operate in (including, but not limited to new countries); or (c) begin providing pharmacy services internally (either through organic growth or acquisition). Thereafter Epiq Scripts has the right to provide the Company written notice of its intention to provide such services (as described in (a) or (b) above, whereafter the Company is required to discuss and negotiate such services in good faith with Epiq Scripts for a period of not less than 15 days). Otherwise, in the event of the occurrence of an event discussed in (c) above, the Company is required to discuss the possibility of Epiq Scripts either co-operating the pharmacy or providing management services to the Company in good faith for 15 days. In the event after such 15 day period, the Company and Epiq Scripts cannot come to a mutually agreeable agreement, the Company is under no further obligation regarding the matter set forth in the notice provided to Epiq Scripts.

Finally, the First Amendment includes a requirement whereby if Epiq Scripts receives notice of any proposed fundamental transaction involving Epiq Scripts or its assets, including any agreement, arrangement, offer or proposal (including a letter of intent, term sheet, form of definitive agreement or definitive agreement) for an asset sale or acquisition, merger, acquisition or sale of securities, or redemption or repurchase of securities, Epiq Scripts must provide the Company notice of such offer within three days, after which receipt the Company will have the right of first refusal for 30 days to become the purchaser in connection with the notified transaction, on the terms, and subject to the conditions, set forth in such notified offer and pursuant to the conditions of the First Amendment.

On January 30, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into two Assignment, Assumption and Novation Agreements with Epiq Scripts, LLC, which is 51% owned by Jacob Cohen, the Company’s Chief Executive Officer and Chairman, and the Chief Executive Officer and sole director of Mango & Peaches Corp., the Company’s current wholly-owned subsidiary (provided that the Company has agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of Mango & Peaches (representing 25.4% of Mango & Peaches’s outstanding shares of common stock); and (b) 100 shares of Series A Super Majority Voting Preferred Stock of Mango & Peaches, which will have the right to vote fifty-one percent (51%) of the total vote on all Mango & Peaches shareholder matters).

Pursuant to the Epiq Scripts Assignments, the Company assigned all of its rights under (1) a September 1, 2022, Master Services Agreement, as amended with Epiq Scripts; and (2) a September 15, 2023, Consulting Agreement with Epiq Scripts, to Mango & Peaches, Mango & Peaches agreed to take responsibility for all obligations thereunder, effective as of the assignment date, and Epiq Scripts agreed to novate the responsibility of the Company thereunder, effective as of the assignment date. Additionally, we agreed to indemnify Mango & Peaches for any liability under such agreements prior to the assignment date and Mango & Peaches agreed to indemnify us against any liability under such agreements after the assignment date.

During the years ended December 31, 2024 and 2023, the Company acquired computers and office equipment totaling $0 and $3,519, respectively. Depreciation for the years ended December 31, 2024 and 2023 was $2,256 and $28,752, respectively. On May 15, 2024, the Company disposed of $119,819 of equipment to Epiq Scripts. The equipment was sold for $65,000, realizing a loss on sale of assets of $18,387.

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Consulting Agreements with PHX

On September 6, 2022, we entered into a Consulting Agreement with PHX Global, LLC (“PHX”), which is owned by Peter “Casey” Jensen, who was a member of the Board of Directors of American International. Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 3,333 shares of restricted common stock.

On November 7, 2023, we renewed the Consulting Agreement with PHX. Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 13,333 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $7.05 per share for a total of $94,000.

On April 25, 2024, the Company amended its Consulting Agreement with PHX dated November 7, 2023 whereby the Company agreed to issue PHX an additional 13,333 shares of restricted common stock. The additional 13,333 shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan. The shares were valued at $4.20 per share for a total of $56,000.

On September 27, 2024, we extended a Consulting Agreement with PHX. Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for six months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 13,333 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $3.60 per share for a total of $48,000.

Greentree Service Agreements

On September 1, 2023, we entered into a service agreement with Greentree Financial Group, Inc. (“Greentree”). Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) bookkeeping services for the Company for the period from October 1, 2023 through September 30, 2024; (b) advice and assistance to the Company in connection with the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with US GAAP; (c) assistance to the Company with compliance filings for the quarters ended September 30, 2023, March 31, 2024, June 30, 2024 and the year ended December 31, 2023, including the structure and entries as well as assistance with US GAAP footnotes; (d) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the SEC; and (e) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, CPAs and transfer agent. Since February 2015, Mr. Eugene (Gene) M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022) has served as an Audit Manager for Greentree.

The Company agreed to issue Greentree 5,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before September 30, 2023; (b) $20,000 on or before March 31, 2024. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters. The shares were valued at $16.95 per share for a total of $84,750.

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On December 2, 2024, the Company entered into another service agreement with Greentree. The Company and Greentree were previously party to a service agreement which expired pursuant to its terms on September 30, 2024. Since February 2015, Mr. Eugene M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022), has served as Audit Manager for Greentree.

Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) assistance to the Company with compliance filings for the quarters ended March 31, 2025, June 30, 2025, September 30, 2025, and the year ended December 31, 2024, including the consolidation structure and entries as well as assistance with United States Generally Accepted Accounting Principles (“US GAAP”) footnotes; (b) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the Securities and Exchange Commission (the “SEC”); (c) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, certified public accountants and transfer agent; and (d) preparing and filing the Company’s tax returns with the Internal Revenue Service for the 2024 tax year.

The Company agreed to issue Greentree 40,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement (fully-earned upon issuance), and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before December 31, 2024; and (b) $20,000 on or before March 31, 2025. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company.

The Service Agreement continues in effect through October 15, 2025, but may be terminated earlier with 45 days’ notice from the Company to Greentree, provided that in the event the Company terminates the agreement prior to the end of the Term, the entire cash fee due during the term of the Service Agreement is immediately due and payable.

The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters.

Mango & Peaches Agreements

On December 13, 2024, the Company, entered into a Parent Subsidiary Contribution Agreement with Mango & Peaches, a then recently formed wholly-owned subsidiary of the Company. Pursuant to the Contribution Agreement, the Company contributed substantially all of its assets, including ownership of: (a) its 98% ownership of MangoRx Mexico S.A. de C.V., a Mexican Stock Company; and (b) its 100% ownership of MangoRx UK Limited, a company incorporated under the laws of the United Kingdom, to Mango & Peaches, in order to restructure the ownership and operations of the Company, better segregate such operations and liabilities and provided for the issuance of a portion of the capital of Mango & Peaches to Mr. Jacob Cohen, the Chief Executive Officer of the Company, as additional consideration to Mr. Cohen, as discussed in greater detail below under “Executive Compensation”-”Employment and Consulting Agreements”- “Jacob D. Cohen, Chief Executive Officer”, pursuant to which the Company agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of Mango & Peaches (representing 25.4% of Mango and Peaches’ then outstanding shares of common stock); and (b) 100 shares Series A Super Majority Voting Preferred Stock of Mango & Peaches, discussed in greater detail below, which issuances are subject to shareholder approval, which shareholder approval the Company expects to solicit from shareholders in the near future.

In consideration for the transfer of the assets, the Company received 4,999,999 shares of Mango & Peaches’ common stock, bringing its ownership to 5,000,000 shares of common stock of Mango & Peaches upon the closing of the Contribution Agreement.

Pursuant to the Contribution Agreement, Mango & Peaches assumed all of the liabilities of the Company relating to the Contributed Assets contributed, but none of the other liabilities of the Company and the Company agreed to indemnify Mango & Peaches against any damages relating to a breach of any representation or warranty of the Company in the Contribution Agreement, or any claim relating to the Contributed Assets, before the Contribution Effective Date; and Mango & Peaches agreed to indemnify the Company against any damages relating to a breach of any representation or warranty of Mango & Peaches in the Contribution Agreement, or any claim relating to the Contributed Assets, after the Contribution Effective Date. The Contribution Agreement and the contribution and assumption provided for therein was effective December 15, 2024.

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On January 9, 2025, Mango & Peaches filed a Certificate of Designations of Mango & Peaches Corp., establishing the designations, preferences, limitations, and relative rights of its Series A Super Majority Voting Preferred Stock, with the Secretary of State of Texas, which was filed by the Texas Secretary of State on January 15, 2025, effective January 9, 2025.

It is anticipated that the 100 designated shares of Series A Preferred Stock of Mango & Peaches will be issued to Jacob Cohen, the Chief Executive Officer of the Company, pursuant to the terms of his Amended and Restated Executive Employment Agreement with the Company as discussed above under “Executive Compensation”-”Employment and Consulting Agreements”- “Jacob D. Cohen, Chief Executive Officer”.

On April 24, 2025, we entered into a First Amendment to Amended and Restated Executive Employment Agreement with Jacob D. Cohen, our Chief Executive Officer (the “Amendment”).

The Amendment, which has an effective date of April 1, 2025, amended that prior Amended and Restated Executive Employment Agreement dated December 13, 2024, by and between the Company and Mr. Cohen, as amended to date (the “A&R Agreement”) to: (a) provide for Mr. Cohen to be paid a bonus of an additional 3,192,906 shares of Mango & Peaches Corp. (“M&P”), a subsidiary of the Company, common stock (the “M&P Stock”); (b) increase Mr. Cohen’s base yearly compensation to $420,000 per year (from $360,000 per year); (c) increase the monthly office allowance payable to Mr. Cohen to $10,000 (from $7,500); and (d) increase the monthly car allowance payable to Mr. Cohen to $5,000 per month (from $2,500).

Following the issuance of the M&P Stock and the 1,700,000 shares of M&P common stock which Mr. Cohen is due pursuant to the term of the A&R Agreement, which haven’t been issued to date, Mr. Cohen will own 49% of the outstanding common stock of M&P. Mr. Cohen is also due to be issued 100 shares of Series A Super Majority Voting Preferred Stock of M&P (described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 15, 2025), which have the right to vote fifty-one percent (51%) of the total vote on all M&P shareholder matters, voting separately as a class, which when issued will give Mr. Cohen voting control over M&P.

LT Global Agreement

On January 28, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into an LT Global Practice Management Service Agreement (the “LT Service Agreement”) with LT Global Practice Management (“LT Global”), which entity is owned by the wife of Mr. Jacob Cohen, the Company’s Chief Executive Officer and Chairman. Pursuant to the agreement, LT Global agreed to provide us virtual professionals at the rate of between $1,800 to $3,500 on a full-time basis per virtual professional. The agreement has a term beginning on January 15, 2025, and continuing until either party provides the other at least 30 days prior written notice. The agreement includes customary confidentiality requirements of the parties, indemnification requirements, and other provisions.

Related Party Loans and Advances

On December 10, 2021 and March 18, 2022, the Company received advances of $39,200 and $50,000, respectively, for a total of $89,200 from its previous majority shareholder, American International, in order to cover various general and administrative expenses. The amount owed to American International was $39,200 as of December 31, 2021. Imputed interest equal to 8% per annum, or $181, was recorded against the related party advance as of December 31, 2021. Other than the imputed interest discussed above, the advances bear no interest and are due on demand upon the Company’s ability to repay the advances from either future revenues or investment proceeds. Pursuant to the terms of the June 16, 2022, Securities Purchase Agreement discussed above, on June 16, 2022, Cohen Enterprises also acquired the right to be repaid the $89,200 advanced from American International to the Company. As of December 31, 2022, the total unpaid amount of the advance totaled $89,200 and as of December 31, 2024 and 2023, the amount had been repaid in full.

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On June 29, 2022, the Company received an advance of $25,000 from Cohen Enterprises in order to cover various general and administrative expenses. The Company repaid Cohen Enterprises $25,000 on August 18, 2022, bringing the total amount owed to Cohen Enterprises to $89,200 as of December 31, 2022. The Company paid Cohen Enterprises $89,200 on April 4, 2023, bringing the total amount owed to Cohen Enterprises to $0 as of December 31, 2023. The Company further recorded a credit of $6,473 towards imputed interest, as other income (previously calculated at a rate of 8% per annum) against the related party advances for the year ended December 31, 2023.

On March 1, 2024, the Company borrowed $37,500 from Ronin Equity Partners, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman. The amount borrowed is payable on demand and does not accrue interest.

On March 18, 2024, the Company borrowed $50,000 from Cohen Enterprises, Inc., which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman. The amount borrowed is payable on demand and does not accrue interest.

On April 1, 2024, the Company borrowed $100,000 from Cohen Enterprises, Inc., which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman. The amount borrowed is payable on demand and does not accrue interest.

On October 7, 2024, the Company repaid $37,500 that was borrowed from Ronin Equity Partners, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed did not accrue interest.

On October 18, 2024, the Company entered into a $150,000 promissory note (the “Cohen Note”) with Cohen Enterprises, Inc. to evidence, document and memorialize (a) $50,000 loaned to the Company from Cohen Enterprises on March 18, 2024, and (b) $100,000 loaned to the Company from Cohen Enterprises on April 1, 2024, which amounts previously accrued no interest and were due on demand. The Cohen Note in the principal amount of $150,000, accrues interest at the rate of 8% per annum (12% upon the occurrence of an event of default), with interest accruing monthly in arrears and payable at maturity or earlier acceleration. The Cohen Note is due upon the earlier of January 2, 2025, and upon acceleration by Cohen Enterprises pursuant to the terms thereof upon default, or automatically upon certain bankruptcy events occurring. The Cohen Note may be prepaid without penalty, is unsecured and contains customary representations and covenants of the Company. The note includes customary events of default, and allows Cohen Enterprises the right to accelerate the amount due under the note upon the occurrence of such event of default, subject to certain cure rights.

On December 13, 2024, Cohen Enterprises entered into a Note Purchase Agreement with Mill End Capital Ltd. Pursuant to the Note Purchase, Mill End purchased all of Cohen Enterprises rights under the Cohen Note, issued by the Company as borrower, to Cohen Enterprises, as lender, in the original amount of $150,000, in consideration for $150,000. The terms of the note remain unchanged, however, the note is no longer considered a related party note.

On January 15, 2025, the Company entered into a Debt Conversion Agreement with Mill End. Pursuant to the Debt Conversion Agreement, the Company and Mill End agreed to convert the entire $150,000 owed by the Company under the Promissory Note, into an aggregate of 100,000 shares of restricted common stock of the Company, based on an agreed conversion price of $1.50 per share.

Pursuant to the Debt Conversion Agreement, which included customary representations and warranties of the parties, Mill End agreed that the shares of common stock issuable in connection therewith were in full and complete satisfaction of amounts owed under the Converted Note.

The Company’s Chairman and Chief Executive Officer, Jacob D. Cohen, has made his personal credit card available for purchases on behalf of the Company to cover various general and administrative expenses. Mr. Cohen has been repaid a total of $1,153,674 as of May 27, 2025 for Company purchases made on his personal credit card.

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On May 2, 2025, the Company borrowed $100,000 from The Tiger Cub Trust, which trust is controlled by the Company’s Chief Executive Officer and Chairman, Jacob D. Cohen (“Tiger Cub”), and entered into a Promissory Note with Tiger Cub to evidence such loan. The Promissory Note has a principal balance of $100,000. The Promissory Note bears interest at a rate of 18% per annum, compounded monthly, and matures on the earliest of (i) May 2, 2026, (ii) acceleration upon an event of default at the option of the holder, or (iii) five business days following the closing of a qualified financing.

Review, Approval and Ratification of Related Party Transactions

Our Audit Committee is tasked with reviewing related party transactions to determine whether such transactions are fair to the Company and its shareholders. The Audit Committee of the Board of Directors of the Company will also review and approve any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”). The Audit Committee, in undertaking such review and will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction: (1) the fairness of the terms for the Company (including fairness from a financial point of view); (2) the materiality of the transaction; (3) bids / terms for such transaction from unrelated parties; (4) the structure of the transaction; (5) the policies, rules and regulations of the U.S. federal and state securities laws; (6) the policies of the Committee; and (7) interests of each related party in the transaction.

The Audit Committee will only approve a Related Party Transaction if the Audit Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Audit Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

In addition, our Code of Business Conduct and Ethics (described above under “Management-Code of Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

Director Independence

Our common stock is currently quoted on the Nasdaq Capital Market. Nasdaq requires that a majority of our Board of Directors be independent. Our Board of Directors has determined that each of Lorraine D’Alessio , Alex P. Hamilton and Dr. Kenny Myers is an independent director as defined under the Nasdaq rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

Furthermore, the Board has determined that each of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, is independent within the meaning of Nasdaq director independence standards applicable to members of such committees, as currently in effect.

The Compensation Committee members also qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders consists of those previously issued to the selling stockholders and those issuable to the selling stockholders upon conversion of the Series B Preferred Stock and the exercise of the Warrants. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interest in the common stock other than through a public sale.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on its ownership of the shares of common stock as of May 27, 2025.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered Hereby		Number of Shares of Common Stock Owned After Offering (1)%
Legend Consulting, LLC	139,333	139,333	(2)	-		*
Shawn Zarb	454,667	454,667	(3)	-		*
Undervalued Investor Media Inc.	69,667	69,667	(4)	-		*
Spartan Crest Capital Corp.	543,000	218,000	(5)	325,000	(13)	2.27
Indigo Capital LP	1,445,482	1,445,482	(6)	-		*
Abri Advisors, Ltd.	367,976	367,976	(7)	-		*
MAAB Global Ltd.	451,190	117,857	(8)	333,333	(14)	2.32
Clover Crest Bahamas Ltd.	412,500	412,500	(9)	-		*
IG Holdings, LLC	70,000	70,000	(10)	-		*
Joseph Fooks	155,555	155,555	(11)	-		*
The Tiger Cub Trust	605,000	605,000	(12)	-		*
Mill End Capital, Ltd	100,000	100,000	(15)	-		*
Outside The Box Capital, Inc.	68,181	68,181	(16)	-		*
Anita Rovazzi	37,500	37,500	(17)	-		*
Yuliana Ferreira Garcia	200,000	200,000	(18)	-		*
Total	5,120,051	4,461,718		658,333

* Less than 1.0%

(1)	This column assumes full exercise of the warrants and conversion of the notes and preferred stock owned by the Selling Stockholders for shares of common stock offered hereby and the subsequent sale of all such shares of common stock.
(2)	Consists of (i) 73,333 shares of Common Stock issuable upon conversion of 100 shares of Series B Preferred Stock with each share having a stated value of $1,100 and a conversion price of $1.50 per share; and (ii) 66,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. David Murtha holds voting and dispositive power over the shares held by Legend Consulting, LLC. The address of Legend Consulting, LLC is 2240 Village Walk Drive, #2315, Henderson, NV 89052.
(3)	Consists of (i) 256,667 shares of Common Stock previously issued upon conversion of Series B Preferred Stock at a conversion price of $1.50 per share; and (ii) 198,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. Shawn Zarb holds voting and dispositive power over the shares held by Shawn Zarb. The address of Shawn Zarb is 2680 Matheson Blvd, Suite 102, E Mississauga, Ontario L4W 5M2 Canada.
(4)	Consists of (i) 36,667 shares of Common Stock issuable upon conversion of 50 shares of Series B Preferred Stock with each share having a stated value of $1,100 and a conversion price of $1.50 per share; and (ii) 33,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. Kelvin Coelho holds voting and dispositive power over the shares held by Undervalued Investor Media Inc. The address of Undervalued Investor Media Inc. is 2202 Green Orchard Place, Oakville, Ontario, Canada L6H 4V4.

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(5)	Consists of (i) 20,000 shares of Common Stock previously issued upon conversion of Series B Preferred Stock at a conversion price of $1.50 per share; and (ii) 198,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. Steve Stathopoulos holds voting and dispositive power over the shares held by Spartan Crest Capital Corp. The address of Spartan Crest Capital Corp. is 21 Taylor Drive, Toronto, Ontario, Canada M4C 3B4.
(6)	Consists of (i) 366,667 shares of Common Stock issuable upon conversion of 500 shares of Series B Preferred Stock with each share having a stated value of $1,100 and a conversion price of $1.50 per share; (ii) 80,000 shares of Common Stock purchased at a price of $2.50 per share; (iii) 330,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share; (iv) 275,482 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.815 per share; and (v) 393,333 shares of Common Stock issuable upon conversion that $500,000 Amended and Restated Convertible Promissory Note dated May 27, 2025 with an effective date as of April 15, 2025 with a fixed conversion price of $1.50 per share. Christian Girodet holds voting and dispositive power over the shares held by Indigo Capital LP. The address of Indigo Capital LP is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands.
(7)	Consists of (i) 73,333 shares of Common Stock previously issued upon conversion of Series B Preferred Stock at a conversion price of $1.50 per share; and (ii) 294,643 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. Jeffrey Tirman holds voting and dispositive power over the shares held by Abri Advisors, Ltd. The address of Abri Advisors, Ltd is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
(8)	Consists of 117,857 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. Bruce Bent holds voting and dispositive power over the shares held by MAAB Global Ltd. The address of MAAB Global Ltd. is 34 Gibson Avenue, Toronto, Ontario Canada M5R 1T5.
(9)	Consists of 412,500 shares of Common Stock issuable upon exercise of warrants at an exercise price of $1.50 per share. Eric Strachan holds voting and dispositive power over the shares held by Clover Crest Bahamas Ltd. The address of Clover Crest Bahamas Ltd. is Greenway Corporate Centre Lyford Cay, Bahamas.
(10)	Consists of 70,000 shares of Common Stock purchased at a price of $1.50 per share. Cheryl Hintzen holds voting and dispositive power over the shares held by IG Holdings, LLC. The address of IG Holdings, LLC. is 1819 E. Morten Avenue, Suite 180, Phoenix, AZ 85020.
(11)	Consists of 155,555 shares of Common Stock purchased at a price of $2.25 per share. Joseph Fooks holds voting and dispositive power over the shares held by Joseph Fooks. The address of Joseph Fooks is 123 Dunblain Avenue, North York, Ontario, Canada M5M 2S4.
(12)	Shares issued to Jacob Cohen and transferred into the name of The Tiger Cub Trust, in which Mr. Cohen serves as the Trustee. Mr. Cohen is the Chairman and Chief Executive Officer of the Company. Jacob Cohen holds voting and dispositive power over the shares held by The Tiger Cub Trust. The address of The Tiger Cub Trust is 19 Ryddington Pl, Dallas, TX 75230.
(13)	Consists of 325,000 shares of Common Stock issued pursuant to that Consulting Agreement with Spartan Crest Capital on April 15, 2025. These 325,000 shares of Common Stock were issued under the Company’s 2022 Equity Incentive Plan.
(14)	Consists of 333,333 shares of Common Stock issued on April 2, 2025 in connection with the conversion of $500,000 of debt at a price of $1.50 per share. The purchased debt was previously owed to Barstool Sports, Inc. and purchased by MAAB Global, Ltd in January 2025.
(15)	Consists of 100,000 shares of Common Stock issued to Mill End Capital Ltd. pursuant to the conversion of a promissory note, originally dated December 13, 2024 and converted into shares of Common Stock on January 15, 2025 at a price of $1.50 per share. George Sandhu holds voting and dispositive power over the shares held by Mill End Capital, Ltd. The address of Mill End Capital, Ltd. is Trident Chambers, P.O. Box 146, Tortola, Road Town, VG1110, British Virgin Islands.

(16)	Consists of (i) 45,454 shares of Common Stock purchased at a price of $1.65 per share; and (ii) 22,727 shares of Common Stock issuable upon exercise of warrants at an exercise price of $3.00 per share. Kelvin Coelho holds voting and dispositive power over the shares held by Outside The Box Capital, Inc. The address of Outside The Box Capital, Inc. is 2202 Green Orchard Place, Oakville, Ontario, Canada L6H 4V4.
(17)	Consists of (i) 25,000 shares of Common Stock purchased at a price of $1.65 per share; and (ii) 12,500 shares of Common Stock issuable upon exercise of warrants at an exercise price of $3.00 per share. Anita Rovazzi holds voting and dispositive power over the shares held by Anita Rovazzi. The address of Anita Rovazzi is 151 Roxborough Street East, Toronto, Ontario, Canada, M4W 1V9.
(18)	Consists of 200,000 shares of Common Stock as previously issued to Spartan Crest Capital Corp. upon conversion of Series B Preferred Stock at a conversion price of $1.50 per share and subsequently transferred to Yuliana Ferreira Garcia in a private transaction. Yuliana Ferreira Garcia holds voting and dispositive power over the shares held by Yuliana Ferreira Garcia. The address of Yuliana Ferreira Garcia is 181 Bowie Ave, Toronto, Ontario Canada M6E 2R5.

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Each time a selling stockholder sells any shares of common stock offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling stockholder and the terms of the shares of common stock being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the selling stockholders offer or sell shares of common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus or a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the Mangoceuticals, Inc. Certificate of Formation, as amended and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Texas Business Organizations Code.

Authorized Capitalization

The total number of authorized shares of our common stock is 200,000,000 shares, $0.0001 par value per share. The total number of “blank check” authorized shares of our preferred stock is 10,000,000 shares, $0.0001 par value per share. There are 6,000 shares of Series B Preferred Stock authorized for issuance and, as of May 27, 2025, 682 shares of Series B Preferred Stock outstanding. There are 6,250,000 shares of Series C Preferred Stock authorized for issuance and, as of May 27, 2025, 980,000 shares of Series C Preferred Stock outstanding.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all shareholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders, unless otherwise required by applicable law. The election of directors is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the shareholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

No Preemptive, Conversion, or Redemption Rights. Holders of our outstanding common stock have no preemptive, conversion, or redemption rights. Shares of our common stock are not assessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

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Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority to issue undesignated shares of “blank check” preferred stock in one or more series and to fix the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of each such series, including, without limitation, dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and could, among other things, have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders.

There are 6,000 shares of Series B Preferred Stock authorized for issuance and 682 shares of Series B Preferred Stock outstanding. For a description of the Series B Preferred Stock’s rights, see the section entitled “Description of the Series B Convertible Preferred Stock” beginning on page 15 of this prospectus. There are 6,250,000 shares of Series C Preferred Stock authorized for issuance and 980,000 shares of Series C Preferred Stock outstanding. For a description of the Series C Preferred Stock’s rights, see the section entitled “Description of the 6% Series C Convertible Cumulative Preferred Stock” beginning on page 15 of this prospectus.

Business Combinations under Texas Law

A number of provisions of Texas law, our Certificate of Formation, as amended, and Bylaws could make it more difficult for the acquisition of our company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our Board of Directors.

Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”) provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder,” for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the Board of Directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

This law applies to Texas corporations which have more than 100 of record shareholders and which have not affirmatively elected to not be governed by such law, we do not have more than 100 record shareholders and are not considered an “issuing public corporation” for purposes of this law. Separately, we have elected in our Certificate of Formation, as amended, to not be governed by the Texas Business Corporation Law. Notwithstanding the above, the Texas Business Combination Law does not apply to the following:

●	the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

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●	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

●	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

As discussed above, our Certificate of Formation, as amended, contains a provision expressly providing that we are not subject to the Texas Business Combination Law.

Anti-Takeover Provisions of Our Charter Documents

Our Certificate of Formation, as amended, and Bylaws contain various provisions intended to promote the stability of our shareholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

●	Special Meetings of Shareholders - Our Bylaws provide that special meetings of the shareholders may only be called by our Chairman, our President, or upon written notice to our Board of Directors by our shareholders holding not less than 30% of our outstanding voting capital stock.

●	Bylaws - Our Bylaws may be amended by our Board of Directors alone.

●	Advance Notice Procedures - Our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders. At an annual meeting, our shareholders elect a Board of Directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our shareholders may transact only the business for the purposes specified in the notice of the meeting.

●	No cumulative voting - Our Certificate of Formation, as amended, and Bylaws do not include a provision for cumulative voting in the election of directors.

●	Vacancies - Our Bylaws provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum, and not by the shareholders.

●	Preferred Stock - Our Certificate of Formation, as amended, allows us to issue up to 10,000,000 shares of preferred stock. The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

●	Authorized but Unissued Shares - Our Board of Directors may cause us to issue our authorized but unissued shares of common stock in the future without shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

●	Action by Written Consent - Any action required or permitted to be taken by our common shareholders may be effected by written consent of the shareholders having not less than the minimum percentage of the vote required by the Texas Business Organizations Code for the proposed corporate action.

●	Majority Vote - Under the Texas Business Organizations Code, the affirmative vote of the holders of at least two-thirds of the outstanding voting shares is typically required to approve certain fundamental transactions, including amending a company’s Certificate of Formation, approving mergers and conversions, and winding up the corporation; however, in compliance with the Texas Business Organizations Code, our Certificate of Formation, as amended, provides that all such fundamental transactions may be approved by majority vote of shareholders.

Warrants and Options

As of May 27, 2025, we have options to purchase 60,000 shares of common stock outstanding, which have an exercise price of $16.50 per share and a term through September 1, 2027; options to purchase 83,333 shares of common stock outstanding, which have an exercise price of $4.80 per share and a term through December 28, 2028; options to purchase 13,333 shares of common stock outstanding, which have an exercise price of $5.50 per share and a term through July 12, 2027; warrants to purchase 65,033 shares of common stock outstanding, which have an exercise price of $15.00 per share and terms ending between August 16, 2027 and December 22, 2027; warrants to purchase 5,833 shares of common stock with an exercise price of $75.00 per share, which are exercisable until September 20, 2028; warrants to purchase 21,467 shares of common stock with an exercise price of $5.63 per share, which are exercisable until January 20, 2029, warrants to purchase 1,650,000 shares of common stock with an exercise price of $1.50 per share, which are exercisable between December 17, 2029 and January 05, 2030; warrants to purchase 35,227 shares of common stock with an exercise price of $3.00 per share, which are exercisable until May 22, 2028; and warrants to purchase 275,482 shares of common stock with an exercise price of $1.815 per share, which are exercisable until May 26, 2030.

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Limitations on Liability and Indemnification of Officers and Directors

As authorized by Chapter 8 of the Texas Business Organizations Code, we may indemnify our officers and directors (and our former officers and directors) against expenses incurred by such persons in connection with any (A) threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative; (B) an appeal of an action or proceeding described by (A); and (C) an inquiry or investigation that could lead to an action or proceeding described by (A), involving such persons in their capacities as officers and directors, if it is determined in accordance with the Texas Business Organizations Code that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Under Texas law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.

Additionally, our Bylaws (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Certificate of Formation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Listing

Our common stock trades on The Nasdaq Capital Market under the symbol “MGRX”. Trading of our common stock on The Nasdaq Capital Market began on March 21, 2023.

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Transfer Agent

The transfer agent for our common stock is ClearTrust, LLC located at 16540 Pointe Village Drive, Suite 210, Lutz, Florida, 33558.

SHARES ELIGIBLE FOR FUTURE SALE

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding, which will equal approximately 458,388 shares immediately after this offering, based on the number of shares of common stock outstanding as August 6, 2024. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock on the during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information about us.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR

NON-U.S. HOLDERS OF COMMON STOCK

The following are the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of common stock . You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock that is:

●	a nonresident alien individual;

●	a foreign corporation; or

●	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

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This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Dividends

As discussed under “Dividend Policy” above, we do not anticipate paying any cash dividends in the foreseeable future. In the event that we do make distributions of cash or other property, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock.

Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under a treaty.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Payments to certain foreign entities of dividends on common stock of a U.S. issuer are subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed regulations issued by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from any sale or disposition of common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on dividends on common stock.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock to be issued to permit the resale of these shares of common stock, after they are issued, by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. Any proceeds received by the Company from the sale of shares of common stock from the exercise of the Warrants will be used for general working capital. See section entitled “Use of Proceeds”. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the SEC;
●	agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling stockholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Lucosky Brookman LLP.

EXPERTS

The consolidated financial statements of Mangoceuticals, Inc. as of December 31, 2024 and December 31, 2023, and for the years then ended, incorporated by reference in this prospectus and registration statement have been audited by Turner, Stone & Company, L.L.P., Dallas, Texas, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding Mangoceuticals, Inc.’s ability to continue as a going concern.

149

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC (File No. 001-41615):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 15, 2025, January 21, 2025, January 31, 2025, February 7, 2025, February 12, 2025, February 12, 2025, February 19, 2025, March 19, 2025, March 25, 2025, March 28, 2025, April 2, 2025, April 8, 2025, April 11, 2025, April 17, 2025, April 25, 2025, May 6, 2025 and May 23, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 6, 2023.

●	Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Mangoceuticals, Inc.

Attn: Investor Relations

15110 N. Dallas Parkway, Suite 600

Dallas, Texas 75248

(214) 242-9619

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, and other information with the SEC. Our filings are also available to the public from the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement and those exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

150

4,461,718 Shares of Common Stock

Mangoceuticals, Inc.

PROSPECTUS

May [  ], 2025

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

	Amount to be Paid
SEC registration fee		$1,250.05
Legal fees and expenses
Accounting expenses
Total expenses	$

Item 14. Indemnification of Directors and Officers.

As authorized by Chapter 8 of the Texas Business Organizations Code, we may indemnify our officers and directors (and our former officers and directors) against expenses incurred by such persons in connection with any (A) threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative; (B) an appeal of an action or proceeding described by (A); and (C) an inquiry or investigation that could lead to an action or proceeding described by (A), involving such persons in their capacities as officers and directors, if it is determined in accordance with the Texas Business Organizations Code that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Under Texas law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.

Additionally, our Bylaws (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

II-1

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Certificate of Formation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On January 10, 2024, we renewed a Consulting Agreement with Luca Consulting, LLC (“Luca”), to provide certain management and consulting services to the Company during the term of the agreement, which is for three months unless otherwise earlier terminated due to breach of the agreement by either party. In consideration for agreeing to provide the services under the agreement, the Company issued 200,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement and to pay Luca $15,000 in cash, payable as follows: (a) $5,000 on the signing of the agreement; (b) $5,000 on the tenth of each month throughout the remainder of the agreement. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Luca and its affiliates with regard to certain matters. The shares were valued at $0.28 per share for a total of $56,000.

On January 11, 2024, we entered into a Consulting Agreement with First Level Capital (“First Level”), to provide certain management and consulting services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party. In consideration for agreeing to provide the services under the agreement, the Company issued an initial 250,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, an additional 250,000 shares of the Company’s restricted common stock before the end of the term of the agreement and to pay First Level $60,000 in cash, payable as follows: (a) $60,000 on the signing of the agreement; (b) $60,000 on the approval by the Company. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify First Level and its affiliates with regard to certain matters. The initial shares were valued at $0.28 per share for a total of $70,000.

On March 21, 2024, we entered into Amendment to the of January 10, 2024 consulting agreement with Luca Consulting, LLC (“Luca”) extending the agreement for an additional 6 months (the “Luca Amendment”). In consideration for entering into the Luca Amendment, the Company issued 500,000 shares of the Company’s restricted common stock upon the parties’ entry into the Luca Amendment and agreed to continue to pay Luca $5,000 in cash on the tenth of each month throughout the remainder of the agreement. The shares were valued at $0.1975 per share for a total of $98,750. The issuance described above was exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipient was (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

II-2

Effective on April 24, 2025, the Company entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”), with Smokeless Technology Corp. (“Smokeless”). Pursuant to the IP Purchase Agreement, we purchased certain intellectual property, contracts, and know-how owned by Smokeless related to certain intellectual property and related assets including, without limitation, all patents, trademarks, product formulations, know-how, agreements, contracts, contractor agreements, supply chain contracts, manufacturing contacts and agreements for the entrance into a new business involving and surrounding oral pouches as a delivery mechanism for nutritional and wellness products (collectively, the “Purchased IP”), in consideration for 1,600,000 shares of the Company’s restricted common stock (the “IP Purchase Shares”) and the Royalty Payments (defined and discussed below).

Pursuant to the IP Purchase Agreement, we agreed to pay Smokeless a royalty of ten percent (10%) of gross worldwide sales of any product we sell associated with the Purchased IP, which meets the following requirements: (a) the design of the product was not transferred or provided for purposes of providing a license to cover an offering of a third party and controlled by us, and (b) the product is sold by us, or in development with the intention to commercialize (collectively, “Mango Purchased IP Products”), which will go into effect on April 23, 2026 and are required to be paid in perpetuity to the extent the Mango Purchased IP Products are being sold (the “Royalty Payments”). The Royalty Payments are required to be paid on an annual basis, within 30 days after the end of the calendar year.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The IP Purchase Agreement, and the purchase of the Purchased IP, closed on April 24, 2025, upon the parties entry into the IP Purchase Agreement, and the IP Purchase Shares were issued on April 25, 2025.

Pursuant to the IP Purchase Agreement, we agreed to pay Smokeless a royalty of ten percent (10%) of gross w

On April 26, 2024, the Company partially closed the Second Closing, the Purchaser paid $150,000 to the Company and in consideration therefore the Company issued the Purchaser 150 shares of Series B Preferred Stock (the “First Second Closing Shares”).

On May 17, 2024, the Company closed the remaining portion of the Second Closing, the Purchaser paid $100,000 to the Company and in consideration therefore the Company issued the Purchaser 100 shares of Series B Preferred Stock (the “Second Closing Shares”, and together with the First Second Closing Shares, the “Second Closing Shares”).

On May 21, 2024, the Purchaser converted 50 shares of Series B Preferred Stock into 270,936 shares of Common Stock of the Company, pursuant to the terms of such Series B Preferred Stock.

On May 22, 2024, the Purchaser converted 155 shares of Series B Preferred Stock into 839,901 shares of Common Stock of the Company, pursuant to the terms of such Series B Preferred Stock.

On May 24, 2024, the Purchaser converted 150 shares of Series B Preferred Stock into 812,807 shares of Common Stock of the Company, pursuant to the terms of such Series B Preferred Stock.

On June 3, 2024, the Company issued 192,308 shares of restricted common stock to a third party consultant in consideration for professional relations services and consulting services agreed to be rendered to the Company pursuant to the agreement, which has a term through May 23, 2025. Additional compensation payable pursuant to the terms of the agreement include $15,000 in cash per month, and $50,000 of shares of common stock due after (a) the first six months and (b) first nine months of the term. All shares are earned upon issuance. The issuance of the shares of common stock to the consultant were, and will be, exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not/will not involve a public offering, the recipient took/will take the securities for investment and not resale, we took/will take appropriate measures to restrict transfer, and the recipient is an “accredited investor”. The securities are/will be subject to transfer restrictions, and the certificates or book-entry records evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

II-3

On the date of the Third Closing, the Company sold the Purchaser 750 shares of Series B Preferred Stock and the Warrants.

On July 8, 2024, the Purchaser converted 135 shares of Series B Preferred Stock into 536,682 shares of Common Stock of the Company, pursuant to the terms of such Series B Preferred Stock.

On July 25 2024, the Purchaser converted 10 shares of Series B Preferred Stock into 33,670 shares of Common Stock of the Company, pursuant to the terms of such Series B Preferred Stock.

On March 25, 2025, a holder of Series B Preferred Stock converted 116 shares an aggregate stated value of $127,600), into 85,067 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 25, 2025, a holder of Series B Preferred Stock converted 350 shares (with an aggregate stated value of $385,000), into 256,667 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 25, 2025, a holder of Series B Preferred Stock converted 146 shares (witan aggregate stated value of $160,600), into 107,067 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 26, 2025, a holder of Series B Preferred Stock converted 218 shares (with an aggregate stated value of $239,800), into 159,867 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 28, 2025, a holder of Mangoceuticals, Inc.’s (the “Company’s” and “our”) Series B Convertible Preferred Stock converted 260 shares of Series B Convertible Preferred Stock (with an aggregate stated value of $286,000), into 190,667 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 28, 2025, a holder of Series B Preferred Stock converted 74 shares (with an aggregate stated value of $81,400), into 54,267 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 28, 2025, a holder of Series B Preferred Stock converted 58 shares (with an aggregate stated value of $63,800), into 42,533 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On March 28, 2025, a holder of Series B Preferred Stock converted 350 shares (with an aggregate stated value of $385,000) into 256,666 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On April 2, 2025, MAAB Global Ltd. (“MAAB”), the holder of $500,000 of debt owed to MAAB from the Company, which amount was previously owed to Barstool Sports Inc., and subsequently purchased by MAAB in January 2025, was converted into 333,333 shares of the Company’s common stock, at a conversion price of $1.50 per share, pursuant to the terms of such debt, as amended on January 27, 2025.

On April 11, 2025, the Company issued 100 shares of Series B Preferred Stock for a purchase price of $100,000.

II-4

On April 28, 2025, a holder of Series B Preferred Stock converted 100 shares (with an aggregate stated value of $110,000), into 73,333 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On May 1, 2025, a holder of Series B Preferred Stock converted 100 shares (with an aggregate stated value of $330,000), into 220,000 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On May 5, 2025, the Company entered into a Compromise Settlement Agreement and Mutual Release (the “Settlement”) between the Company, Jacob D. Cohen, and 1800 Diagonal Lending, LLC (“1800 Diagonal”). Pursuant to the Settlement and in consideration for general releases of all parties, and the dismissal of a lawsuit with prejudice, pursuant to which 1800 Diagonal has made claims against the Company and Mr. Cohen, the Company agreed to issue 1800 Diagonal 62,500 shares of restricted common stock of the Company. The Settlement Agreement was entered into following a mediation between the parties.

For all conversion of Series B Preferred Stock described above, we claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for such issuances, as the securities were exchanged by us with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

All issuances described above other than conversions of Series B Preferred Stock were exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

II-5

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following documents are filed as exhibits to this registration statement.

EXHIBIT INDEX

		Filed/	Incorporated by Reference
Exhibit	Description of	Furnished			Filing	File
Number	Exhibit	Herewith	Form	Exhibit	Date	Number
3.1	Certificate of Formation of Mangoceuticals, Inc., filed with the Secretary of State of Texas on October 7, 2021		S-1	3.1	1/13/2023	333-269240
3.2	Certificate of Amendment to Certificate of Formation of Mangoceuticals, Inc., filed with the Secretary of State of Texas on April 15, 2022		S-1	3.2	1/13/2023	333-269240
3.3	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on March 28, 2024		10-K	3.3	4/1/2024	001-41615
3.4	Certificate of Correction to Certificate of Designations, Preferences and Rights of 6% Series C Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on April 29, 2024		8-K	3.1	5/2/2024	001-41615
3.5	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024		8-K	3.2	7/2/2024	001-41615
3.6	Bylaws of Mangoceuticals, Inc.		S-1	3.3	1/13/2023	333-269240
3.7	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on March 17, 2025		8-K	3.3	3/19/2025	001-41615
4.1	Common Stock Purchase Warrant granted to Boustead Securities, LLC evidencing the right to acquire 87,500 shares of common stock (dated March 23, 2023)		10-Q	4.1	5/10/2023	001-41615
4.2	Form of Common Stock Purchase Warrant (Investors - 2022 Private Placement)		S-1	4.2	1/13/2023	333-269240
4.3	Common Stock Purchase Warrant issued by Mangoceuticals, Inc. to Boustead Securities, LLC on December 19, 2023		8-K	4.1	12/19/2023	001-41615
4.4	Common Stock Purchase Warrant issued by Mangoceuticals, Inc. to Boustead Securities, LLC on January 22, 2024		8-K	4.1	1/22/2024	001-41615
4.5	Common Share Purchase Warrant dated April 4, 2024 (3,300,000 shares), granted to Platinum Point Capital LLC		8-K	4.1	4/11/2024	001-41615
4.6	Common Share Purchase Warrant dated June 28, 2024 (500,000 shares), granted to Platinum Point Capital LLC		8-K	4.1	7/2/2024	001-41615
4.7	Common Share Purchase Warrant dated June 28, 2024 (1,000,000 shares), granted to Platinum Point Capital LLC		8-K	4.2	7/2/2024	001-41615
5.1	Opinion of Lucosky Brookman LLP	X
10.1	Physician Services Agreement dated August 1, 2022, between Mangoceuticals, Inc. and BrighterMD, LLC dba Doctegrity		S-1	10.3£	1/13/2023	333-269240
10.2£	Master Services Agreement and Statement of Work dated September 1, 2022, and effective August 31, 2022, between Epiq Scripts, LLC and Mangoceuticals, Inc.		S-1	10.4£	1/13/2023	333-269240
10.3#	Executive Employment Agreement dated August 31, 2022, between Mangoceuticals, Inc. and Jacob D. Cohen		S-1	10.5#	1/13/2023	333-269240
10.4#	Mangoceuticals, Inc. 2022 Equity Incentive Plan		S-1	10.7#	1/13/2023	333-269240
10.5#	Stock Option Agreement dated August 31, 2022 between Mangoceuticals, Inc. and Jacob D. Cohen (750,000 option shares)		S-1	10.8#	1/13/2023	333-269240
10.6#	Stock Option Agreement dated August 31, 2022 between Mangoceuticals, Inc. and Jonathan Arango (500,000 option shares)		S-1	10.9#	1/13/2023	333-269240
10.7#	Offer Letter dated October 1, 2022 entered into between Mangoceuticals, Inc. and Eugene M. Johnston		S-1	10.15#	1/13/2023	333-269240

II-6

10.8#	Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated October 1, 2022 between Mangoceuticals, Inc. and Eugene M. Johnston	S-1	10.16#	1/13/2023	333-269240
10.9#	Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated October 14, 2022 between Mangoceuticals, Inc. and Dr. Kenny Myers	S-1	10.17#	1/13/2023	333-269240
10.10#	October 14, 2022 Offer Letter entered into between Mangoceuticals, Inc. and Dr. Kenny Myers	S-1	10.18#	1/13/2023	333-269240
10.11#	Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated October 14, 2022 between Mangoceuticals, Inc. and Alex P. Hamilton	S-1	10.19#	1/13/2023	333-269240
10.12#	October 14, 2022 Offer Letter entered into between Mangoceuticals, Inc. and Alex P. Hamilton	S-1	10.20#	1/13/2023	333-269240
10.13#	Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated October 14, 2022 between Mangoceuticals, Inc. and Lorraine D’Alessio	S-1	10.21#	1/13/2023	333-269240
10.14#	October 14, 2022 Offer Letter entered into between Mangoceuticals, Inc. and Dr. Lorraine D’Alessio	S-1	10.22#	1/13/2023	333-269240
10.15#	Consulting Agreement dated January 24, 2023, between Mangoceuticals, Inc. and Sultan Haroon	S-1/A	10.31#	1/26/2023	333-269240
10.16#	Consulting Agreement dated January 24, 2023, between Mangoceuticals, Inc. and John Helfrich	S-1/A	10.32#	1/26/2023	333-269240
10.17#	Consulting Agreement dated January 24, 2023, between Mangoceuticals, Inc. and Justin Baker	S-1/A	10.33#	1/26/2023	333-269240
10.18#	Consulting Agreement dated January 24, 2023, between Mangoceuticals, Inc. and Maja Matthews	S-1/A	10.34#	1/26/2023	333-269240
10.19#	Employment Agreement dated and effective May 1, 2023, by and between Mangoceuticals, Inc. and Amanda Hammer	8-K	10.1	5/4/2023	001-41615
10.20#	Stock Option Agreement dated May 1, 2023 between Mangoceuticals, Inc. and Amanda Hammer (150,000 option shares)	8-K	10.2	5/4/2023	001-41615
10.21	Service Agreement dated September 1, 2023, by and between Mangoceuticals, Inc. and Greentree Financial Group, Inc.	8-K	10.1	9/8/2023	001-41615
10.22£	Master Services Agreement and Statement of Work dated September 1, 2022, and effective August 31, 2022, between Epiq Scripts, LLC and Mangoceuticals, Inc.	8-K	10.2	9/21/2023	001-41615
10.23	First Addendum to Master Services Agreement dated September 15, 2023, by and between Mangoceuticals, Inc. and Epiq Scripts, LLC	8-K	10.3	9/21/2023	001-41615

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10.24#	Consulting Agreement dated and effective October 3, 2023, by and between Mangoceuticals, Inc. and Eugene M. Johnston		8-K	10.1	10/4/2023	001-41615
10.25#	Advisor Agreement dated November 1, 2023, between Mangoceuticals, Inc. and Dr. Douglas Christianson		S-1	10.43	12/11/2023	333-275993
10.26#	Notice of Restricted Stock Grant and Restricted Stock Grant Agreement dated November 1, 2023 between Mangoceuticals, Inc. and Dr. Douglas Christianson		S-1	10.44	12/11/2023	333-275993
10.27	Marketing Agreement dated December 10, 2023, by and between Mangoceuticals, Inc. and Marius Pharmaceuticals		8-K	10.1	12/11/2023	001-41615
10.28#	Mangoceuticals, Inc. 2022 Equity Incentive Plan Stock Option Agreement dated December 28, 2023 - Jacob Cohen - 1,250,000 shares		8-K	10.2	01/02/2024	001-41615
10.29#	First Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan		8-K	10.1	03/26/2024	001-41615
10.30#	Amended and Restated Mangoceuticals, Inc. 2022 Equity Incentive Plan		8-K	10.2	03/26/2024	001-41615
10.31	Securities Purchase Agreement dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC		8-K	10.1	4/11/2024	001-41615
10.32	Equity Purchase Agreement dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC		8-K	10.2	4/11/2024	001-41615
10.33	Registration Rights Agreement (SPA), dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC		8-K	10.3	4/11/2024	001-41615
10.34	Registration Rights Agreement (ELOC), dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC		8-K	10.4	4/11/2024	001-41615
10.35	Patent Purchase Agreement dated April 24, 2024, by and between Mangoceuticals, Inc., as purchaser and Intramont Technologies, Inc., as seller		8-K	10.1	4/25/2024	001-41615
10.36	Omnibus Amendment Agreement No. 1 dated June 27, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC		8-K	10.2	7/2/2024	001-41615
10.37	Master Distribution Agreement dated July 2, 2024 and entered into on July 9, 2024, by and between Mangoceuticals, Inc. and ISFLST, Inc. (ISFLST)		8-K	10.1	7/11/2024	001-41615
10.38	Second Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan		8-K	10.1	3/19/2025	001-41615
10.39	Master Distribution Agreement Navy Wharf Ltd.		8-K	10.1	3/25/2025	001-41615
10.40	Form of Securities Purchase Agreement April 11, 2025		8-K	10.1	4/17/2025	001-41615
10.41	Promissory Note April 15, 2025		8-K	10.2	4/17/2025	001-41615
10.42	Intellectual Property Purchase Agreement		8-K	10.1	4/25/2025	001-41615
10.43#	Consulting Agreement of April 24, 2025 Strengthen Solutions		8-K	10.2	4/25/2025	001-41615
10.44#	First Amendment to Amended and Restated Executive Employment Agreement Jacob Cohen		8-K	10.3	4/25/2025	001-41615
10.45	Mutual Rescission and Release Agreement dated May 22, 2025 and effective May 22, 2025, by and between Mangoceuticals, Inc. and ArcStone Securities and Investments Corp.		8-K	10.1	5/23/2025	001-41615
10.46	Mutual Rescission and Release Agreement dated May 22, 2025 and effective May 22, 2025, by and between Mangoceuticals, Inc. and Smokeless Technology Corp.		8-K	10.2	5/23/2025	001-41615
10.47	Mutual Rescission and Release Agreement dated May 22, 2025 and effective May 22, 2025, by and between Mangoceuticals, Inc. and Strategem Solutions Inc.		8-K	10.3	5/23/2025	001-41615
21.1	Subsidiaries		10-K	21.1	4/1/2024	001-41615
23.1	Consent of Turner, Stone & Company, L.L.P.	X
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page)	X
107	Filing Fee Table	X

# Indicates management contract or compensatory plan or arrangement.

£ Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the Registrant customarily and actually treats as private or confidential, and have been marked with “[***]” to indicate where omissions have been made. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on May 30, 2025.

MANGOCEUTICALS, INC.

By:	/s/ Jacob D. Cohen
Name:	Jacob D. Cohen
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jacob D. Cohen and Eugene M. Johnston, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

NAME	POSITION	DATE

/s/ Jacob D. Cohen	Chairman and Chief Executive Officer	May 30, 2025
Jacob D. Cohen	(Principal Executive Officer)

/s/ Eugene M. Johnston	Chief Financial Officer	May 30, 2025
Eugene M. Johnston	(Principal Financial and Accounting Officer)

/s/ Antonios “Tony” Isaac	Director	May 30, 2025
Antonios “Tony” Isaac

/s/ Alex P. Hamilton	Director	May 30, 2025
Alex P. Hamilton

/s/ Kenny Myers	Director	May 30, 2025
Dr. Kenny Myers

/s/ Lorraine D’Alessio	Director	May 30, 2025
Lorraine D’Alessio

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